As filed with the Securities and Exchange Commission on April 17, 2001
                                                      Registration No. 333-20345


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 5


                                    FORM S-2

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FIRST FORTIS LIFE INSURANCE COMPANY
            ------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


                                    New York
           -------------------------------------------------------------
            (State or other jurisdiction of incorporation or organization)


                                       63
             ---------------------------------------------------------
               (Primary Standard Industrial Classification Code Number)


                                   13-2699219
                       -------------------------------------
                      (I.R.S. Employer Identification No.)


                           308 Maltbie Street, Suite 200
                            Syracuse, New York 13204
                                  315-451-0066
      --------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           David A. Peterson, Esquire
                                 P. O. Box 64284
                           Saint Paul, Minnesota 55164
                                  651-738-5080
       ------------------------------------------------------------------
       (Name, address including zip code, and telephone number, including area code, of agent for service)



Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:
                              /X/
                              ---
                      -----------------------------------------



                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------

Title of each                        Proposed          Proposed maximum
class of securities    Amount to be  maximum offering  aggregate         Amount of
to be registered       registered    price per unit    offering price    registration fee

------------------------------------------------------------------------------------------
Interests under        *              *                None registered herewith.
flexible premium
deferred fixed
annuity contracts

---------------------


* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these securities are not issued in predetermined amounts or units.

                       FIRST FORTIS LIFE INSURANCE COMPANY

                              Cross-Reference Sheet
                           Pursuant to Regulation S-K
                                   Item 501(b)


Form S-1 Item Number               Prospectus Caption
--------------------               --------------------
1.   Forepart of the               Cover Page; Table of Contents;
     Registration Statement        Distribution and Servicing
     and Outside Front
     Cover Page of Prospectus

2.   Inside Front and Back         Other Information; Reports
     Cover Pages of Prospectus

3.   Summary Information, Risk     Summary of Contract Features
     Factors and Ratio of          or, as to ratio of earnings to
     Earnings to Fixed Charges     fixed charges, Not Applicable

4.   Use of Proceeds               The Variable Account; The
                                   Portfolios; The Fixed Account

5.   Determination of Offering     Not Applicable
     Price

6.   Dilution                      Not Applicable

7.   Selling Security Holders      None

8.   Plan of Distribution          Distribution and Servicing

9.   Description of Securities     Cover Page; The Variable
     to be Registered              Account; The Portfolios; The
                                   Fixed Account; Accumulation
                                   Period; Charges and
                                   Deductions; General Provisions

10.  Interests of Named            Legal Matters
     Experts and Counsel

11.  Information with Respect      First Fortis Life Insurance
     to the Registrant             Company; Further Information
                                   About First Fortis; Financial
                                   Statements; Distribution and
                                   Servicing



12.  Disclosure of Commission      Not Applicable
     Position on
     Indemnification
     for Securities Act
     Liabilities


PROSPECTUS DATED

May 1, 2001

[FORTIS SOLID PARTNERS, FLEXIBLE SOLUTIONS(SM) LOGO]

FIRST FORTIS LIFE INSURANCE COMPANY

MAILING ADDRESS:          STREET ADDRESS:                     PHONE: 1-800-591-7333
P.O. BOX 3249             308 MALTBIE STREET
SYRACUSE, NEW YORK 13220  SYRACUSE, NY 13204

This prospectus describes interests under flexible premium deferred combination variable and fixed annuity contracts issued by Fortis Life Insurance Company ("First Fortis").

These contracts allow you to accumulate funds on a tax-deferred basis. You may elect a guaranteed interest accumulation option through a fixed account or a variable return accumulation option through a variable account or a combination of these two options. Under the guaranteed interest accumulation option, you can choose among ten different guarantee periods, each of which has its own interest rate which is guaranteed for the entire guarantee period.

Under the variable return accumulation option, you can choose among the following investment portfolios:



Alliance Money Market             MFS Emerging Growth Series
Portfolio                         MFS High Income Series
Alliance International            MFS Global Governments Series
Portfolio                         Montgomery Emerging Markets Fund
Alliance Premier Growth           Montgomery Growth Fund
Portfolio                         Neuberger & Berman Limited Maturity Bond Portfolio
American Century VP Balanced      Neuberger & Berman Partners Portfolio
Fund                              Pilgrim Natural Resources Trust
American Century VP Capital       SAFECO Equity Portfolio
  Appreciation Fund               SAFECO Opportunities Portfolio
Federated High Income Bond        Strong Discovery Fund II
  Fund II                         Strong International Stock Fund II
Federated Utility Fund II         Van Eck Worldwide Bond Fund
Federated American Leaders        Van Eck Worldwide Hard Assets Fund
Fund II
Federated Fund for U.S.
Government
  Securities II
Fortis S&P 500 Index Series
INVESCO Equity Income Fund
INVESCO Health Sciences Fund
INVESCO Technology Fund



In addition to the portfolios described above, contract holders who purchased their contract prior to January 1, 1999 who as of that date had contract value allocated to the Pilgrim Emerging Markets Fund (formerly known as Lexington Emerging Markets fund) may make additional purchase payment allocations to that portfolio as well as reallocating contract value to that portfolio.


The accompanying prospectuses for these investment portfolios describe the investment objectives, policies and risks of each of the portfolios.

This prospectus gives you information about the contracts that you should know before investing. This prospectus must be accompanied by a current prospectus of the available investment portfolios. These prospectuses should be read carefully and kept for future reference.


A Statement of Additional Information, dated May 1, 2001, about certain aspects of the contracts has been filed with the Securities and Exchange Commission and is available without charge from First Fortis at the address and phone number printed above. The Table of Contents for the Statement of Additional Information appears on page 22 of this prospectus.


THESE CONTRACTS ARE NOT OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, CREDIT UNION, BROKER-DEALER OR OTHER FINANCIAL INSTITUTION. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. THEY INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[FORTIS LOGO] and Fortis(SM) are registered servicemarks of Fortis (NL) N.V. and Fortis (B).

TABLE OF CONTENTS


                                                                PAGE
Special Terms Used in this Prospectus.......................      3
Information Concerning Fees and Charges.....................      4
Summary of Contract Features................................      6
First Fortis Life Insurance Company.........................      8
The Variable Account........................................      9
The Portfolios..............................................      9
The Fixed Account...........................................      9
     - Guaranteed Interest Rates/Guarantee Periods..........      9
     - Market Value Adjustment..............................     10
     - Investments by First Fortis..........................     10
Accumulation Period.........................................     11
     - Issuance of a Contract and Purchase Payments.........     11
     - Contract Value.......................................     11
     - Allocation of Purchase Payments and Contract Value...     12
     - Total and Partial Surrenders.........................     13
     - Telephone Transactions...............................     13
     - Benefit Payable on Death of Contract Owner or
      Annuitant.............................................     13
The Annuity Period..........................................     14
     - Annuity Commencement Date............................     14
     - Commencement of Annuity Payments.....................     14
     - Relationship Between Subaccount Investment
      Performance and Amount of Variable Annuity Payments...     14
     - Annuity Options......................................     14
     - Death of Annuitant or Other Payee....................     15
Charges and Deductions......................................     15
     - Premium Taxes........................................     15
     - Charges Against the Variable Account.................     15
     - Annual Administrative Charge.........................     15
     - Tax Charge...........................................     16
     - Miscellaneous........................................     16
General Provisions..........................................     16
     - The Contracts........................................     16
     - Postponement of Payments.............................     16
     - Misstatement of Age or Sex and Other Errors..........     16
     - Assignment...........................................     16
     - Beneficiary..........................................     16
     - Reports..............................................     17
Rights Reserved by First Fortis.............................     17
Distribution................................................     17
Federal Tax Matters.........................................     17
Further Information About First Fortis......................     19
     - General..............................................     19
     - Ownership of Securities..............................     19
     - Selected Financial Data..............................     20
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     20
Voting Privileges...........................................     22
     - Other Information....................................     22
Contents of Statement of Additional Information.............     22
First Fortis Financial Statements...........................     22
Appendix A--Sample Market Value Adjustment Calculations.....    A-1
Appendix B--Explanation Of Expense Calculations.............    B-1
Appendix C--Participating Funds.............................    C-1


THE CONTRACTS ARE NOT AVAILABLE IN ALL STATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. FIRST FORTIS DOES NOT AUTHORIZE ANY INFORMATION OR REPRESENTATION REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS WHICH IS NOT INCLUDED IN THIS PROSPECTUS, THE RELATED STATEMENT OF ADDITIONAL INFORMATION, OR ANY SUPPLEMENTS THERETO OR IN ANY SUPPLEMENTAL SALES MATERIAL AUTHORIZED BY FIRST FORTIS.

SPECIAL TERMS USED IN THIS PROSPECTUS

Accumulation PeriodThe time period under a contract between the contract issue date and the annuity commencement date.

Accumulation Unit  A unit of measure used to calculate the contract owners'
                   interest in the Variable Account during the Accumulation Period.

Annuitant          A person during whose life annuity payments are to be made by
                   First Fortis under the contract.

Annuity Period     The time period following the Accumulation Period, during
                   which annuity payments are made by First Fortis.

Annuity Unit       A unit of measurement used to calculate variable annuity
                   payments.

Fixed Annuity Option
                   An annuity option under which First Fortis promises to pay the Annuitant or any other payee that you designate one or more fixed payments.

Market Value Adjustment
                   Positive or negative adjustment in fixed account value that we make if such value is paid out more than fifteen days before or after the end of a guarantee period in which it was being held.

Non-Qualified Contracts
                   Contracts that do not qualify for the special federal income tax treatment applicable in connection with certain retirement plans.

Qualified ContractsContracts that are qualified for the special federal income tax treatment applicable in connection with certain retirement plans.

Valuation Date     All business days except, with respect to any subaccount,
                   days on which the related portfolio does not value its shares. Generally, the portfolios value their shares on each day the New York Stock Exchange is open.

Valuation Period   The period that starts at the close of regular trading on the
                   New York Stock Exchange on a Valuation Date and ends at the close of regular trading on the exchange on the next succeeding Valuation Date.

Variable Account   The segregated asset account referred to as Variable Account
                   A of First Fortis Life Insurance Company established to receive and invest purchase payments under contracts.

Variable Annuity Option
                   An annuity option under which First Fortis promises to pay the Annuitant or any other payee chosen by you one or more payments which vary in amount in accordance with the net investment experience of the subaccounts selected by the Annuitant.

INFORMATION CONCERNING FEES AND CHARGES

CONTRACT OWNER TRANSACTION CHARGES


      Front-End Sales Charge Imposed on Purchases.................      0%
      Maximum Surrender Charge for Sales Expenses.................      0%
      Other Surrender Fees........................................      0%
      Exchange Fee................................................      0%
ANNUAL CONTRACT ADMINISTRATION CHARGE.............................    $30(1)
VARIABLE ACCOUNT ANNUAL EXPENSES
  (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)
      Mortality and Expense Risk Charge...........................    .45%
      Variable Account Administrative Charge......................      0%
                                                                      ---
      Total Variable Account Annual Expenses......................    .45%


------------------------------

(1)This charge, which is otherwise applied at each contract anniversary and total surrender of the contract, will not be charged during the Accumulation Period if the contract value as of such anniversary or surrender is $50,000 or more. Currently, Fortis Benefits waives this charge during the Annuity Period.


MARKET VALUE ADJUSTMENT WITH RESPECT TO FIXED ACCOUNT

Surrenders and other withdrawals from the fixed account more than fifteen days from the end of a guarantee period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the fixed account value. We compute this adjustment according to a formula that we describe in more detail under "Market Value Adjustment."

PORTFOLIO ANNUAL EXPENSES(a)(b)


                                                                                               TOTAL PORTFOLIO
                                                                  INVESTMENT                  OPERATING EXPENSES
                                                                 ADVISORY AND      OTHER       (*AFTER EXPENSE
                                                                MANAGEMENT FEE    EXPENSES    REIMBURSEMENT)(A)
                                                                --------------    --------    ------------------
Alliance Money Market Portfolio.............................        0.50%          0.17%            0.67%
Alliance International Portfolio............................        0.69%          0.26%            0.95%
Alliance Premier Growth Portfolio...........................        1.00%          0.04%            1.04%
American Century VP Balanced Fund...........................        0.90%          0.00%            0.90%
American Century VP Capital Appreciation Fund...............        0.98%          0.00%            0.98%
Federated High Income Bond Fund II..........................        0.60%          0.16%            0.76%
Federated Utility Fund II...................................        0.75%          0.16%            0.91%
Federated American Leaders Fund II..........................        0.75%          0.12%            0.87%
Federated Fund for U.S. Government Securities II............        0.60%          0.24%            0.84%
Fortis S&P 500 Index Series.................................        0.40%          0.05%            0.45%
INVESCO Equity Income Fund..................................        0.75%          0.33%            1.08%
INVESCO Health Sciences Fund................................        0.75%          0.32%            1.07%
INVESCO Technology Fund.....................................        0.72%          0.30%            1.02%
MFS Emerging Growth Series..................................        0.75%          0.10%            0.85%
MFS High Income Series......................................        0.75%          0.16%            0.91%
MFS Global Governments Series...............................        0.75%          0.16%            0.91%
Montgomery Emerging Markets Fund............................        1.25%          0.56%            1.81%
Montgomery Growth Fund......................................        0.82%          0.44%            1.26%
Neuberger & Berman Limited Maturity Bond Portfolio..........        0.76%          0.11%            0.87%
Neuberger & Berman Partners Portfolio.......................        0.82%          0.10%            0.92%
Pilgrim Natural Resources Trust.............................        1.00%          0.66%            1.66%
SAFECO Equity Portfolio.....................................        0.74%          0.04%            0.78%
SAFECO Growth Opportunities.................................        0.74%          0.03%            0.77%
Strong Discovery Fund.......................................        1.00%          0.22%            1.22%
Strong International Stock Fund.............................        1.00%          0.16%            1.16%
Van Eck Worldwide Bond Fund.................................        1.00%          0.15%            1.15%
Van Eck Worldwide Hard Assets Fund..........................        1.00%          0.14%            1.14%


------------------------------

(a)As a percentage of Portfolio average net assets based on historical data for the fiscal year ended December 31, 2000. In the absence of expense and fee waivers or expense reimbursements by the Portfolio investment advisor, the total expenses of the following Portfolios would have been as hereafter indicated rather than as listed above: Alliance International
   Portfolio -- 1.34%; Federated American Leaders Fund II -- 1.12%; Federated Utility Fund II -- 1.16%; Federated High Income Fund II -- 1.01%; Federated Fund for U.S. Government Securities II -- 1.09%; MFS High Income
   Series -- 0.99%; MFS Global Governments Series -- 1.07%; Montgomery Growth Fund -- 2.41%; Strong Discovery Fund -- 1.25%; Strong International Stock Fund -- 1.58%; Van Eck Worldwide Bond Fund -- 1.21%; Van Eck Worldwide Hard Assets Fund -- 1.16%.


(b) Certain of the unaffiliated investment advisers of the portfolios reimburse First Fortis for costs incurred in connection with administering the portfolios as variable funding options by payment of an amount based on assets in the portfolios attributable to the contracts. These amounts are not charged to the portfolios or the holders of the contracts.

EXAMPLES*

If you commence an annuity payment option, or whether you do or do not surrender your contract or commence an annuity payment option, you would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return on assets:


IF ALL AMOUNTS ARE INVESTED IN ONE PORTFOLIO:                   1 YEAR    3 YEARS    5 YEARS    10 YEARS
---------------------------------------------                   ------    -------    -------    --------
Alliance Money Market.......................................     $11        $36       $ 62        $136
Alliance International......................................      14         44         76         167
Alliance Premier Growth.....................................      15         47         81         177
American Century Balanced...................................      14         43         74         162
American Century Cap Appreciation...........................      15         46         79         173
Federated High Income Bond..................................      12         38         66         146
Federated Utility...........................................      14         43         74         163
Federated American Leaders..................................      13         42         72         158
Federated Fund for US Gov't Securities I....................      13         41         71         155
Fortis S&P 500 Index........................................       9         29         50         111
INVESCO Health Services Fund................................      16         48         83         181
INVESCO Equity Income Fund..................................      15         48         83         180
INVESCO Technology Fund.....................................      15         46         80         175
MFS Emerging Growth.........................................      13         41         71         156
MFS High Income.............................................      14         43         74         163
MFS Global Governments Series...............................      14         43         74         163
Montgomery Emerging Markets.................................      23         70        120         258
Montgomery Growth...........................................      17         54         92         201
Neuberger & Berman Partners Fund............................      13         42         72         158
Neuberger & Berman Maturity Bond Fund.......................      14         43         75         164
Pilgrim Natural Resources Trust.............................      21         66        113         243
SAFECO Growth Opportunities.................................      13         39         67         148
SAFECO Equity...............................................      12         39         67         147
Strong Discovery............................................      17         52         90         197
Strong International........................................      16         51         87         190
Van Eck Worldwide Bond......................................      16         50         87         189
Van Eck Worldwide Hard Assets Fund..........................      16         50         86         188


------------------------------

* For purposes of these examples, the effect of the annual contract administration charge has been computed based on the average total contract value during the year ended December 31, 2000 of similar contracts issued by an affiliated company and the total actual amount of annual contract administration charges collected during the year on those contracts. For the purpose of these examples, portfolio annual expenses are assumed to continue at the rates set forth in the table above.


THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
                         ------------------------------

We have included the foregoing tables and examples to help you understand the transaction and operating expenses we directly or indirectly impose under the contracts and under the portfolios. We will also deduct amounts for state premium taxes or similar assessments where these deductions are applicable.

See Appendix B for an explanation of the calculation of the amounts set forth above.

SUMMARY OF CONTRACT FEATURES

The following summary should be read in conjunction with the detailed information in this prospectus.

The contracts are designed to provide individuals with retirement benefits through the accumulation of purchase payments on a fixed or variable basis, and by the application of such accumulations to provide fixed or variable annuity payments.

"We," "our," and "us" mean First Fortis Life Insurance Company. "You" and "your" mean a reader of this prospectus who is contemplating making purchase payments or taking any other action in connection with a contract.

Depending on the state that you live in, the contract that is issued to you may be as a part of a group contract or as an individual contract. Participation in a group contract will be evidenced by the issuance of a certificate showing your interest under the group contract. In other states, an individual contract will be issued to you. Both the certificate and the contract are referred to as a "contract" in this prospectus.

FREE LOOK

You have the right to examine a contract during a "free look" period after you receive the contract and return it for a refund of the amount of the then current contract value. However, in certain states where required by state law the refund will be in the amount of all purchase payments that have been made, without interest or appreciation or depreciation. The "free look" period is generally 10 days unless a longer time is specified on the face page of your contract.

PURCHASE PAYMENTS

The initial purchase payment under a contract must be at least $5,000 ($2,000 for a contract which is part of a qualified plan). Additional purchase payments under a contract must be at least $50. See "Issuance of a Contract and Purchase Payments."

ALLOCATION OF PURCHASE PAYMENTS

On the date that the contract is issued, except as hereafter explained, the initial purchase payment is allocated, as specified by you in the contract application, among one or more of the portfolios, or to one or more of the guarantee periods in the fixed account, or to a combination thereof. Subsequent purchase payments are allocated in the same way, or pursuant to different allocation percentages that the you may request in writing.

VARIABLE ACCOUNT INVESTMENT OPTIONS

Each of the subaccounts of the Variable Account invests in shares of a portfolio. Contract value in each of the subaccounts of the Variable Account will vary to reflect the investment experience of each of the corresponding portfolios, as well as deductions for certain charges.

Each portfolio has a separate and distinct investment objective. A full description of the portfolios and their investment objectives, policies, risks and expenses can be found in the current prospectus for the portfolios, which accompanies this prospectus, and the Statement of Additional Information for the portfolio which is available upon request.

FIXED ACCOUNT INVESTMENT OPTIONS

Any amount allocated by the owner to the fixed account earns a guaranteed interest rate. The level of the guaranteed interest rate depends on the length of the guarantee period selected by the owner. We currently make available ten different guarantee periods, ranging from one to ten years.

If amounts are transferred, surrendered or otherwise paid out more than fifteen days before or after the end of the applicable guarantee period, a Market Value Adjustment will be applied to increase or decrease the amount that is paid out. Accordingly, the Market Value Adjustment can result in gains or losses to you.

For a more complete discussion of the fixed account investment options and the Market Value Adjustment, see "The Fixed Account."

TRANSFERS

During the Accumulation Period, you can transfer all or part of your contract value from one subaccount to another or into the fixed account and, subject to any Market Value Adjustment, from one guarantee period of the fixed account to another or into a subaccount. There is currently no charge for these transfers. We reserve the right to restrict the frequency of or otherwise condition, terminate, or impose charges upon, transfers from a subaccount during the Accumulation Period. During the Annuity Period the person receiving annuity payments may make up to four transfers (but not from a Fixed Annuity Option) during each year of the Annuity Period. For a description of certain limitations on transfer rights, see "Allocations of Purchase Payments and Contract Value--Transfers."

TOTAL OR PARTIAL SURRENDERS

Subject to certain conditions, all or part of the contract value may be surrendered by you before the earlier of (1) the Annuitant's death or (2) the annuity commencement date. Amounts surrendered from the fixed account may be subject to a Market Value Adjustment. See "Total and Partial Surrenders" and "Market Value Adjustment." Particular attention should be paid to the tax implications of any surrender, including possible penalties for premature distributions. See "Federal Tax Matters."

CHARGES AND DEDUCTIONS

We deduct daily charges at a rate of .45 % per annum of the value of the average net assets in the Variable Account for the mortality and expense risks we assume. There is also an annual administrative charge each year for contract administration and maintenance. This charge is $30 per year (subject to any applicable state law limitations) and is deducted on each anniversary of the contract issue date and upon total surrender of the contract. Also, there may be state premium tax charges deducted from your contract value. See "Charges and Deductions."

ANNUITY PAYMENTS

The contract provides several types of annuity benefits to you or other persons you properly designate to receive such payments, including Fixed and Variable Annuity Options. The owner has considerable flexibility in choosing the annuity commencement date. However, the tax implications of an annuity commencement date must be carefully considered, including the possibility of penalties for commencing benefits either too soon or too late.

See "Annuity Commencement Date," "Annuity Options" and "Federal Tax Matters" in this prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information.

DEATH BENEFIT

In the event that the contract owner or the Annuitant dies prior to the annuity commencement date, a death benefit is payable to the beneficiary. See "Benefit Payable on Death of Contract Owner (or Annuitant)."

LIMITATIONS IMPOSED BY RETIREMENT PLANS AND EMPLOYERS

Certain rights you would otherwise have under a contract may be limited by the terms of any applicable employee benefit plan. These limitations may restrict such things as total and partial surrenders, the amount or timing of purchase payments that may be made, when annuity payments must start and the type of annuity options that may be selected. Accordingly, you should familiarize yourself with these and all other aspects of any retirement plan in connection with which a contract is issued.

The record owner of the group variable annuity contract pursuant to which contracts may be issued will be a bank trustee whose sole function is to hold record ownership of the contract or an employer (or the employer's designee) in connection with an employee benefit plan. In the latter cases, certain rights that an owner otherwise would have under a contract may be reserved instead by the employer.

TAX IMPLICATIONS

The tax implications for you or any other persons who may receive payments under a contract, and those of any related employee benefit plan can be quite important. A brief discussion of some of these is set out under "Federal Tax Matters" in this prospectus and "Taxation Under Certain Retirement Plans" in the Statement of Additional Information, but such discussion is not comprehensive. Therefore, you should consider these matters carefully and consult a qualified tax adviser before making purchase payments or taking any other action in connection with a contract or any related employee benefit plan. Failure to do so could result in serious adverse tax consequences which might otherwise have been avoided.

QUESTIONS AND OTHER COMMUNICATIONS

Any question about procedures of the contract should be directed to your sales representative, or First Fortis' home office: P.O. Box 3249, Syracuse, NY 13220; 1-800-591-7333. Purchase payments and written requests should be mailed or delivered to the same home office address. All communications should include the contract number, the owner's name and, if different, the Annuitant's name. The number for telephone transfers is 1-800-591-7333.

Any purchase payment or other communication, except a free-look cancellation notice, is deemed received at First Fortis' home office on the actual date of receipt there in proper form unless received (1) after the close of regular trading on The New York Stock Exchange, or (2) on a date that is not a Valuation Date. In either of these two cases, the date of receipt will be deemed to be the next Valuation Date.

FINANCIAL AND PERFORMANCE INFORMATION


The information presented below reflects the Accumulation Unit information for the available subaccounts of the Variable Account through December 31, 2000.


                                   DECEMBER 31, 2000             DECEMBER 31, 1999             DECEMBER 31, 1998
                              ---------------------------   ---------------------------   ---------------------------
                              ACCUMULATION   ACCUMULATION   ACCUMULATION   ACCUMULATION   ACCUMULATION   ACCUMULATION
                                 UNITS        UNIT VALUE       UNITS        UNIT VALUE       UNITS        UNIT VALUE
                              ------------   ------------   ------------   ------------   ------------   ------------
Alliance Money Market
  Portfolio.................    225,661        $12.481        132,121        $11.837         57,856        $11.351
Alliance International
  Portfolio.................     20,728        $13.544          5,496        $16.990          6,481        $12.177
Alliance Premier Growth
  Portfolio.................     39,079        $25.357         33,428        $30.515         32,730        $23.172
American Century VP Balanced
  Fund......................      7,524        $15.456          5,462        $15.952          1,722        $14.571
American Century VP Capital
  Appreciation Fund.........     10,405        $15.691          2,673        $14.453            749        $ 8.836
Federated Fund for U.S.
  Government Securities
  II........................     20,858        $12.543          8,352        $11.352          4,038        $11.483
Federated High Income Bond
  Fund II...................     11,457        $11.733          8,824        $12.956         32,236        $12.723
Federated Utility Fund II...      7,406        $14.115          3,717        $15.561          2,610        $15.435
Federated American Leaders
  Fund II...................      7,759        $19.046            293        $18.671          3,644        $17.579
Fortis S & P 500 Index
  Series....................     27,807        $17.747         42,831        $19.703          2,151        $16.447
INVESCO Health Sciences
  Fund......................     22,700        $21.236          5,857        $16.342          7,986        $15.663
INVESCO Equity Income
  Fund......................      5,446        $16.592            891        $15.922          1,683        $13.935
INVESCO Technology Fund.....     45,305        $28.144         31,469        $36.917          2,187        $14.323
MFS Emerging Growth
  Series....................     13,887        $25.912         13,085        $32.324          6,958        $18.390
MFS High Income Series......     14,806        $12.077         14,395        $12.998         43,436        $12.269
MFS Global Governments
  Series....................      6,046        $11.154          2,283        $10.685              0        $11.009
Montgomery Emerging Markets
  Fund......................      9,596        $18.136          5,326        $10.741          2,438        $ 6.547
Montgomery Growth Fund......     12,089        $12.954          7,858        $20.001          6,157        $16.639
Neuberger & Berman Limited
  Maturity Bond Portfolio...      3,749        $11.718          3,395        $11.023          5,269        $10.918
Neuberger & Berman Partners
  Portfolio.................      8,056        $13.880          3,250        $13.835          4,003        $12.948
Pilgrim Natural Resources
  Trust.....................      1,387        $13.768            701        $11.684              0        $10.284
Pilgrim Emerging Markets....      2,191        $ 7.993            957        $13,480             --        $    --
SAFECO Equity Portfolio.....     33,487        $14.596         25,264        $16.436         24,561        $15.105
SAFECO Growth
  Opportunities.............     12,936        $14.973          8,206        $16.023         14,286        $15.188
Strong Discovery Fund.......      5,966        $12.954            897        $12,465          1,822        $11.916
Strong International Stock
  Fund......................     10,027        $ 9.624         10,345        $15.986          7,516        $ 8.584
Van Eck Worldwide Bond
  Fund......................      2,203        $10.954          2,419        $10.807             21        $11.905
Van Eck Worldwide Hard
  Assets Fund...............      2,900        $ 8.992             85        $ 8.108              0        $ 6.731

                                   DECEMBER 31, 1997
                              ---------------------------
                              ACCUMULATION   ACCUMULATION
                                 UNITS        UNIT VALUE
                              ------------   ------------
Alliance Money Market
  Portfolio.................     19,606       $10.861561
Alliance International
  Portfolio.................      4,147       $10.818424
Alliance Premier Growth
  Portfolio.................     17,972       $15.729195
American Century VP Balanced
  Fund......................        615       $12.639353
American Century VP Capital
  Appreciation Fund.........          0       $ 9.061024
Federated Fund for U.S.
  Government Securities
  II........................      1,710       $10.704721
Federated High Income Bond
  Fund II...................     29,708       $12.441253
Federated Utility Fund II...          0       $13.550370
Federated American Leaders
  Fund II...................          0       $15.012052
Fortis S & P 500 Index
  Series....................         47       $12.896250
INVESCO Health Sciences
  Fund......................        273       $11.006864
INVESCO Equity Income
  Fund......................      1,157       $12.136873
INVESCO Technology Fund.....        192       $11.445543
MFS Emerging Growth
  Series....................     10,745       $13.756132
MFS High Income Series......     39,079       $12.342449
MFS Global Governments
  Series....................          0       $10.248705
Montgomery Emerging Markets
  Fund......................        434       $10.526513
Montgomery Growth Fund......      1,398       $16.232262
Neuberger & Berman Limited
  Maturity Bond Portfolio...          0       $10.497834
Neuberger & Berman Partners
  Portfolio.................      1,201       $12.477670
Pilgrim Natural Resources
  Trust.....................          0       $12.853076
Pilgrim Emerging Markets....         --       $       --
SAFECO Equity Portfolio.....     18,571       $12.151817
SAFECO Growth
  Opportunities.............      1,217       $14.992831
Strong Discovery Fund.......      1,015       $11.153400
Strong International Stock
  Fund......................      3,909       $ 9.049000
Van Eck Worldwide Bond
  Fund......................          0       $10.492666
Van Eck Worldwide Hard
  Assets Fund...............          0       $ 9.774884


Audited financial statements of the available subaccounts of the Variable Account are included in the Statement of Additional Information.

Advertising and other sales materials may include yield and total return figures for the subaccounts of the Variable Account. These figures are based on historical results and are not intended to indicate future performance. "Yield" is the income generated by an investment in the subaccount over a period of time specified in the advertisement. This rate of return is assumed to be earned over a full year and is shown as a percentage of the investment. "Total Return" is the total change in value of an investment in the subaccount over a period of time specified in the advertisement. The rate of return shown would produce that change in value over the specified period, if compounded annually. Yield and total return figures do not reflect premium tax charges. This makes the performance shown more favorable.

Financial information concerning First Fortis is included in this prospectus under "Additional Information About First Fortis" and "First Fortis Financial Statements."

FIRST FORTIS LIFE INSURANCE COMPANY


First Fortis Life Insurance Company is the issuer of the contracts. First Fortis is a New York corporation founded in 1971. It is qualified to sell life insurance, accident and health, and annuity contracts in New York. First Fortis is a wholly-owned subsidiary of Fortis, Inc., which is itself indirectly owned 50% by Fortis (NL)N.V. and 50% by Fortis (B). Fortis, Inc. manages the United States operations for these two companies.



Fortis (NL)N.V. is a diversified financial services company headquartered in Utrecht, The Netherlands, where its insurance operations began in 1847. Fortis
(B) is a diversified financial services company headquartered in Brussels, Belgium, where its insurance operations began in 1824. Fortis (NL)N.V. and Fortis (B) have merged their operating companies under the trade name of Fortis. The Fortis group of companies is active in insurance, banking and financial services, and real estate development in The Netherlands, Belgium, the United States, Western Europe, and the Pacific Rim.


All of the guarantees and commitments under the contracts are general obligations of First Fortis, regardless of whether you have allocated the contract value to the Variable Account or to the fixed account. None of First Fortis' affiliated companies has any legal obligation to back First Fortis' obligations under the contracts.


Effective April 1, 2001, First Fortis contracted the administrative servicing obligations for the contracts to Hartford Life Insurance Company ("Hartford Life"), a subsidiary of The Hartford Financial Services Group. Although First Fortis remains responsible for all contract terms and conditions, Hartford Life is responsible for servicing the contracts, including the payment of benefits, oversight of investment management of the assets supporting the fixed account portion of the contract and overall contract administration. This was part of a larger transaction whereby Hartford Life reinsured all of the individual life insurance and annuity business of First Fortis.


THE VARIABLE ACCOUNT

The Variable Account is a segregated investment account of First Fortis. First Fortis established Variable Account A under New York insurance law as of October 1, 1993. The Variable Account is an integral part of First Fortis. However, the Variable Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Assets in the Variable Account representing reserves and liabilities under these contracts and other variable annuity contracts issued by First Fortis will not be chargeable with liabilities arising out of any other business of First Fortis.

The Variable Account has subaccounts. The assets in each subaccount are invested exclusively in one of the portfolios listed on page one of this prospectus. Income and both realized and unrealized gains or losses from the assets of each subaccount of the Variable Account are credited to or charged against that subaccount without regard to income, gains or losses, from any other subaccount of the Variable Account or arising out of any other business we may conduct. We may add or eliminate new subaccounts as new portfolios are added or eliminated.

THE PORTFOLIOS

You may choose from among a number of different portfolios. Each portfolio is a mutual fund available for purchase only as a funding vehicle for benefits under variable life insurance and variable annuity products. These variable life insurance and variable annuity products are issued by First Fortis and by other life insurance companies. Each portfolio corresponds to one of the subaccounts of the Variable Account. The assets of each portfolio are separate from the assets of other portfolios. In addition, each portfolio operates as a separate investment portfolio whose investment performance has no effect on the investment performance of any other portfolio. We offer more detailed information for each investment portfolio. This information includes the investment policies, investment restrictions, charges, and risks attendant to investing in each portfolio. This information also includes other aspects of each portfolio's operations. You may find this information in the current prospectus for each portfolio. These portfolio prospectuses must accompany this prospectus, and you should read them in conjunction with it. You may obtain a copy of each prospectus from us, free of charge, by calling 1-800-523-4374, or by writing P.O. Box 3249, Syracuse, NY 13220.

As noted, the investment portfolios may be available to registered separate accounts of other participating insurance companies. These portfolios may also be available to the Variable Account and other separate accounts of First Fortis. Although First Fortis does not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interest of the Variable Account and one or more of the other separate accounts participating in the portfolios. For example, a conflict may occur due to (1) a change in law affecting the operations of variable life and variable annuity separate accounts, (2) differences in the voting instructions of the contract owners and those of other companies, or (3) some other reason. In the event of conflict, First Fortis will take any steps necessary to protect the contract owners and variable annuity payees.

First Fortis purchases and redeems portfolios' shares for the Variable Account at their net asset value without any sales or redemption charges. We automatically reinvest dividends or capital gain distributions attributable to contracts in shares of the portfolio from which they are received at the portfolio's net asset value on the date paid. These dividends and distributions will have the effect of reducing the new asset value of each share of the corresponding portfolio and increasing, by an equivalent value, the number of shares outstanding of the portfolio. However, the value of your interest in the corresponding subaccount will not change as a result of any such dividends and distributions.

The portfolios available for investment by the Variable Account are listed on the cover page of this prospectus.

THE FIXED ACCOUNT

GUARANTEED INTEREST RATES/GUARANTEE PERIODS

Any amount you allocate to the fixed account earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. At the end of your guarantee period, your contract value, including accrued interest, will be allocated to a new guarantee period of equal length. However, you may reallocate your contract value to a different guarantee period (or periods) or to one (or more) of the subaccounts of the Variable Account. If you decide to reallocate your contract value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your guarantee period. The first day of your new guarantee period (or other reallocation) will be the day after the end of your previous guarantee period. We will notify you at least 45 days and not more than 60 days before the end of your guarantee period.

We currently offer ten different guarantee periods. These guarantee periods range in length from one to ten years. Each guarantee period has its own guaranteed interest rate, which may differ from those for other guarantee periods. From time to time we will, at our discretion, change the guaranteed interest rate for future guarantee periods. These changes will not affect the guaranteed interest rates we are paying on current guarantee periods. Please note, when you allocate or transfer an amount to a guarantee period, a new guarantee period begins running with respect to that amount. Therefore, the amount you allocate will earn a guaranteed interest rate that will not change until the end of that period. In addition, the guaranteed interest rate will never be less than an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a chosen guarantee period at the time we receive a purchase payment from you, or at the time we execute a transfer you have requested, or at the time a guarantee period is renewed.

We do not have a specific formula for establishing the guaranteed interest rates for the guarantee periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular guarantee period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular guarantee period. See "Investments by First Fortis". In addition, when we determine guaranteed interest rates, we may consider: (1) the duration of a guarantee period, (2) regulatory and tax requirements, (3) sales and administrative expenses we bear, (4) risks we assume, (5) our profitability objectives, and (6) general economic trends.

FIRST FORTIS' MANAGEMENT MAKES THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT OR ASSURE THE LEVEL OF ANY FUTURE GUARANTEED INTEREST RATES IN EXCESS OF AN EFFECTIVE ANNUAL RATE OF 3%.

You may obtain information concerning the guaranteed interest rates that apply to the various guarantee periods. You may obtain this information from our home office or from your sales representative at any time.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any fixed account value that is:

     - surrendered,

     - transferred, or

     - otherwise paid out

before the end of the guarantee period in which it is being held.

For example, we will apply a Market Value Adjustment to fixed account value that we pay:

     - as an amount applied to an annuity option, and

     - as an amount paid as a single sum in lieu of an annuity.

The Market Value Adjustment we apply may increase or decrease the fixed account value that is withdrawn or transferred. We determine whether the fixed account value is increased or decreased by performing a comparison of two guaranteed interest rates.

The first rate we compare is the guaranteed interest rate for the fixed account value that is withdrawn or transferred from the existing guarantee period. The second rate we compare is the guaranteed interest rate we are then offering for new guarantee periods with durations equal to the number of years remaining in the existing guarantee period. After comparing these two rates, we determine whether the fixed account value is increased or decreased as follows:

     - If the first rate exceeds the second rate by more than 1/2%, the Market Value Adjustment produces an increase in the fixed account value withdrawn or transferred.

     - If the first rate does not exceed the second rate by at least 1/2%, the Market Value Adjustment produces a decrease in the fixed account value withdrawn or transferred.

We will determine the Market Value Adjustment by multiplying the fixed account value that is withdrawn or transferred from the existing guarantee period (before deduction of any applicable surrender charge) by the following factor:

                  1 + I           n/12
              -------------               - 1
         (    1 + J + .0025  )

where,

     - I is the guaranteed interest rate we credit to the fixed account value that is withdrawn or transferred from the existing guarantee period.

     - J is the guaranteed interest rate we are then offering for new guarantee periods with durations equal to the number of years remaining in the existing guarantee period (rounded up to the next higher number of years).

     - N is the number of months remaining in the existing guarantee period (rounded up to the next higher number of months).

You will find sample Market Value Adjustment calculations in Appendix A.

We do not apply a Market Value Adjustment to withdrawals and transfers of fixed account value under two exceptions. We describe these exceptions below.

We will not apply a Market Value Adjustment to fixed account value that we pay out during a 30 day period that:

     - begins 15 days before the end date of the guarantee period in which the fixed account value was being held, and that:

     - ends 15 days after the end date of the guarantee period in which the fixed account value was being held.

In addition, we will not apply a Market Value Adjustment to fixed account value that is withdrawn or transferred from a guarantee period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal First Fortis program for the withdrawal or transfer of fixed account value.

We may impose conditions and limitations on any formal First Fortis program for the withdrawal or transfer of fixed account value. Ask your First Fortis representative about the availability of such a program in your state. In addition, if such a program is available in your state, your First Fortis representative can inform you about the conditions and limitations that may apply to that program.

INVESTMENTS BY FIRST FORTIS

First Fortis' legal obligations with respect to the fixed account are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to both fixed accounts are the property of First Fortis, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account and in the fixed account.

We will invest amounts in our general account, and amounts in the fixed account, in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and sub-ject to certain standards and limitations, these laws generally permit investment in:

     - federal, state and municipal obligations,

     - preferred and common stocks,

     - corporate bonds,


     - real estate mortgages and mortgage backed securities,


     - real estate, and


     - certain other investments, including various derivative investments.



See "First Fortis' Financial Statements" for information on our investments.


When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the fixed account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guaranteed Interest
Rates/Guarantee Periods".

Generally, we expect to invest amounts allocated to the fixed account in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the guarantee periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are:
    Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the fixed account according to any particular strategy, See "Regulation and Reserves".


As stated above under the "First Fortis Life Insurance Company" section of this prospectus, the contracts are reinsured by Hartford Life Insurance Company. As part of this reinsurance arrangement, the assets supporting the reserve liabilities of First Fortis associated with the fixed accounts under the contracts are held by First Fortis; however, these assets are managed by Hartford Investment Management Company, an affiliate of Hartford Life Insurance Company. Hartford Investment Management Company generally invests those assets as described above for the contract fixed account related investments of First Fortis.


ACCUMULATION PERIOD

ISSUANCE OF A CONTRACT AND PURCHASE PAYMENTS

We reserve the right to reject any application for a contract or any purchase payment for any reason. If we accept your issuing instructions in the form received, we will credit the initial purchase payment within two Valuation Dates after the later of (1) receipt of the issuing instructions or (2) receipt of the initial purchase payment at our home office. If we cannot apply the initial purchase payment within five Valuation Dates after receipt because the issuing instructions are incomplete, we will return the initial purchase payment unless you consent to our retaining the initial purchase payment and applying it as of the end of the Valuation Period in which the necessary requirements are fulfilled. The initial purchase payment must be at least $5,000 ($2,000 for a contract issued pursuant to a qualified plan).

The date that we apply the initial purchase payment to the purchase of the contract is also the contract issue date. The contract issue date is the date used to determine contract years, regardless of when we deliver the contract. Our crediting of investment experience in the Variable Account, or a fixed rate of return in the fixed account, generally begins as of the contract issue date.

We will accept additional purchase payments at any time after the contract issue date and prior to the annuity commencement date, as long as the Annuitant is living. You must transmit purchase payments (together with any required information identifying the proper contracts and accounts to be credited with purchase payments) to our home office. We apply additional purchase payments to the contract, and add to the contract value as of the end of the Valuation Period in which we receive the payments.

Each additional purchase payment under a contract must be at least $50. The total of all purchase payments for all First Fortis annuities having the same owner or Annuitant, may not exceed $1 million (not more than $500,000 allocated to the fixed account) without our prior approval. We reserve the right to modify this limitation at any time.

You may make purchase payments in excess of the initial minimum by monthly draft against a bank account if you have completed and returned to us a special authorization form. You may get the form from your sales representative or from our home office. We can also arrange for you to make purchase payments by wire transfer, payroll deduction, military allotment, direct deposit and billing. Purchase payments by check should be made payable to First Fortis Life Insurance Company.

If the contract value is less than $1,000, we may cancel the contract on any Valuation Date. We will notify you of our intention to cancel the contract at least 90 days in advance of the cancellation date. If we do cancel your contract, we consider such cancellation a full surrender of the contract.

CONTRACT VALUE

Contract value is the total of any Variable Account value in all the subaccounts of the Variable Account, plus any fixed account value.

The contract does not guarantee a minimum Variable Account value. You bear the entire investment risk for the contract value that you allocate to the Variable Account.

Determination of Variable Account Value. A contract's Variable Account value is based on the number of Accumulation Units and Accumulation Unit values, which are determined on each Valuation Date. The value of an Accumulation Unit for a subaccount on any Valuation Date is equal to the previous value of that subaccount's Accumulation Unit multiplied by that subaccount's net investment factor (discussed below) for the Valuation Period ending on that Valuation Date. At the end of any Valuation Period, a contract's Variable Account value in a subaccount is equal to the number of Accumulation Units in the subaccount times the value of one Accumulation Unit for that subaccount.

The number of Accumulation Units in each subaccount is equal to

     - Accumulation Units purchased at the time that any purchase payments or transferred amounts are allocated to the subaccount; less

     - Accumulation Units redeemed to pay for the portion of any transfers from or partial surrenders allocated to the subaccount; less

     - Accumulation Units redeemed to pay charges under the contract.

Net Investment Factor. The net investment factor for a subaccount is determined by dividing (1) the net asset value per share of the portfolio shares held by the subaccount, determined at the end of the current Valuation Period, plus the per share amount of any dividend or capital gains distribution made with respect to the portfolio shares held by the subaccount during the current Valuation Period, minus a per share charge for the increase, plus a per share credit for the decrease, in any income taxes assessed which we determine to have resulted from the investment operation of the subaccount or any other taxes which are attributable to this contract, by (2) the net asset value per share of the portfolio shares held in the subaccount as determined at the end of the previous Valuation Period, and subtracting from that result a factor representing the mortality risk, expense risk and administrative expense charge.

If a subaccount's net investment factor is greater than one, the subaccount's Accumulation Unit value has increased. If a subaccount's net investment factor is less than one, the subaccount's Accumulation Unit value has decreased.

Determination of Fixed Account Value. A contract's fixed account value is guaranteed by First Fortis. Therefore, we bear the investment risk with respect to amounts allocated to the fixed account, except to the extent that (1) we may vary the guaranteed interest rate for future guarantee periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment for fixed accounts imposes investment risks on you.

The contract's fixed account value on any Valuation Date is equal to the following amounts, in each case increased by accrued interest:

     - The amount of purchase payments or transferred amounts allocated to the fixed account; less

     - The amount of any transfers or surrenders out of the fixed account.

ALLOCATION OF PURCHASE PAYMENTS AND CONTRACT VALUE

Allocation of Purchase Payments. In your application for a contract, you may allocate purchase payments, or portions of payments, to the:

     - available subaccounts of the Variable Account, or

     - to the fixed account (and to guarantee periods within the fixed account), or

     - to a combination of the two previous options.

Percentages must be in whole numbers and the total allocation must equal 100%. The percentage allocations for future purchase payments may be changed, without charge, at any time by sending a written request to First Fortis' home office. Changes in the allocation of future purchase payments will be effective on the date we receive your written request.

Transfers. You may transfer contract value:

     - from one available subaccount to another available subaccount, or

     - from one available subaccount to the fixed account, or

     - from the fixed account to an available subaccount, or

     - from one guarantee period to another guarantee period.

You must request transfers by (1) a written request to First Fortis' home office, or by (2) a telephone transfer as described below. Currently, we do not charge for any transfer. However, transfers from a guarantee period of a fixed account that are (1) more than 15 days before or 15 days after the expiration of the existing guarantee period, or are (2) not a part of a formal First Fortis program for the transfer of fixed account value are subject to a Market Value Adjustment. See "Market Value Adjustment".

Please note, we reserve the right to impose charges (not to exceed $25 per transfer) upon transfers. However, we will not impose a transfer charge on the first six transfers between guarantee periods of the fixed account and the subaccounts, between the fixed account and the subaccounts, or between the subaccounts in any calendar year.

The minimum transfer from a subaccount or guarantee period is the lesser of:

     - $1,000, or

     - all of the contract value in the subaccount or fixed account.

However, we may permit a continuing request for transfers of lesser specified amounts automatically on a periodic basis. Where you make all your transfer requests at the same time, as part of one request, we will count all transfers between and among the subaccounts of the Variable Account and the fixed account as one transfer. We will execute the transfers, and determine all values in connection with the transfers, at of the end of the Valuation Period in which we receive the transfer request. The amount of any positive or negative Market Value Adjustment associated with a transfer from a guarantee period will be added to or deducted from the transferred amount.

Certain restrictions on very substantial allocations to any one subaccount are set forth under "Limitations on Allocations" in the Statement of Additional Information.

TOTAL AND PARTIAL SURRENDERS

Total Surrenders. You may surrender all of the cash surrender value at any time during the life of the Annuitant and prior to the annuity commencement date. If you choose to make a total surrender, you must do so by written request sent to our home office. We reserve the right to require that the contract be returned to us prior to making payment, although this will not affect our determination of the amount of the cash surrender value. Cash surrender value is:

     - the contract value at the end of the Valuation Period during which we receive the written request for the total surrender at our home office, plus or minus

     - any applicable Market Value Adjustment.

See "Market Value Adjustment".

We must receive written consent of all collateral assignees and irrevocable beneficiaries prior to any total surrender. We will generally pay surrenders from the Variable Account within seven days of the date of receipt by our home office of the written request. However, we may postpone payments in certain circumstances. See "Postponement of Payment".

The amount we pay upon total surrender of the cash surrender value (taking into account any prior partial surrenders) may be more or less than the total purchase payments you made. After a surrender of the cash surrender value or at any time the contract value is zero, all rights of the owner, Annuitant, or any other person will terminate.

Partial Surrenders. At any time during the life of the Annuitant and prior to the annuity commencement date, you may surrender a portion of the fixed account and/or the Variable Account. You must request partial surrender by a written request sent to First Fortis' home office. We will not accept a partial surrender request from you unless the net proceeds payable to you, as a result of the request, are at least $1,000. We will surrender the entire cash surrender value under the contract if the total contract value in both the Variable Account and fixed account would be less than $1,000 after the partial surrender.

You should specify the subaccounts of the Variable Account or guarantee periods of the fixed account that you wish to partially surrender. If you do not specify, we take the partial surrender from the subaccounts and from the guarantee periods of the fixed account on a pro rata basis.

We will surrender Accumulation Units from the Variable Account and/ or dollar amounts from the fixed account so that the total amount of the partial surrender equals the dollar amount of the partial surrender request. If the surrender is from a guarantee period, we will reduce the partial surrender by the amount of any applicable negative Market Value Adjustment, or we will increase the amount payable to you by any positive Market Value Adjustment unless the surrender is
(1) within 15 days before or 15 days after the expiration of a guarantee period, or (2) is a part of a formal First Fortis program for the transfer of fixed account value. The partial surrender will be effective at the end of the Valuation Period in which we receive the written request for partial surrender at our home office. Payments will generally be made within seven days of the effective date of such request, although certain delays are permitted. See "Postponement of Payment".

The Internal Revenue Code provides that a penalty tax will be imposed on certain premature surrenders. For a discussion of this and other tax implications of total and partial surrenders, including withholding requirements, see "Federal Tax Matters". Also, under tax deferred annuity contracts pursuant to Section 403(b) of the Internal Revenue Code, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events: attainment of age 59 1/2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

TELEPHONE TRANSACTIONS

You or your representative may make certain requests under the contract by telephone if we have a written telephone authorization on file. These include requests for (1) transfers, (2) withdrawals, and (3) changes in purchase payment allocation instructions, dollar-cost averaging, portfolio rebalancing programs and systematic withdrawals. Our home office will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures may include, among others, (1) requiring some form of personal identification such as your address and social security number prior to acting upon instructions received by telephone, (2) providing written confirmation of such transactions, and/or (3) tape recording of telephone instructions. Your request for telephone transactions authorizes us to record telephone calls. We may be liable for any losses due to unauthorized or fraudulent instructions if we do not employ reasonable procedures. If we do employ reasonable procedures, we will not be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to place limits, including dollar limits, on telephone transactions.

BENEFIT PAYABLE ON DEATH OF CONTRACT OWNER OR ANNUITANT

If the contract owner or Annuitant dies prior to the annuity commencement date, we will pay a death benefit to the beneficiary. If more than one Annuitant has been named, we will pay the death benefit payable upon the death of an Annuitant only upon the death of the last survivor of the persons so named.

The death benefit will equal the greater of:

(1) the sum of all purchase payments made less all prior surrenders and any applicable prior negative Market Value Adjustments, or

(2) the contract value as of the date used for valuing the death benefit.

The value of the death benefit is determined as of the end of the Valuation Period in which we receive, at our home office, proof of death and the written request as to the manner of payment. Upon receipt of these items, the death benefit generally will be paid within seven days. Under certain circumstances, payment of the death benefit may be postponed. See "Postponement of Payment." If we do not receive a written request for a settlement method, we will pay the death benefit in a single sum, based on values determined at that time.

The beneficiary may (1) receive a single sum payment, which terminates the contract, or (2) select an annuity option. If the beneficiary selects an annuity option, he or she will have all the rights and privileges of a payee under the contract. If the benefi ciary desires an annuity option, the election should be made within 60 days of the date the death benefit becomes payable. Failure to make a timely election can result in unfavorable tax consequences. For further information, see "Federal Tax Matters."

We accept any of the following as proof of death: (1) a copy of a certified death certificate; (2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; or (3) a written statement by a medical doctor who attended the deceased at the time of death.

The Internal Revenue Code requires that a Non-Qualified Contract contain certain provisions about an owner's death. We discuss these provisions below under "Federal Tax Matters--Required Distributions for Non-Qualified Contracts." It is imperative that written notice of the death of the owner be promptly transmitted to us at our home office, so that we can make arrangements for distribution of the entire interest in the contract to the beneficiary in a manner that satisfies the Internal Revenue Code requirements. Failure to satisfy these requirements may result in the contract not being treated as an annuity contract for federal income tax purposes with possible adverse tax consequences.

THE ANNUITY PERIOD

ANNUITY COMMENCEMENT DATE


You may specify an annuity commencement date, not later than age 90, in your application. The annuity commencement date marks the beginning of the period during which an Annuitant or other payee designated by the owner receives annuity payments under the contract.


The Internal Revenue Code may impose penalty taxes on amounts distributed either too soon or too late depending on the type of retirement arrangement involved. See "Federal Tax Matters". You should consider this carefully in selecting or changing an annuity commencement date.

You must submit a written request during the Annuitant's lifetime in order to advance or defer the annuity commencement date. We must receive the request at our home office at least 30 days before the then-scheduled annuity commencement date. The new annuity commencement date must also be at least 30 days after we receive the written request. You have no right to make any total or partial surrender during the Annuity Period.

COMMENCEMENT OF ANNUITY PAYMENTS

We may pay the entire contract value, rather than apply the amount to an annuity option if the contract value at the end of the Valuation Period which contains the annuity commencement date is less than $1,000. We would make the payment in a single sum to the Annuitant or other payee chosen by the owner and cancel the contract. We would not impose any charge other than the premium tax charge.

Otherwise, we will apply (1) the fixed account value to provide a Fixed Annuity Option and (2) the Variable Account value in any subaccount to provide a Variable Annuity Option using the same subaccount, unless you have notified us by written request to apply the fixed account value and Variable Account value in different proportions. We must receive written request at our home office at least 30 days before the annuity commencement date.

We will make annuity payments under a Fixed or Variable Annuity Option on a monthly basis to the Annuitant or other properly-designated payee, unless we agree to a different payment schedule. If you name more than one person as an Annuitant, you may elect to name one of such persons to be the sole Annuitant as of the annuity commencement date. We reserve the right to change the frequency of any annuity payment so that each payment will be at least $50.

The amount of each annuity payment will depend on (1) the amount of contract value applied to an annuity option, (2) the form of annuity selected, and (3) the age of the Annuitant. For information concerning the relationship between the Annuitant's sex and the amount of annuity payments, including special requirements in connection with employee benefits plans, see "Calculations of Annuity Payments" in the Statement of Additional Information. The Statement of Additional Information also contains detailed information about how the amount of each annuity payment is computed.

The dollar amount of any fixed annuity payments is specified during the entire period of annuity payments according to the provisions of the annuity option selected. The dollar amount of variable annuity payments varies during the Annuity Period based on changes in Annuity Unit values for the subaccounts that you choose to use in connection with your payments.

RELATIONSHIP BETWEEN SUBACCOUNT INVESTMENT PERFORMANCE AND AMOUNT OF VARIABLE ANNUITY PAYMENTS

The amount of an annuity payment depends on the average effective net investment return of a subaccount during the period since the preceding payment as follows:

     - if the return is higher than 3% annually, the Annuity Unit value will increase, and the second payment will be higher than the first; and

     - if the return is lower than 3% annually, the Annuity Unit value will decrease, and the second payment will be lower than the first.

"Net investment return," for this purpose, refers to the subaccount's overall investment performance after deduction of the mortality and expense risk and administrative expense charges, which are assessed at an annual rate of .45%.

We guarantee that the amount of each variable annuity payment after the first payment will not be affected by variations in our mortality experience or our expenses.

Transfers. A person receiving annuity payments may make up to four transfers a year among subaccounts. The current procedures for and conditions on these transfers are the same as we describe above under "Allocation of Purchase Payments and Contract Value--Transfers". We do not permit transfers from a Fixed Annuity Option during the Annuity Period.

ANNUITY OPTIONS

You may select an annuity option or change a previous selection by written request. We must receive your request at least 30 days before the annuity commencement date. You may select one annuity form, although payments under that form may be on a combi-nation fixed and variable basis. If no annuity form selection is in effect on the annuity commencement date, we usually automatically apply Option B (described below), with payments guaranteed for ten years. However, federal pension law may require that we make payments under certain retirement plans pursuant to Option D (described below) unless another election is made. Tax laws and regulations may impose further restrictions to assure that the primary purpose of the plan is distribution of the accumulated funds to the employee.

Your contract offers the following options for fixed and variable annuity payments. Under each of the options, we make payments as of the first Valuation Date of each monthly period, starting with the annuity commencement date.

Option A, Life Annuity. We do not make payments after the annuitant dies. It is possible for the annuitant to receive only one payment under this option, if the annuitant dies before the second payment is due.

Option B, Life Annuity with Payments Guaranteed for 10 Years to 20 Years. We continue payments as long as the annuitant lives. If the annuitant dies before we have made all of the guaranteed payments, we continue installments of the guaranteed payments to the beneficiary.

Option C, Joint and Full Survivor Annuity. We continue payments as long as either the annuitant or the joint annuitant is alive. We stop payments when both the annuitant and the joint annuitant have died. It is possible for the payee or payees to receive only one payment under this option if both annuitants die before the second payment is due.

Option D, Joint and One-Half Contingent Survivor Annuity. We continue payments as long as either the annuitant or the joint annuitant is alive. If the annuitant dies first, we continue payments to the joint annuitant at one-half the original amount. If the joint annuitant dies first, we continue payments to the annuitant at the original full amount. We stop payments when both the annuitant and the joint annuitant have died. It is possible for the payee or payees to receive only one payment under this option if both annuitants die before the second payment is due.

We also have other annuity options available. You can get information about them from your sales representative or by calling or writing to our home office.

DEATH OF ANNUITANT OR OTHER PAYEE

Under most annuity options offered by us, the amounts, if any, payable on the death of the Annuitant during the Annuity Period are the continuation of annuity payments for any remaining guarantee period or for the life of any joint Annuitant. In all such cases, the person entitled to receive payments also receives any rights and privileges under the annuity form in effect.

Additional rules applicable to such distributions under Non-Qualified Contracts are described under "Federal Tax Matters--Required Distributions for Non-Qualified Contracts". Though the rules there described do not apply to contracts issued in connection with qualified plans, similar rules apply to the plans themselves.

CHARGES AND DEDUCTIONS

PREMIUM TAXES

We deduct state premium taxes as follows:

     - when imposed on purchase payments, we pay the amount on your behalf and deduct the amount from your contract value upon (1) our payment of surrender proceeds or death benefit or (2) annuitization of a contract, or

     - when imposed at the time annuity payments begin, we deduct the amount from your contract value.

We may deduct premium taxes from contract value when no deduction was made from purchase payments, but is subsequently determined to be due. Conversely, we will credit to the contract value the amount of any deductions for premium taxes or similar assessments that are subsequently determined not to be owed.

Applicable premium tax rates depend upon your place of residence. Rates can change by legislation, administrative interpretations, or judicial acts.

CHARGES AGAINST THE VARIABLE ACCOUNT

Mortality and Expense Risk Charge. We assess each subaccount of the Variable Account with a daily charge for mortality and expense risk. This charge is a nominal annual rate of .45% of the average daily net assets of the Variable Account. It consists of approximately .30% for mortality risk and approximately
 .15% for expense risk. We guarantee not to increase this charge for the duration of the contract. This charge is assessed during both the Accumulation Period and the Annuity Period.

The mortality risk borne by us arises from our obligation to make annuity payments (determined in accordance with the annuity tables and other provisions contained in the contract) for the full life of all Annuitants regardless of how long all Annuitants or any individual Annuitant might live. In addition, we bear a mortality risk in that we guarantee to pay a death benefit upon the death of an Annuitant or owner prior to the annuity commencement date.

The expense risk we assume is that actual expenses incurred in connection with issuing and administering the contract will exceed the limits on administrative charges set in the contract.

We bear the loss if the administrative charges and the mortality and expense risk charge are insufficient to cover the expenses and costs assumed. Conversely, we profit if the amount deducted proves more than sufficient.

ANNUAL ADMINISTRATIVE CHARGE

A $30 annual administrative charge is deducted from the contract value on each anniversary of the contract issue date. Some states require a lower administration charge. Therefore, your annual administration charge may be lower. This charge helps to cover administrative costs incurred in:

     - issuing contracts,

     - establishing and maintaining records relating to contracts,

     - making regulatory filings and furnishing confirmation notices, voting materials and other communications,

     - providing computer, actuarial and accounting services, and

     - processing contract transactions.

We will initially waive this charge during the Annuity Period, although we reserve the right to reinstitute it at any time.

We will deduct the annual administrative charge by redeeming Accumulation Units from each subaccount of the Variable Account and by redeeming Accumulation Units from the fixed account. Contract value is the total value of the Variable Account and the fixed account. We will redeem Accumulation Units in proportion to the allocation of contract value among both:

     - the subaccounts of the Variable Account, and

     - the fixed account

If you totally surrender the contract, we will deduct the full annual administration charge at the time of surrender.

The annual administrative charge and charges against the Variable Account described above are for the purposes described, and First Fortis may receive a profit as a result of these charges.


We will waive this charge during the Accumulation Period if your contract value is $50,000 or more at the end of the contract year. Additionally, we will waive this charge if you totally surrender your contract and your contract value is $50,000 or more at that time.


TAX CHARGE

We currently impose no charge for taxes payable by us in connection with the contract, other than for applicable premium taxes. We reserve the right to impose a charge for any other taxes that may become payable by us in the future for the contracts or the Variable Account.

MISCELLANEOUS

The Variable Account invests in shares of the portfolios. Therefore, the net assets of the Variable Account will reflect the investment advisory fees and certain other expenses incurred by the portfolios and described in their prospectuses.

GENERAL PROVISIONS

THE CONTRACTS

The entire contract includes any application, amendment, rider, endorsement, and revised contract pages. Only an officer of First Fortis can agree to change or waive any provision of a contract. Any change or waiver must be in writing and signed by an officer of First Fortis.

The contracts are non-participating and do not share in dividends or earnings of First Fortis.

POSTPONEMENT OF PAYMENT

We may defer for up to 15 days the payment of any amount attributable to a purchase payment made by check to allow the check reasonable time to clear. For a description of other circumstances in which amounts payable out of Variable Account assets could be deferred, see "Postponement of Payments" in the Statement of Additional Information. We may also defer payment of surrender proceeds payable out of the fixed account for a period of up to 6 months.

MISSTATEMENT OF AGE OR SEX AND OTHER ERRORS

If the Annuitant's age or sex was misstated, we pay the amount that the purchase payments paid would have purchased at the correct age and sex. If we make any overpayment because of incorrect information about age or sex, or any other miscalculation, we deduct the overpayment from the next payment due. We add underpayments to the next payment. We credit or charge the amount of any adjustment with interest at the rate of 3% annually.

ASSIGNMENT

Owners and payees may assign their rights and interests under a Qualified Contract only in certain narrow circumstances referred to in the contract. Owners and other payees may assign their rights and interests under Non-Qualified Contracts, including their ownership rights.

We take no responsibility for the validity of any assignment. Owners and payees must make a change in ownership rights in writing and send it to our home office. The change will be effective on the date made, although we are not bound by a change until the date we record it.

The rights under a contract are subject to any assignment of record at our home office. An assignment or pledge of a contract may have adverse tax consequences. See below under "Federal Tax Matters".

BENEFICIARY

You may name or change a beneficiary or a contingent beneficiary before the annuity commencement date and while the Annuitant is living. You must send a written request of the change to First Fortis. Certain retirement programs may require spousal consent to name or change a beneficiary. In addition, applicable tax laws and regulations may limit the right to name a beneficiary other than the spouse. We are not responsible for the validity of any change. A change will take effect as of the date it is signed but will not affect any payment we make or action we take before receiving the written request. We also need the consent of any irrevocably named person before making a requested change.

In the event of the death of a contract owner or Annuitant, prior to the annuity commencement date, the beneficiary will be determined as follows:

     - If upon the death of a contract owner there is one or more surviving contract owners, the surviving contract owner(s) will be the beneficiary (these override any other beneficiary designations).

     - If upon the death of a contract owner there are no surviving contract owners, and upon the death of the Annuitant, the beneficiary will be the beneficiary designated by the contract owner.

     - If there is no surviving beneficiary who has been designated by the contract owner, then the contract owner, or the contract owner's estate, will be the beneficiary.

REPORTS

We will mail to the contract owner (or to the person receiving payments during the annuity period), at the last known address of record, any report and communication required by applicable law or regulation. You should therefore give us prompt written notice of any address change. This will include annual audited financial statements of the portfolios, but not necessarily of the Variable Account or First Fortis.

RIGHTS RESERVED BY FIRST FORTIS

We reserve the right to make certain changes if, in our judgment, they would best serve the interests of owners and Annuitants or would be appropriate in carrying out the purposes of the contracts. We will make any change only as permitted by applicable laws. We will obtain your approval of the changes and approval from any appropriate regulatory authority if required by law. Examples of the changes we may make include:

     - To operate the Variable Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.

     - To transfer any assets in any subaccount to another subaccount, or to one or more separate accounts, or to the fixed account; or to add, combine, or remove subaccounts in the Variable Account.

     - To substitute, for the portfolio shares held in any subaccount, the shares of another portfolio or the shares of another investment company or any other investment permitted by law.

     - To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the contract as an annuity.

     - To change the time or time of day at which a Valuation Date is deemed to have ended.

     - To make any other necessary technical changes in the contract in order to conform with any action the above provisions permit us to take, including to change the way we assess charges, but without increasing as to any then outstanding contract the aggregate amount of the types of charges that we have guaranteed.

DISTRIBUTION


The contracts are sold by individuals who are (1) licensed by state insurance authorities to sell the contracts of First Fortis, and (2) representatives of TD Waterhouse National Bank. The representatives of TD Waterhouse National Bank are authorized to sell the contracts by means of a dealer agreement with Woodbury Financial Services, Inc. ("Woodbury Financial"), the principal underwriter of the contracts. Woodbury Financial is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Woodbury Financial is also a member of the National Association of Securities Dealers, Inc.



We compensate Woodbury Financial who, in turn, compensate Waterhouse National Bank for distributing the contracts by paying Waterhouse National Bank a fee. We do not expect this fee to exceed .40% per annum of the average daily contract value of the contracts sold by representatives of Waterhouse National Bank.



We did not pay any amount associated with distribution of the contracts to Woodbury Financial in the last 3 years. In our distribution agreement with Woodbury Financial, we have agreed to indemnify Woodbury Financial (and its agents, employees, and controlling persons) for certain damages and expenses, including those arising under federal securities laws.


See the Notes to First Fortis' Financial Statements as to amounts we have paid to Fortis, Inc., Fortis Advisors, Inc. and Fortis Benefits Insurance Company, affiliates of First Fortis, for various services.


Woodbury Financial is an indirect subsidiary of The Hartford Financial Services Group, Inc. Woodbury Financial principal business address is 500 Bielenberg Drive, Woodbury Minnesota 55125 and its mailing address is P.O. Box 64284, St. Paul MN 55164. Fortis Investors is not obligated to sell any specific amount of interests under the contracts. $20,000,000 of interests in the fixed account and an indefinite amount of interests in the Variable Account have been registered with the Securities and Exchange Commission.


FEDERAL TAX MATTERS

The following description is a general summary of the tax rules, primarily related to federal income taxes. These rules are based on laws, regulations and interpretations that are subject to change at any time. This summary is not comprehensive. We do not intend it as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a qualified tax adviser as to the tax implications of taking any action under a contract or related retirement plan.

NON-QUALIFIED CONTRACTS

Section 72 of the Internal Revenue Code ("Code") governs the taxation of annuities in general. Neither you nor any other person may exclude or deduct purchase payments under Non-Qualified Contracts from gross income. However, you are not currently taxed, until receipt, on any increase in the accumulated value of a Non-Qualified Contract that results from (1) the investment performance of the Variable Account, or (2) interest credited to the fixed account. Owners who are not natural persons ARE taxed annually on any increase in the contract value subject to exceptions. You may wish to discuss this with your tax adviser.

The following discussion applies generally to contracts owned by natural persons.

In general, surrenders or partial withdrawals under contracts are taxed as ordinary income to the extent of the accumulated income or gain under the contract. If you assign or pledge any part of the value of a contract, you pay on the value so pledged or assigned to the same extent as a partial withdrawal.

With respect to annuity payment options, the tax consequences may vary depending on the option elected under the contract. Until the "investment in the contract" is recovered, generally only the portion of the annuity payment that represents the amount by which the contract value exceeds the "investment in the contract" will be taxed. In general, "investment in the contract" is the aggregate amount of purchase payments made. After recovery of an Annuitant's or other payee's "investment in the contract," the full amount of any additional annuity payments is taxable.

For variable annuity payments, in general, the taxable portion of each annuity payment (prior to recovery of the "investment in the contract") is the amount of the payment less the nontaxable portion. The nontaxable portion of each payment is the "investment in the contract" divided by the total number of expected annuity payments.

For fixed annuity payments, in general, prior to recovery of the "investment in the contract," there is no tax on the amount of each payment that bears the same ratio to that payment as the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments. However, the remainder of each annuity payment is taxable. The taxable portion of a distribution (in the form of an annuity or a single sum payment) is taxed as ordinary income.

For purposes of determining the amount of taxable income resulting from distributions, all contracts and other annuity contracts we or our affiliates issue to you within the same calendar year will be treated as if they were a single contract.

You, or any other payee, will pay a 10% penalty on the taxable portion of a "premature distribution." Generally, an amount is a "premature distribution" unless the distribution is:

     - made on or after you or another payee reach age 59 1/2, or is

     - made to a beneficiary on or after your death, or is

     - made upon your disability or that of another payee, or is

     - part of a series of substantially equal annuity payments for your life or life expectancy, or is

     - part of a series of substantially equal annuity payments for the life or life expectancy of you and your beneficiary.

Premature distributions may result, for example, from:

     - an early annuity commencement date

     - an early surrender or partial surrender of a contract

     - an assignment of a contract

     - the early death of an Annuitant other than you or another person receiving annuity payments under the contract

If you transfer ownership of a contract, or designate an Annuitant or payee other than yourself, you may have certain income or gift tax consequences that are beyond the scope of this discussion. If you are contemplating any transfer or assignment of a contract, you should contact a competent tax adviser.

REQUIRED DISTRIBUTIONS FOR NON-QUALIFIED CONTRACTS

In order that a Non-Qualified Contract be treated as an annuity contract for federal income tax purposes, Section 72(s) of the Code requires:

     - if any person receiving annuity payments dies on or after the annuity commencement date but prior to the time the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the person's death; and

     - if you die prior to the annuity commencement date, the entire interest in the contract will be distributed:

       - within five years after your death, or

       - as annuity payments that will begin within one year of your death and will be made over your designated beneficiary's life or over a period not extending beyond the life expectancy of that beneficiary.

However, if the owner's designated beneficiary is the surviving spouse, the surviving spouse may continue the contract as the new contract owner. Where the owner or other person receiving payments is not a natural person, the required distributions under Section 72(A) apply on the death of the primary Annuitant.

The Internal Revenue Service has not issued regulations interpreting the requirements of Section 72(s) (although it has issued proposed regulations interpreting similar requirements for qualified plans). We intend to review and modify the contract if necessary to ensure that it complies with the requirements of Section 72(s) when clarified by regulation or otherwise.

Generally, the above requirements will be satisfied with a single sum payment where the death occurs prior to the annuity commencement date. A single sum payment will be subject to proof of the owner's death. The beneficiary, however, may elect by written request to receive an annuity option instead of a lump sum payment. However, if the election is not made within 60 days of the date the single sum death benefit otherwise becomes payable, the IRS may disregard the election for tax purposes and tax the beneficiary as if a single sum payment had been made.

QUALIFIED CONTRACTS

The contracts may be used with several types of tax-qualified plans. The tax rules applicable to owners, Annuitants, and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, purchase payments made under a tax qualified plan on your behalf are excludable from your gross income during the Accumulation Period. The portion, if any, of any purchase payment that is not excluded from your gross income during the Accumulation Period constitutes your "investment in the contract".

When annuity payments begin, you will receive back your "investment in the contract" if any, as a tax-free return of capital. The Code provides which portion of each payment is taxable and which portion is tax free. These rules may vary depending on the type of tax qualified plan.

The contracts are available in connection with the following types of retirement plans:

     - Section 403(b) annuity plans for employees of certain tax-exempt organizations and public education institutions;

     - Section 401 or 403(a) qualified pension, profit-sharing, or annuity plans;

     - Individual retirement annuities ("IRAs") under Section 408(b);

     - Simplified employee pension plans ("SEPs") under Section 408(k);

     - Section 457 unfunded deferred compensation plans of tax-exempt organizations and private employer unfunded deferred compensation plans.

The tax implications of these plans are further discussed in the Statement of Additional Information under the heading "Taxation Under Certain Retirement Plans".

WITHHOLDING

Annuity payments and other amounts received under contracts are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Despite the recipient's election, the Code may require withholding from certain payments outside the United States. The Code may also require withholding from certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly from the qualified plan to another qualified retirement plan. Moreover, special "backup withholding" rules may require us to disregard the recipient's election if the recipient fails to supply us with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies us that the TIN provided by the recipient is incorrect.

PORTFOLIO DIVERSIFICATION

The United States Treasury Department has adopted regulations under Section 817(h) of the Code that set forth diversification requirements for investments underlying Non-Qualified Contracts. We believe that the investments will satisfy these requirements. Failure to do so would result in immediate taxation to you or another person of all income credited to Non-Qualified Contracts. Also, current regulations do not provide guidance as to any circumstances in which control over allocation of values among different investment alternatives may cause you or another person receiving annuity payments to be treated as the owners of Variable Account assets for tax purposes. We reserve the right to amend the contracts in any way necessary to avoid any such result. The Treasury Department may establish standards in this regard through regulations or rulings. Such standards may apply only prospectively, although retroactive application is possible if the Treasury Department considered such standards not to embody a new position.

CERTAIN EXCHANGES

Section 1035 of the Code provides generally that no gain or loss will be recognized under the exchange of a life insurance or annuity contract for an annuity contract. Thus, a properly completed exchange pursuant to the special annuity contract exchange form we provide for this purpose is not generally a taxable event under the Code. Moreover, your investment in the contract will be the same as your investment in the product you exchanged out of.

Because of the complexity of these and other tax aspects in connection with an exchange, you should consult a tax adviser before making any exchange.

TAX LAW RESTRICTIONS AFFECTING SECTION 403(B) PLANS

Section 403(b)(11) of the Internal Revenue Code restricts the distribution under
Section 403(b) annuity contracts of:

(1) elective contributions made for years beginning after December 31, 1988;

(2) earnings on those contributions; and

(3) earnings on amounts held as of December 31, 1988.

Distribution of these amounts may only occur upon death of the employee, attainment of age 59 1/2, separation from service, disability, or financial hardship. In addition, we may not distribute income attributable to elective contributions made after December 31, 1988.

FURTHER INFORMATION ABOUT FIRST FORTIS

GENERAL

We offer and sell insurance products, including fixed life insurance policies, fixed and variable annuity contracts, and group life, accident and health insurance policies. We market our products to small business and individuals through a national network of independent agents, brokers, and financial institutions.

OWNERSHIP OF SECURITIES

All of First Fortis' outstanding shares are owned by Fortis, Inc., One Chase Manhattan Plaza, New York, N.Y. 10005. Fortis, Inc., in turn is wholly owned by Fortis International, Inc., which is wholly owned by AMEV/VSB 1990 N.V., both of which share the same address with N.V. AMEV., Archimedeslaan 10, 3584 BA, Utrecht, The Netherlands. AMEV/VSB 1990 N.V. is 50% owned by Fortis (NL)N.V. and 50% owned, through certain subsidiaries, by Fortis (B), Boulevard Emile Jacqmain 53, 1000 Brussels, Belgium.

SELECTED FINANCIAL DATA

The following is a summary of certain financial data of First Fortis. This summary has been derived in part from the financial statements of First Fortis included elsewhere in this prospectus. You should read the following along with these financial statements.


                                                                                YEAR ENDED DECEMBER 31,
                                                                --------------------------------------------------------
                       (IN THOUSANDS)                             2000        1999        1998        1997        1996
                       --------------                             ----        ----        ----        ----        ----
INCOME STATEMENT DATA
  Premiums and policy charges...............................    $ 64,753    $ 60,213    $ 54,764    $ 51,846    $ 67,516
  Net investment income.....................................       9,330         638       8,187       7,907       7,891
  Realized investment gains (losses)........................      (1,883)       (123)      1,436         361          (3)
  Other income..............................................       1,032       1,374         889         682         336
                                                                --------    --------    --------    --------    --------
TOTAL REVENUES..............................................    $ 73,232    $ 69,292    $ 65,276    $ 60,796    $ 75,740
                                                                ========    ========    ========    ========    ========
  Benefits and expenses.....................................    $ 66,469    $ 66,194    $ 61,477    $ 60,983    $ 75,596
  Income tax expense (benefit)..............................       2,416       1,032       1,347         (63)        (39)
  Net income (loss).........................................       4,347       2,066       2,452        (124)        183
BALANCE SHEET DATA
  Total assets..............................................    $265,997    $248,252    $217,502    $170,898    $142,742
  Total liabilities.........................................     222,619     212,316     177,476     133,817     107,050
  Total shareholder's equity................................      43,378      35,936      40,026      37,081      35,692


MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS
OF OPERATIONS


2000 COMPARED TO 1999



REVENUES



First Fortis (the Company) life insurance is principally group life business and the premium remained consistent from 1999 to 2000. Accident and health premiums increased during 2000 as compared to 1999 due to strong group disability and dental sales. Accident and health premiums are principally composed of group accident and health coverages. Dental, disability income, and medical premium represented 52%, 47%, and 1%, respectively, of total group accident and health premium in 2000 compared to 48%, 46%, and 6%, respectively, in 1999. The decrease in the group medical premium as a percent of the total group accident and health premium is due to the run-out of a block of business that discontinued sales in 1996.



The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 2000 and 1999 resulted in recognition of realized gains and losses upon sales of securities.



BENEFITS



The ratio of life benefits to premium decreased in 2000 to 74% from 77% in 1999 due to more favorable mortality experience during 2000 in the group life line. The decrease in accident and health benefits as a percent of premium to 73% in 2000 from 80% in 1999 is primarily due to both the dental and disability income lines. The decrease in the dental benefit to premium ratio is due to higher premium volume in 2000 along with favorable dental experience. The decrease in the disability income benefit to premium ratio is due to a slightly higher premium volume in 2000 as well as improved experience during the year.



EXPENSES



The Company continues to monitor its commission rate structures, and, as indicated by market conditions, periodically adjusts rates paid. Rates paid vary by product type, group size and duration.



The Company's general and administrative expense decreased $0.6 million from 1999 to 2000. Decreases in salary related expenses, banking fees and depreciation costs account for this decrease. The Company continues to strive for improvements in the expense to gross revenue ratio while maintaining quality and timely services to the policyholders.



EVENTS SUBSEQUENT



On January 25, 2001, Fortis, Inc. agreed to sell (the "Sale") its Fortis Financial Group division (the "Division") to The Hartford Financial Services Group ("The Hartford"). The Division includes, among other blocks of business, certain individual life insurance policies and annuity contracts (collectively, the "Insurance Contracts") written by Fortis Benefits Insurance Company, First Fortis Life Insurance Company, Fortis Insurance Company, John Alden Life Insurance Company and Houston National Life Insurance Company (the "Companies"). Certain of the Insurance Contracts permit investment in, among other investment options, various series of the Fortis Series Fund (the "Fund").



To effect the Sale as it relates to the Companies, Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company, indirect wholly owned subsidiaries of The Hartford, will reinsure the Insurance Contracts on a 100% coinsurance basis (or a 100% modified coinsurance basis for some of the block) and perform administration of such Insurance Contracts. In addition, Hartford Life and Accident Insurance Company, another indirect wholly owned subsidiary of The Hartford, will purchase all of the outstanding stock of Fortis Advisers, Inc., which is the investment adviser for the Fund. Thus, upon completion of the Sale, Hartford Life and Accident Insurance Company will own and control Fortis Advisers, Inc. and its subsidiaries, including Fortis Investors, Inc., which is the principal distributor of the Fund.

The Sale was completed on April 1, 2001. Following the Sale, the Fund entered into new investment advisory, subadvisory and distribution agreements with affiliates of the Hartford. These new agreements will require approval of the Fund's shareholders and by Insurance Contract holders to the extent required by law.


1999 COMPARED TO 1998

REVENUES

First Fortis (the Company) life insurance premiums increased during 1999 as compared to 1998 due to strong group life sales. Group disability and dental sales account for the increase in accident and health premiums. Offsetting this is a decrease in the group medical premiums. This group medical premium decrease was substantially attributable to the Company's decision, effective January 1, 1996, to cease new sales of group medical policies. The Company continues to service the existing group medical business. The decision to effectively exit the group medical business has reduced annualized premiums associated with this line from $11.4 million inforce at January 1, 1997 to a $724,000 in premium inforce at December 31, 1999. Accident and health premiums are principally composed of group accident and health coverages. The discontinuance of group medical sales and strong dental and disability sales have caused the group accident and health premium mix to shift. Dental, disability income, and medical premium represented 48%, 46%, and 6%, respectively, of total group accident and health premium in 1999 compared to 44%, 41%, and 15%, respectively, in 1998.

The Company continues to match investment portfolio composition to liquidity needs and capital requirements. Changes in interest rates during 1999 and 1998 resulted in recognition of realized gains and losses upon sales of securities.

BENEFITS

The ratio of 1999 life benefits to premium increased to 77% from 70% in 1998 due to more favorable 1998 mortality experience and higher life premium volumes. The decrease in accident and health benefits as a percent of premium to 80% in 1999 from 85% in 1998 is primarily due to improved experience in the group long-term disability claims.

EXPENSES

The Company continues to monitor its commission rate structures, and, as indicated by market conditions, periodically adjusts rates paid. Rates paid vary by product type, group size and duration.


The Company's general and administrative expenses as a percent of premium remained relatively flat decreasing to 23.3% in 1999 from 23.7% in 1998. The Company continues to strive for improvements in the expense to gross revenue ratio while maintaining quality and timely services to the policyholders.



MARKET RISK AND RISK MANAGEMENT


Interest rate risk is the Company's primary market risk exposure. Substantial and sustained increases and decreases in market interest rates can affect the profitability of insurance products and market value of investments. The yield realized on new investments generally increases or decreases in direct relationship with interest rate changes. The market value of the Company's fixed maturity and mortgage loan portfolios generally increases when interest rates decrease, and decreases when interest rates increase.

Interest rate risk is monitored and controlled through asset/liability management. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. A major component of the Company's asset/liability management program is structuring the investment portfolio with cash flow characteristics consistent with the cash flow characteristics of the Company's insurance liabilities.

The Company uses computer models to perform simulations of the cash flow generated from existing insurance policies under various interest rate scenarios. Information from these models is used in the determination of interest crediting strategies and investment strategies. The asset/liability management discipline includes strategies to minimize exposure to loss as market interest rates change. On the basis of these analyses, management believes there is no material solvency risk to the Company with respect to interest rate movements up or down of 100 basis points from year end levels.

Equity market risk exposure is not significant. Equity investments in the general account are not material enough to threaten solvency and contract owners bear the investment risk related to the variable products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contract owners, not by the Company. The Company provides certain minimum death benefits that depend on the performance of the variable separate accounts. Currently the majority of these death benefit risks are reinsured which then protects the Company from adverse mortality experience and prolonged capital market decline.

LIQUIDITY AND CAPITAL RESOURCES

The liquidity requirements of the Company have been met by funds provided from operations, including investment income. Funds are principally used to provide for policy benefits, operating expenses, commissions and investment purchases. The impact of the declining inforce medical business has been considered in evaluating the Company's future liquidity needs. The Company expect its operating activities to continue to generate sufficient funds.

The National Association of Insurance Commissioners has implemented risk-based capital standards to determine the capital requirements of a life insurance company based upon the risks inherent in its operations. These standards require the computation of a risk-based capital amount which is then compared to a company's actual total adjusted capital. Based upon current calculation using these risk-based capital standards, the Company's percentage of total adjusted capital is in excess of ratios which would require regulatory attention.


The Company has no long or short term debt. As of December 31, 2000, xx% of the Company's fixed maturity investments consisted of investment grade bonds. The Company does not expect this percentage to change significantly in the future.


REGULATION

The Company is subject to the laws and regulations established by the New York State Insurance Department governing insur-ance business conducted in New York State. Periodic audits are conducted by the New York Insurance Department related to the Company's compliance with these laws and regulations. To date, there have been no adverse findings regarding the Company's operations.


VOTING PRIVILEGES


In accordance with our view of current applicable law, we will vote shares of each of the portfolios attributable to a contract at regular and special meetings of the shareholders of the portfolios. We will vote those shares in proportion to instructions we receive from the persons having the voting interest in the contract as of the record date for the corresponding portfolio shareholders meeting. Owners have the voting interest during the Accumulation Period, persons receiving annuity payments have the voting interest during the Annuity Period, and beneficiaries have the voting interest after the death of the Annuitant or owner. However, if the Investment Company Act of 1940 or any rules thereunder should be amended or if the present interpretation thereof should change, and as a result we determine that we are permitted to vote shares of the portfolios in our own right, we may elect to do so.

We determine the number of shares of a portfolio attributable to a contract as follows:

     - During the Accumulation Period, we divide the amount of contract value in a subaccount by the net asset value of one share of the portfolio corresponding to that subaccount. We make this calculation as of the record date for the applicable portfolio.

     - During the Annuity Period, or after the death of the Annuitant or owner, we make a similar calculation. However, for subaccount value we use the liability for future variable annuity payments allocable to that subaccount as of the record date for the applicable portfolio. We calculate the liability for future variable annuity payments on the basis of the following on the record date:

     - mortality assumptions,

     - the assumed interest rate used in determining the number of Annuity Units under the contract, and

     - the applicable Annuity Unit value

During the Annuity Period, the number of votes attributable to a contract will generally decrease since funds set aside to make the annuity payments will decrease.

We will vote shares for which we have not received timely instructions, and any shares attributable to excess amounts we have accumulated in the related subaccount, in proportion to the voting instructions which we receive for all contracts and other variable annuity contracts participating in a portfolio. To the extent that we or any affiliated company holds any shares of a portfolio, those shares will be voted in the same proportion as instructions for that portfolio from all our policy holders holding voting interests in that portfolio. Shares held by separate accounts other than the Variable Account will in general be voted in accordance with instructions of owners in such other separate accounts. This diminishes the relative voting influence of the contracts.

Each person having a voting interest in a subaccount of the Variable Account will receive proxy material, reports and other materials relating to the appropriate portfolio. Under the procedures described above, these persons may give instructions regarding:

     - the election of the Board of Directors of the portfolios,

     - ratification of the selection of a portfolio's independent auditors,

     - the approval of the investment managers of a portfolio,

     - changes in fundamental investment policies of a portfolio, and

     - all other matters that are put to a vote by portfolio shareholders


OTHER INFORMATION


We have filed Registration Statements with the Securities and Exchange Commission under the Securities Act of 1933 as amended, with respect to the contracts discussed in this prospectus. We have not included in the prospectus all of the information set forth in the Registration Statement, amendments, and exhibits thereto. We intend statements contained in this prospectus about the content of the contracts and other legal instruments to be summaries. For a complete statement of the terms of these documents, you should refer to the instruments filed with the Securities and Exchange Commission.

A Statement of Additional Information is available upon request. Its contents are as follows:

CONTENTS OF STATEMENT OF ADDITIONAL
INFORMATION

First Fortis and the Variable Account..........
Calculation of Annuity Payments................
Postponement of Payments.......................
Services.......................................
  - Safekeeping of Variable Account Assets.....
  - Experts....................................
  - Principal Underwriter......................
Taxation Under Certain Retirement Plans........
Withholding....................................
Other Information..............................
Miscellaneous..................................
Variable Account Financial Statements..........
APPENDIX A--Performance Information............

FIRST FORTIS FINANCIAL STATEMENTS

The financial statements of First Fortis that are included in this prospectus should be considered primarily as bearing on the ability of First Fortis to meet its obligations under the contracts. The contracts are not entitled to participate in earnings, dividends or surplus of First Fortis.

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholder of


First Fortis Life Insurance Company



In our opinion, the accompanying balance sheet and the related statements of income, of changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of First Fortis Life Insurance Company, an indirect, wholly-owned subsidiary of Fortis (B) and Fortis (NL) N.V. (the Company) at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The financial statements of the Company as of December 31, 1999 and for the two years in the period then ended were audited by other independent accountants whose report dated February 17, 2000 expressed an unqualified opinion on those statements.


                                          [/s/ PRICEWATERHOUSECOOPERS LLP]


February 15, 2001

REPORT OF INDEPENDENT AUDITORS

Board of Directors
First Fortis Life Insurance Company

We have audited the accompanying balance sheet of First Fortis Life Insurance Company, an indirect, wholly-owned subsidiary of Fortis (B) and Fortis (NL) N.V., as of December 31, 1999, and the related statements of operations, changes in shareholder's equity and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with accounting standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Fortis Life Insurance Company at December 31, 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          [/s/ Ernst & Young LLP]

Minneapolis, Minnesota
February 17, 2000

BALANCE SHEETS


FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS, EXCEPT SHARE DATA)



                                                                    DECEMBER 31
                                                                --------------------
                                                                  2000        1999
                                                                --------    --------
ASSETS
Investments:
  Fixed maturities, at fair value (amortized cost
     2000--$130,242; 1999--$126,432)........................    $129,784    $121,212
  Policy loans..............................................           4           1
  Short-term investments....................................       9,450       5,800
                                                                --------    --------
                                                                 139,238     127,013
Cash and cash equivalents...................................       1,659       4,562
Receivables:
  Uncollected premiums, less allowance (2000 and
     1999--$100)............................................       3,417       3,097
  Reinsurance recoverable on unpaid and paid losses.........      36,761      31,634
  Other.....................................................       1,267       1,495
                                                                --------    --------
                                                                  41,445      36,226
Accrued investment income...................................       2,215       2,095
Deferred policy acquisition costs...........................       4,127       4,353
Property and equipment at cost, less accumulated
  depreciation (2000--$1,732; 1999--$2,287).................          78         124
Deferred federal income taxes...............................       3,283       3,535
Goodwill, less accumulated amortization (2000--$460;
  1999--$414)...............................................         370         416
Assets held in separate accounts............................      73,582      69,928
                                                                --------    --------
Total assets................................................    $265,997    $248,252
                                                                ========    ========



    The accompanying notes are an integral part of the financial statements

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS, EXCEPT SHARE DATA)



                                                                    DECEMBER 31
                                                                --------------------
                                                                  2000        1999
                                                                --------    --------
POLICY RESERVES AND LIABILITIES AND SHAREHOLDER'S EQUITY
Policy reserves and liabilities:
  Future policy benefit reserves:
     Life insurance.........................................    $ 32,443    $ 34,165
     Interest sensitive and investment products.............       4,916       3,487
     Accident and health....................................      76,830      70,852
                                                                --------    --------
                                                                 114,189     108,504
  Unearned revenues.........................................      10,058       9,834
  Other policy claims and benefits payable..................      14,205      12,247
  Income taxes payable......................................       1,035       1,213
  Other liabilities.........................................       9,550      10,590
  Liabilities related to separate accounts..................      73,582      69,928
                                                                --------    --------
Total policy reserves and liabilities.......................     222,619     212,316
Shareholder's equity:
  Common stock, $20 par value:
     Authorized, issued and outstanding shares--100,000.....       2,000       2,000
  Additional paid-in capital................................      37,440      37,440
  Retained earnings (accumulated deficit)...................       4,223        (124)
  Accumulated other comprehensive loss......................        (285)     (3,380)
                                                                --------    --------
Total shareholder's equity..................................      43,378      35,936
                                                                --------    --------
Total policy reserves, liabilities and shareholder's
  equity....................................................    $265,997    $248,252
                                                                ========    ========



    The accompanying notes are an integral part of the financial statements

STATEMENTS OF OPERATIONS


FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



                                                                   YEARS ENDED DECEMBER 31
                                                                -----------------------------
                                                                 2000       1999       1998
                                                                -------    -------    -------
REVENUES:
Insurance operations:
  Life insurance premiums...................................    $24,399    $24,765    $23,057
  Interest sensitive and investment product policy
     charges................................................      1,197        950        384
  Accident and health insurance premiums....................     39,157     34,498     31,323
                                                                -------    -------    -------
                                                                 64,753     60,213     54,764
Net investment income.......................................      9,330      8,564      8,187
Net realized (losses) gains on investments..................     (1,883)      (123)     1,436
Other income................................................      1,032        638        889
                                                                -------    -------    -------
Total revenues..............................................     73,232     69,292     65,276
BENEFITS AND EXPENSES:
Benefits to policyholders:
  Life insurance............................................     18,031     19,100     16,167
  Interest sensitive investment products....................        440        315        815
  Accident and health claims................................     28,657     27,585     26,616
                                                                -------    -------    -------
                                                                 47,128     47,000     43,598
Amortization of deferred policy acquisition costs...........        360        240       (106)
Insurance commissions.......................................      5,773      5,114      5,056
General and administrative expenses.........................     13,208     13,840     12,929
                                                                -------    -------    -------
Total benefits and expenses.................................     66,469     66,194     61,477
Income before federal income taxes..........................      6,763      3,098      3,799
Federal income taxes........................................      2,416      1,032      1,347
                                                                -------    -------    -------
Net income..................................................    $ 4,347    $ 2,066    $ 2,452
                                                                =======    =======    =======



    The accompanying notes are an integral part of the financial statements

STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY


FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



                                                                            RETAINED       ACCUMULATED
                                                            ADDITIONAL      EARNINGS          OTHER
                                                 COMMON      PAID-IN      (ACCUMULATED    COMPREHENSIVE
                                       TOTAL      STOCK      CAPITAL        DEFICIT)      (LOSS) INCOME
                                      -------    -------    ----------    ------------    -------------
Balance, December 31, 1997........    $37,081    $2,000      $37,440        $(4,642)         $2,283
  Comprehensive income:
     Net income...................      2,452        --           --          2,452              --
     Change in unrealized gains
       (losses) on investments,
       net........................        493        --           --             --             493
                                      -------
  Comprehensive income............      2,945
                                      -------    ------      -------        -------          ------
Balance, December 31, 1998........     40,026     2,000       37,440         (2,190)          2,776
  Comprehensive loss:
     Net income...................      2,066        --           --          2,066              --
     Change in unrealized gains
       (losses) on investments,
       net........................     (6,156)       --           --             --          (6,156)
                                      -------
  Comprehensive loss..............     (4,090)
                                      -------    ------      -------        -------          ------
Balance, December 31, 1999........     35,936     2,000       37,440           (124)         (3,380)
  Comprehensive income:
     Net income...................      4,347        --           --          4,347              --
     Change in unrealized gains
       (losses) on investments,
       net........................      3,095        --           --             --           3,095
                                      -------
  Comprehensive income............      7,442
                                      -------    ------      -------        -------          ------
Balance, December 31, 2000........    $43,378    $2,000      $37,440        $ 4,223          $ (285)
                                      =======    ======      =======        =======          ======



    The accompanying notes are an integral part of the financial statements.

STATEMENTS OF CASH FLOWS


FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



                                                                    YEARS ENDED DECEMBER 31
                                                               ---------------------------------
                                                                 2000        1999        1998
                                                               ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................   $   4,347   $   2,066   $   2,452
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation, amortization and accretion..................         156         330         299
  Net realized losses (gains) on investments................       1,535         123      (1,436)
  Write-off on investment...................................         348          --          --
  Amortization of gain on reinsured business................        (406)         --          --
  Policy acquisition costs deferred.........................        (950)     (1,445)     (1,629)
  Amortization of policy acquisition costs..................         360         240        (106)
  Increase in uncollected premiums, accrued investment
     income and other.......................................        (212)       (837)       (390)
  Increase in reinsurance recoverable.......................      (5,127)     (3,176)     (8,694)
  Loss on disposal of property and equipment................          --          --          12
  Provision for deferred taxes..............................      (1,415)        930         665
  Increase in future policy benefit reserves, unearned
     revenues and other policy claims and benefits..........       7,679       8,894      13,922
  (Decrease) increase in other liabilities..................      (3,128)      5,693        (686)
  (Decrease) increase in income taxes payable...............        (178)       (804)      1,106
                                                               ---------   ---------   ---------
Net cash provided by operating activities...................       3,009      12,014       5,515
                                                               ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed maturity investments.....................    (172,388)   (159,025)   (187,953)
Sales and repayments of fixed maturity investments..........     166,630     158,172     165,971
(Increase) decrease in short-term investments...............      (3,650)     (4,970)     10,867
Cash pursuant to reinsurance agreement......................       2,397          --          --
                                                               ---------   ---------   ---------
Net cash used in investing activities.......................      (7,011)     (5,823)    (11,115)
                                                               ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Activities related to investment products:
  Considerations received...................................       5,640       2,875      13,661
  Surrenders and death benefits.............................      (4,855)     (5,941)    (15,075)
  Interest credited to policyholders........................         314         277         721
                                                               ---------   ---------   ---------
Net cash provided by (used in) financing activities.........       1,099      (2,789)       (693)
                                                               ---------   ---------   ---------
(Decrease) increase in cash and cash equivalents............      (2,903)      3,402      (6,293)
Cash and cash equivalents at beginning of year..............       4,562       1,160       7,453
                                                               ---------   ---------   ---------
Cash and cash equivalents at end of year....................   $   1,659   $   4,562   $   1,160
                                                               =========   =========   =========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Assets and liabilities transferred in reinsurance
  transactions (Note 7):
  Non-cash assets (ceded) received:
     Other assets...........................................   $      (7)  $      --   $      --
     Deferred acquisition costs.............................        (816)         --          --
                                                               =========   =========   =========
  Total value of assets (ceded) received....................   $    (823)  $      --   $      --
                                                               =========   =========   =========
  Non-cash liabilities ceded (assumed):
     Future policy benefit reserves.........................   $     404   $      --   $      --
     Unearned premium reserves..............................         505          --          --
     Other liabilities......................................           9          --          --
                                                               ---------   ---------   ---------
  Total liabilities ceded (assumed).........................   $     918   $      --   $      --
                                                               =========   =========   =========



    The accompanying notes are an integral part of the financial statements

NOTES TO FINANCIAL STATEMENTS


FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



1.   NATURE OF OPERATIONS


NATURE OF OPERATIONS


First Fortis Life Insurance Company (the Company) is a wholly-owned subsidiary of Fortis, Inc. (Fortis), which itself is a wholly-owned subsidiary of Fortis
(B) and Fortis (NL) N.V. The Company was organized to enable the Fortis group of companies to distribute their products to the New York State marketplace. The Company's revenues are derived primarily from group employee benefits products. Effective January 1, 1996, the Company stopped offering its group medical products; however, the Company will continue to renew and service existing medical business, which represented $421, $1,859 and $4,648 of 2000, 1999 and 1998 of the accident and health premiums, respectively.



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


USE OF ESTIMATES


The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



NEW ACCOUNTING PRONOUNCEMENTS


In June 1999, the Financial Accounting Standards Board issued SFAS 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of SFAS 133," which deferred to January 1, 2001 the effective date of the accounting and reporting requirements of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. The adoption of SFAS 133 is not expected to have a material effect on the Company's results of operations or financial position.



Effective January 1, 2000, the Company adopted Statement of Position ("SOP") 98-7, Deposit Accounting: Accounting for Insurance and Reinsurance Contracts that do not Transfer Insurance Risk. SOP 98-7 provides guidance on how to account for insurance and reinsurance contracts that do not transfer insurance risk. The adoption of SOP 98-7 did not have a material effect on the Company's results of operations or financial position.



INVESTMENTS


The Company's investment strategy is developed based on many factors including insurance liability matching, rate of return, maturity, credit risk, tax considerations and regulatory requirements.



All fixed maturity investments are classified as available-for-sale and carried at fair value. Changes in fair values of available-for-sale securities, after related deferred income taxes and after adjustment for the changes in pattern of amortization of deferred policy acquisition costs are reported directly in shareholder's equity as accumulated other comprehensive income and, accordingly, have no effect on net income. The unrealized appreciation or depreciation is net of deferred policy acquisition cost amortization and taxes that would have been required as a charge or credit to income had such unrealized amounts been realized.



Policy loans are reported at the aggregate of the unpaid loan balances which do not exceed the cash surrender values of the related policies. Short-term investments are carried at cost which approximates fair value.



Realized gains and losses on sales of investments, and declines in value judged to be other-than-temporary, are recognized on the specific identification basis. Investment income is recorded as earned.



DEFERRED POLICY ACQUISITION COSTS


The costs of acquiring new business, which vary with and are directly related to the production of new business, are deferred to the extent recoverable and amortized. For credit life, disability and accident and health insurance products, such costs are amortized over the premium paying period. For interest sensitive and investment products, such costs are amortized in relation to expected future gross profits. Estimation of future gross profits requires significant management judgment and is reviewed periodically. As excess amounts of deferred costs over future premiums or gross profits are identified, such excess amounts are expensed.

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


PROPERTY AND EQUIPMENT


Property and equipment are recorded at cost less accumulated depreciation. The Company provides for depreciation principally on the straight-line method over the estimated useful lives of the related property. Depreciation expense was $46, $202 and $341 at December 31, 2000, 1999 and 1998, respectively.



GOODWILL


Goodwill represents the excess of the purchase price paid over net assets acquired in connection with the purchase of the New York shell of Metropolitan Life. The block of business purchased included ordinary life, other accident and health, and annuities. Goodwill is amortized on a straight line basis over 18 years.



GUARANTY FUND ASSESSMENTS


There are a number of insurance companies that are currently under regulatory supervision. This may result in future assessments by state guaranty fund associations to cover losses to policyholders of insolvent or rehabilitated companies. These assessments can be partially recovered through a reduction in future premium taxes in some states. The Company believes it has adequately provided for the impact of future assessments relating to current insolvencies.



SEPARATE ACCOUNTS


Revenues and expenses related to the separate account assets and liabilities are excluded from the amounts reported in the accompanying statements of operations. Assets and liabilities associated with separate accounts relate to deposit and annuity considerations for which the contract owner, rather than the Company, bears the investment risk. Separate account assets are reported at fair value and represent funds held for the exclusive benefit of the variable annuity contract owners. The Company receives mortality and expense risk fees from the separate accounts.



The Company makes contractual mortality assurances to the variable annuity contract owners that the net assets of the separate accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. The Company makes periodic fund transfers to, or withdrawals from, the separate account assets for such actuarial adjustments for variable annuities that are in the benefit payment period. The Company also guarantees that the rates at which administrative fees are deducted from contract funds will not exceed contractual maximums.



For variable life insurance, the Company guarantees that the rates at which insurance charges and administrative fees are deducted from contract funds will not exceed contractual maximums. The Company also guarantees that the death benefit will continue payable at the initial level regardless of investment performance so long as minimum premium payments are made.



REVENUE RECOGNITION AND FUTURE POLICY BENEFIT RESERVES


Premiums for traditional life insurance are recognized as revenue when due over the premium-paying period. Reserves for future policy benefits are computed using the net level method and include investment yield, mortality, withdrawal, and other assumptions based on the Company's experience, modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations.



Revenues for interest sensitive and investment products consist of charges assessed against policy account balances during the period for the cost of insurance, policy administration, and surrender charges. Future policy benefit reserves are computed under the retrospective deposit method and consist of policy account balances before applicable surrender charges. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. Interest credit rates for universal life and investment products ranged from 4% to 12% in 2000, 4.0% to 6.75% in 1999 and 3.5% to 10.25% in 1998.



Premiums for accident and health insurance products, including medical, long and short-term disability and dental insurance products, are recognized as revenues ratably over the contract period in proportion to the risk insured.

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Reserves for future disability benefits are based on the 1987 Commissioners Group Disability Table. The valuation interest rate is the Single Premium Immediate Annuity Valuation rate less 100 basis points. Claims in the first five years are modified based on the Company's actual experience.



Premiums for credit insurance included in life insurance premiums and accident and health insurance premiums are recognized as revenues when due over the estimated coverage period.



CLAIMS AND BENEFITS PAYABLE


Other policy claims and benefits payable for reported and incurred but not reported claims and related claims adjustment expenses are determined using case-basis estimates and past experience. The methods of making such estimates and establishing the related liabilities are continually reviewed and updated. Any adjustments resulting therefrom are reflected in income currently.



INCOME TAXES


Income taxes have been provided using the liability method. Deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting and the tax bases and are measured using the enacted tax rates.



COMPREHENSIVE INCOME


Comprehensive income is comprised of net income and other comprehensive income which includes unrealized gains and losses adjusted for the impact of gains and losses realized during the current year on securities classified as available for sale, net of the effect on deferred policy acquisition costs, and taxes.



STATEMENTS OF CASH FLOWS


The Company considers investments with a maturity at the date of their acquisition of three months or less to be cash equivalents. These securities are carried principally at amortized cost which approximates fair value



RECLASSIFICATIONS


Certain amounts in the 1999 and 1998 financial statements have been reclassified to conform to the 2000 presentation.

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



3.   INVESTMENTS


AVAILABLE-FOR-SALE SECURITIES


The following is a summary of the available-for-sale securities:



                                                                   GROSS         GROSS
                                                    AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                      COST          GAIN         LOSSES       VALUE
                                                    ---------    ----------    ----------    --------
AT DECEMBER 31, 2000:
Governments.......................................  $ 19,185       $  805        $   46      $ 19,944
Public utilities..................................    15,505          215           387        15,333
Industrial and miscellaneous......................    95,552        1,775         2,820        94,507
                                                    --------       ------        ------      --------
Total.............................................  $130,242       $2,795        $3,253      $129,784
                                                    ========       ======        ======      ========
AT DECEMBER 31, 1999:
Governments.......................................  $ 11,494       $   --        $  360      $ 11,134
Public utilities..................................    16,507           15           903        15,619
Industrial and miscellaneous......................    98,431          212         4,184        94,459
                                                    --------       ------        ------      --------
Total.............................................  $126,432       $  227        $5,447      $121,212
                                                    ========       ======        ======      ========



The amortized cost and fair value of fixed maturity securities at December 31, 2000, by contractual maturity, are shown below:



                                                                AMORTIZED      FAIR
                                                                  COST        VALUE
                                                                ---------    --------
Due in one year or less.....................................    $  8,310     $  8,273
Due after one year through five years.......................      29,155       29,095
Due after five years through ten years......................      41,906       41,302
Due after ten years.........................................      50,871       51,114
                                                                --------     --------
Total.......................................................    $130,242     $129,784
                                                                ========     ========



Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



INVESTMENTS ON DEPOSIT



The Company had fixed maturities carried at $505 and $502 at December'31, 2000 and 1999, respectively, on deposit with various governmental authorities as required by law.

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



3.   INVESTMENTS (CONTINUED)


NET INVESTMENT INCOME AND NET REALIZED GAINS (LOSSES) ON INVESTMENTS



Major categories of net investment income for each year were as follows:



                                                                 2000      1999      1998
                                                                ------    ------    ------
NET INVESTMENT INCOME:
Fixed maturities............................................    $8,956    $8,375    $8,108
Short-term investments......................................       494       326       222
                                                                ------    ------    ------
                                                                 9,450     8,701     8,330
Expenses....................................................      (120)     (137)     (143)
                                                                ------    ------    ------
Net investment income.......................................    $9,330    $8,564    $8,187
                                                                ======    ======    ======



All net realized gains (losses) on investments resulted from sales of fixed maturities.



Proceeds from sales of investments were $165,630, $157,672 and $165,471 in 2000, 1999 and 1998, respectively. Gross gains of $448, $738 and $1,757 and gross losses of $2,331, $861 and $321 were realized on the sales in 2000, 1999 and 1998, respectively.



NET UNREALIZED GAINS (LOSSES)


The adjusted net unrealized gains (losses) on investments recorded in accumulated other comprehensive income for the year ended December 31, were as follows:



                                                                                TAX
                                                               BEFORE-TAX     BENEFIT     NET-OF-TAX
                                                                 AMOUNT      (EXPENSE)      AMOUNT
                                                               ----------    ---------    ----------
DECEMBER 31, 2000:
Unrealized gains (losses) on investments:
  Unrealized gains (losses) on available-for-sale
     investments...........................................     $ 6,644       $(2,325)     $ 4,319
  Reclassification adjustment for gains (losses) realized
     in net income.........................................      (1,883)          659       (1,224)
                                                                -------       -------      -------
Other comprehensive income.................................     $ 4,761       $(1,666)     $ 3,095
                                                                =======       =======      =======
DECEMBER 31, 1999:
Unrealized gains (losses) on investments:
  Unrealized gains (losses) on available-for-sale
     investments...........................................     $(9,348)      $ 3,272      $(6,076)
  Reclassification adjustment for gains (losses) realized
     in net income.........................................        (123)           43          (80)
                                                                -------       -------      -------
Other comprehensive loss...................................     $(9,471)      $ 3,315      $(6,156)
                                                                =======       =======      =======
DECEMBER 31, 1998:
Unrealized gains (losses) on investments:
  Unrealized gains(losses) on available-for-sale
     investments...........................................     $  (678)      $   238      $  (440)
  Reclassification adjustment for gains (losses) realized
     in net income.........................................       1,436          (503)         933
                                                                -------       -------      -------
Other comprehensive income.................................     $   758       $  (265)     $   493
                                                                =======       =======      =======



4.   LEASES


The Company leases office space under operating lease arrangements that have various renewal options and are subject to escalation clauses for real estate taxes and operating expenses. Rent expense was $791, $915 and $789 in 2000, 1999 and 1998, respectively. Future minimum payments required under operating lease arrangements that have

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



4.   LEASES (CONTINUED)


initial or noncancelable terms in excess of one year or more are: 2001--$661, 2002--$669, 2003--$662, 2004--$686, 2005--$710, and thereafter $275.



5.   ACCIDENT AND HEALTH RESERVES


Activity for the liability for unpaid accident and health claims is summarized as follows:



                                                                   YEARS ENDED DECEMBER 31
                                                                -----------------------------
                                                                 2000       1999       1998
                                                                -------    -------    -------
Balance as of January 1, net of reinsurance recoverables:...    $63,788    $62,540    $60,498
  Add: Incurred losses related to:
     Current year...........................................     14,828     18,907     16,816
     Prior years............................................     12,920      8,678      9,800
                                                                -------    -------    -------
Total incurred losses.......................................     27,748     27,585     26,616
  Deduct: Paid losses related to:
     Current year...........................................     16,321     14,717     11,639
     Prior year.............................................      9,600     11,620     12,935
                                                                -------    -------    -------
Total paid losses...........................................     25,921     26,337     24,574
                                                                -------    -------    -------
Balance as of December 31, net of reinsurance
  recoverables..............................................    $65,615    $63,788    $62,540
                                                                =======    =======    =======



The table above differs from the amounts reported on the balance sheet in the following respects: (1) the table above is presented net of ceded reinsurance and the accident and health reserves reported on the balance sheet are gross of ceded reinsurance; and (2) the table above includes accident and health benefits payable which are included with other policy claims and benefits payable reported on the balance sheet.



Excluded from incurred losses presented above related to current year is $909 of reserves ceded resulting from the long-term care reinsurance agreement with John Hancock Life Insurance Company, which became effective March 1, 2000. See Note 7 "Reinsurance" for more information on this reinsurance transaction.



The 2000, 1999 and 1998 claims incurred related to prior years is principally additional payments and increases to the discounted accident and health reserves based on actual experience of claims liabilities through the current year.



The liability for unpaid accident and health claims includes $57,704, and $59,535 of total disability income reserves as of December 31, 2000, and 1999, respectively, which were discounted for anticipated interest earnings assuming a 6.0% interest rate.



6.  FEDERAL INCOME TAXES


As of May 1, 1997, the Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of Fortis. Income tax expense or credits are allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a Tax Allocation Agreement.



Deferred income taxes reflect the net tax effects of temporary differences between the basis of assets and liabilities for financial statement purposes and for income tax purposes.

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



6.  FEDERAL INCOME TAXES (CONTINUED)


The significant components of the Company's deferred tax liabilities and assets as of December 31, 2000 and 1999 are as follows:



                                                                  DECEMBER 31
                                                                ----------------
                                                                 2000      1999
                                                                ------    ------
Deferred tax assets:
  Reserves..................................................    $  809    $1,315
  Separate account assets/liabilities.......................       645       727
  Unrealized losses.........................................     1,772     1,827
  Other.....................................................       442       207
                                                                ------    ------
Total deferred tax assets...................................     3,668     4,076
Deferred tax liabilities:
  Deferred policy acquisition costs.........................       238       494
  Other.....................................................       147        47
                                                                ------    ------
Total gross deferred tax liabilities........................       385       541
                                                                ------    ------
Net deferred tax asset......................................    $3,283    $3,535
                                                                ======    ======



The Company is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets, and therefore, no such valuation allowance has been established.



The Company's tax expense (benefit) for the year ended December 31 is shown as follows:



                                                                 2000       1999      1998
                                                                -------    ------    ------
Current.....................................................    $ 3,831    $  102    $  889
Deferred....................................................     (1,415)      930       458
                                                                -------    ------    ------
                                                                $ 2,416    $1,032    $1,347
                                                                =======    ======    ======



Federal income tax payments and refunds resulted in net payments of $4,011 and $906 in 2000 and 1999, respectively, and net refunds of $424 in 1998.



The Company's effective income tax rate varied from the statutory federal income tax rate as follows:



                                                                2000     1999    1998
                                                                -----    ----    ----
Statutory income tax rate...................................    35.0%    35.0%   35.0%
Other, including provision for prior year adjustments.......     0.7     (1.7)    0.4
                                                                -----    ----    ----
                                                                35.7%    33.3%   35.4%
                                                                =====    ====    ====



At December 31, 2000, the Company has fully utilized all net operating loss, capital loss, and alternative minimum tax credit carryforwards.



7.  REINSURANCE


In the second quarter of 1996, the Company received approval from the New York State Insurance Department for a reinsurance agreement with the Fortis Benefits Insurance Company (Fortis Benefits), an affiliate. The agreement, which became effective as of January 1, 1996, decreased the Company's long-term disability reinsurance retention from a $10 net monthly benefit to a $2 net monthly benefit for claims incurred on and after January 1, 1996. The Company has ceded $6,884, $6,580 and $5,601 of premium and $14,366, $11,047 and $9,315 of reserves in
2000, 1999

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



7.  REINSURANCE (CONTINUED)


and 1998, respectively, to Fortis Benefits. In the future, the agreement is expected to reduce the variability of financial results for this product line.



Future policy benefits and other policy claims and benefits payable are reported gross of reinsurance. The reinsured portion of future policy benefits and other policy claims and benefits payable are $36,373 and $31,634 in 2000 and 1999, respectively.



The maximum amounts that the Company retains on any one life are $500 for group life; $250 for group accidental death; $2 net monthly benefit for long-term disability; from 10% to 100% of possible benefits payable under credit life and credit disability insurance; and none of a closed block of individual life business. Amounts in excess of these limits are reinsured with various insurance companies on a yearly renewable term, coinsurance or other basis.



Ceded reinsurance premiums for the year ended December 31 were as follows:



                                                                 2000       1999       1998
                                                                -------    -------    -------
Life insurance..............................................    $ 5,399    $ 5,001    $ 5,343
Accident and health insurance...............................     15,713     11,186     11,343
                                                                -------    -------    -------
                                                                $21,112    $16,187    $16,686
                                                                =======    =======    =======



Recoveries under reinsurance contracts for the year ended December 31 were as follows:



                                                                 2000       1999       1998
                                                                -------    -------    -------
Life insurance..............................................    $ 1,791    $ 2,571    $ 1,740
Accident and health insurance...............................      5,280      5,522      3,504
                                                                -------    -------    -------
                                                                $ 7,071    $ 8,093    $ 5,244
                                                                =======    =======    =======



Reinsurance ceded would become a liability of the Company in the event the reinsurers are unable to meet the obligations assumed under the reinsurance agreement. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers.



In the first quarter of 2000, the Company entered into a reinsurance agreement with John Hancock Life Insurance Company (John Hancock) for the sale of the Long-Term Care (LTC) line of business. The sale of the LTC line of business was effective March 1, 2000. The Company recorded a gain on this transaction of $2,492. The gain has been deferred and is being amortized as the level of direct inforce LTC policies decreases over future years, not to exceed 30 years. The amount of gain amortized in 2000 was $406. The Company ceded $3,330 of premiums and $1,577 of reserves to John Hancock in 2000.



8.  DIVIDEND RESTRICTIONS


The Company is subject to insurance regulatory restrictions that limit cash dividends which can be paid from the Company to its Parent. All dividends require prior approval by the New York State Insurance Department.



9.  REGULATORY ACCOUNTING REQUIREMENTS


The Company prepares its statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the Department of Insurance of the State of New York. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners
(NAIC), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from company to company within a state, and may change in the future. The Company does not employ any significant permitted practices.

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



9.  REGULATORY ACCOUNTING REQUIREMENTS (CONTINUED)


In 1998, the NAIC adopted codified statutory accounting practices (Codification) effective January 1, 2001. Codification will likely change, to some extent, prescribed statutory accounting practices and may result in changes to the accounting practices that the Company uses to prepare its statutory-basis financial statements. Codification requires adoption by the various states before it becomes the prescribed statutory basis of accounting for insurance companies domesticated within those states.



The New York Insurance Department recently adopted the Codification guidance (Regulation 172), effective January 1, 2001, but did not adopt several key provisions of the guidance, including deferred income taxes and the establishment of goodwill as an asset.



The cumulative effect of all changes resulting from the Codification guidance will be recorded as a direct adjustment to statutory surplus on January 1, 2001. The effect of the adoption is expected to increase statutory surplus by a material amount.



Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital (RBC) requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.



Reconciliations of net income and shareholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:



                                                                                        SHAREHOLDER'S
                                                               NET INCOME                   EQUITY
                                                       ---------------------------    ------------------
                                                        2000       1999      1998      2000       1999
                                                       -------    ------    ------    -------    -------
Based on statutory accounting practices............    $ 5,686    $1,793    $1,177    $37,356    $30,419
Deferred policy acquisition costs..................        598     1,356     1,764      4,127      4,353
Deferred and uncollected premiums..................        691        59      (323)       203        156
Policy reserves....................................       (478)      555      (269)       561        204
Investment valuation difference....................         --        --        --       (437)    (5,220)
Commissions on LTC sale............................     (2,048)       --        --     (2,086)        --
Realized (losses) gains on investments.............     (1,376)      (80)      896         --         --
Amortization of goodwill...........................        (46)      (46)      (46)       370        416
Income taxes.......................................      1,415      (930)     (458)     2,189      2,440
Pension............................................        (82)      (84)      (19)      (487)      (405)
Amortization of IMR................................       (310)     (383)     (347)        --         --
Reinsurance in unauthorized companies..............         --        --        --         37         --
Interest maintenance reserve.......................         --        --        --        636      1,975
Asset valuation reserve............................         --        --        --        805        928
Property and equipment.............................         --        --        --         26         61
Agents balances....................................         --        --        --         --        486
Other..............................................        297      (174)       77         78        123
                                                       -------    ------    ------    -------    -------
Based on generally accepted accounting
  principles.......................................    $ 4,347    $2,066    $2,452    $43,378    $35,936
                                                       =======    ======    ======    =======    =======



10. TRANSACTIONS WITH AFFILIATED COMPANIES


The Company received various services from Fortis and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information systems, actuarial and other administrative functions. The fees paid for these services for years ended December 31, 2000, 1999 and 1998 were $2,736, $1,541 and $1,712, respectively.



Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on a separate company basis.

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



11. FAIR VALUE DISCLOSURES


VALUATION METHODS AND ASSUMPTIONS


The fair values for fixed maturity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.



For short-term investments, the carrying amount is a reasonable estimate of fair value. The carrying amount of policy loans reported in the balance sheet approximates fair value. The fair values for the Company's policy reserves under the investment products are determined using cash surrender value.



Separate account assets and liabilities are reported at their estimated fair value in the Balance Sheet.



The fair values under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.



                                                                DECEMBER 31,          DECEMBER 31,
                                                                    2000                  1999
                                                             -------------------   -------------------
                                                             CARRYING     FAIR     CARRYING     FAIR
                                                              AMOUNT     VALUE      AMOUNT     VALUE
                                                             --------   --------   --------   --------
                                                                          (IN THOUSANDS)
Assets:
  Investments:
  Securities available-for-sale:
  Fixed maturities.........................................  $129,784   $129,784   $121,212   $121,212
  Short-term investments...................................     9,450      9,450      5,800      5,800
  Cash.....................................................     1,659      1,659      4,562      4,562
  Policy loans.............................................         4          4          1          1
  Assets held in separate accounts.........................    73,582     73,582     69,928     69,928
Liabilities:
  Individual and group annuities (subject to discretionary
     withdrawal)...........................................     6,593      6,418      5,516      5,231
  Liabilities related to separate accounts.................    73,582     73,582     69,928     69,928



12. RETIREMENT AND OTHER EMPLOYEE BENEFITS


The Company is an indirect wholly-owned subsidiary of Fortis, which sponsors a defined benefit pension plan covering employees and certain agents who meet eligibility requirements as to age and length of service. The benefits are based on years of service and career compensation. As a matter of policy, pension costs are funded as they accrue and vested benefits are fully funded. Fortis' funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes, and to charge each subsidiary an allocable amount based on its employee census. Pension cost allocated to the Company amounted to $82, $20 and $52 for 2000, 1999 and 1998, respectively.



The Company has a contributory profit sharing plan, sponsored by Fortis, covering employees and certain agents who meet eligibility requirements as to age and length of service. The Company matches 200% up to 3% of the employee's contribution. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. The amount expensed was approximately $168, $133 and $124 for 2000, 1999 and 1998, respectively.



In addition to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by Fortis. Health care benefits, either through a Fortis-sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with

FIRST FORTIS LIFE INSURANCE COMPANY


(IN THOUSANDS)



12. RETIREMENT AND OTHER EMPLOYEE BENEFITS (CONTINUED)


15 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993.



13. COMMITMENTS AND CONTINGENCIES


The Company is named as a defendant in a number of legal actions arising primarily from claims made under insurance policies. These actions have been considered in establishing policy benefit and loss reserves. Management and its legal counsel are of the opinion that the settlement of these actions will not have a material adverse effect on the Company's financial position or results of operations.



14. EVENTS SUBSEQUENT


On January, 25, 2001, Fortis, agreed to sell (the "Sale") its Fortis Financial Group division (the "Division") to the Hartford Financial Services Group ("The Hartford"). The Division includes, among other blocks of business, certain individual life insurance policies and annuity contracts (collectively, the "Insurance Contracts") written by Fortis Benefits Insurance Company, First Fortis Life Insurance Company, Fortis Insurance Company, John Alden Life Insurance Company and Houston National Life Insurance Company (the "Companies"). Certain of the Insurance Contracts permit investment in, among other investment options, various series of the Fortis Series Fund (the "Fund").



To effect the Sale as it relates to the Companies, Hartford Life and Annuity Insurance Company and Hartford Life Insurance Company, indirect wholly owned subsidiaries of The Hartford, will reinsure the Insurance Contracts on a 100% coinsurance basis (or a 100% modified coinsurance basis for some of the block) and perform administration of such Insurance Contracts. In addition, Hartford Life and Accident Insurance Company, another wholly owned subsidiary of The Hartford, will purchase all of the outstanding stock of Fortis Advisers, Inc., which is the investment adviser for the Fund. Thus, upon completion of the Sale, Hartford Life and Accident Insurance Company will own and control Fortis Advisers, Inc., and the subsidiaries, including Fortis Investors, Inc., which is the principal distributor of the Fund.



Closing of the Sale is subject to various regulatory and other approvals. Following the Sale, the Fund expects to enter into new investment advisory, subadvisory and distribution agreements with affiliates of The Hartford. Such new agreements will require approvals subsequent to the closing of the Sale by the Fund's board of directors and shareholders and by Insurance Contract holders to the extent required by law.

APPENDIX A--SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

The formula which will be used to determine the Market Value Adjustment is:

                  1 + I           n/12
              -------------               - 1
         (    1 + J + .0025  )

Sample Calculation 1: Positive Adjustment

Amount withdrawn or transferred                          $10,000
Existing guarantee period                                7 years
Time of withdrawal or transfer                           beginning of 3rd year of existing guarantee period
Guaranteed interest rate (I)                             8%*
Guaranteed interest rate for new 5-year guarantee (J)    7%*
Remaining guarantee period (N)                           60 months
Market Value Adjustment

                    1 + .08           60/12
$10,000 X       ---------------                - 1         = $354.57
           [(   1 + .07 + .0025  )                  ]

    Amount transferred or withdrawn (adjusted for Market Value Adjustment):
                                   $10,354.57

Sample Calculation 2: Negative Adjustment

Amount withdrawn or transferred                          $10,000
Existing guarantee period                                7 years
Time of withdrawal or transfer                           beginning of 3rd year of existing guarantee period
Guaranteed interest rate (I)                             8%*
Guaranteed interest rate for new 5-year guarantee (J)    9%*
Remaining guarantee period (N)                           60 months
Market Value Adjustment:

                    1 + .08           60/12
$10,000 X       ---------------                - 1         = -$559.14
           [(   1 + .09 + .0025  )                  ]

    Amount transferred or withdrawn (adjusted for Market Value Adjustment):
                                   $9,440.86

Sample Calculation 3: Negative Adjustment

Amount withdrawn or transferred                          $10,000
Guarantee period                                         7 years
Time of withdrawal or transfer                           beginning of 3rd year of existing guarantee period
Guaranteed interest rate (I)                             8%*
Guaranteed interest rate for new 5-year guarantee (J)    7.75%*
Remaining guarantee period (N)                           60 months
Market Value Adjustment:

                     1 + .08            60/12
$10,000 X       -----------------                - 1         = $0
           [(   1 + .0775 + .0025  )                  ]

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000
------------------------------
* Assumed for illustrative purposes only.

APPENDIX B--EXPLANATION OF EXPENSE CALCULATIONS

The expense for a given year is calculated by multiplying the projected beginning of the year policy value by the total expense rate. The total expense rate is the sum of the variable account expense rate plus the total portfolio expense rate plus the annual administrative charge rate.

The policy values are projected by assuming a single payment of $1,000 grows at an annual rate equal to 5% reduced by the total expense rate described above.

For example, the 3 year expense for the Alliance Money Market Portfolio is calculated as follows:


--------------------------------------------------------------------------------
         Total Variable Account Annual Expenses                        0.45%
--------------------------------------------------------------------------------
     +   Total Portfolio Operating Expenses                            0.67%
--------------------------------------------------------------------------------
     +   Total Administrative Charges (see below)                      0.02%
--------------------------------------------------------------------------------
     =   Total Expense Rate                                            1.14%
--------------------------------------------------------------------------------



The Annual Administrative Charge rate is calculated by dividing the total Annual Contract Charges collected in 2000 on similar contracts by an affiliated company by the average policy value in force in 2000 on such contracts.


Year 1 Beginning Policy Value = $1000.00

Year 1 Expense = $1000.00 X 0.0114 = $11.40



Year 2 Beginning Policy Value = $1038.60


Year 2 Expense = $1038.60 X 0.0114 = $11.84



Year 3 Beginning Policy Value = $1078.69


Year 3 Expense = $1079.69 X 0.0114 = $12.30


So the cumulative expenses for years 1-3 for the Alliance Money Market Portfolio are equal to:

     $11.40 + $11.84 + $12.30 = $34.54

APPENDIX C--PARTICIPATING FUNDS

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

The Alliance Variable Products Series Fund, Inc. is an open-ended series investment company. It was incorporated under Maryland law on November 17, 1987. Alliance Capital Management L.P. serves as the Fund's manager.

ALLIANCE MONEY MARKET PORTFOLIO

Investment Objective: Seeks safety of principal, maintenance of liquidity and maximum current income by investing in a broadly diversified portfolio of money market securities.

ALLIANCE INTERNATIONAL PORTFOLIO

Investment Objective: Seeks to obtain a total return on its assets from long-term growth of capital and from income principally through a broad portfolio of marketable securities of established non-United States companies (or United States companies having their principal activities and interests outside the United States), companies participating in foreign economies with prospects for growth, and foreign government securities.

ALLIANCE PREMIER GROWTH PORTFOLIO

Investment Objective: Seeks growth of capital rather than current income. In pursuing its investment objective, the Premier Growth Portfolio will employ aggressive investment policies. Since investments will be made based upon their potential for capital appreciation, current income will be incidental to the objective of capital growth.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

American Century Variable Portfolios, Inc. is a open-end management investment company. It was organized as a Maryland corporation on June 4, 1987. American Century Investment Management, Inc., serves as the investment manager of American Century Portfolios.

AMERICAN CENTURY VP BALANCED FUND

Investment Objective: Capital growth and current income. Seeks to achieve its investment objective by maintaining approximately 60% of the assets in common stocks that are considered to have better-then-average prospects for appreciation and the remaining assets in bonds and other fixed income securities.

FEDERATED INSURANCE SERIES

Federated Insurance Series is an open-end management investment company. It was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1993. Federated Advisers is the investment adviser.

FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II

Investment Objective: Seeks to provide current income. Under normal circumstances, the portfolio pursues its investment objective by investing at least 65% of the value of its total assets in securities issued or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities.

FEDERATED AMERICAN LEADERS FUND II

Investment Objective: To achieve long-term growth of capital and to provide income.

FEDERATED UTILITY FUND II

Investment Objective: To achieve high current income and moderate capital appreciation.

FEDERATED HIGH INCOME BOND FUND II

Investment Objective: To seek high current income.

FORTIS SERIES FUND, INC.

The Fortis Series Fund, Inc. is an open-end series investment fund. It was incorporated under Minnesota law in 1986. Fortis Advisers, Inc. serves as the fund's manager.

FORTIS S & P 500 INDEX SERIES

Investment Objective: Seeks to replicate the total return of the Standard & Poor's 500 Composite Stock Price Index primarily through investment in equity securities.

INVESCO VARIABLE INVESTMENT FUNDS, INC.

The INVESCO Variable Investment Funds, Inc. is an open-end series management investment company. It was incorporated under Maryland law on August 19, 1993. INVESCO Funds Group, Inc. serves as the Fund's manager.

INVESCO EQUITY INCOME FUND

Investment Objective: Seeks the best possible current income while following sound investment practices. Capital growth potential is an additional consideration in the selection of the portfolio securities. The portfolio normally invests at least 65% of its total assets in dividend-paying common stocks.

INVESCO HEALTH SCIENCES FUND

Investment Objective: Seeks capital appreciation. The portfolio normally invests at least 80% of its total assets in equity securities of companies that develop, produce, or distribute products or services related to health care.

INVESCO TECHNOLOGY FUND

Investment Objective: Seeks capital appreciation. The portfolio normally invests at least 80% of its total assets in equity securities of companies in technology-related industries such as computers, communications, video, electronics, oceanography, office and factory automation, and robotics.


MFS7 VARIABLE INSURANCE TRUST


MFS Variable Insurance Trust is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts by a Declaration of Trust dated February 1, 1994. Massachusetts Financial Services Company manages each series.

MFS EMERGING GROWTH SERIES

Investment Objective: Seeks to provide long-term growth of capital. The series' policy is to invest primarily in common stocks of small and medium-sized companies that are early in their life cycle but which have the potential to become major enterprises.

MFS HIGH INCOME SERIES

Investment Objective: Seeks high current income by investing primarily in a professionally managed portfolio of fixed income securities, some of which may involve equity features.

MFS GLOBAL GOVERNMENTS SERIES

Investment Objective: Seeks to provide income and capital appreciation. The series invests, under normal market conditions, at least 65% of its total assets in debt obligations that are issued or guaranteed as to principal and interest by either (i) the U.S. Government, its agencies, authorities or instrumentalities or (ii) the governments of foreign countries (including emerging markets). The series may also invest in corporate bonds (including lower rated bonds commonly known as junk bonds) and mortgage-backed and assets-backed securities.

THE MONTGOMERY FUNDS III

The Montgomery Funds III is an open-end investment company. This Delaware business trust was organized on August 24, 1994. The trust is managed by Montgomery Asset Management, L.P.

MONTGOMERY VARIABLE SERIES: GROWTH FUND

Investment Objective: Seeks capital appreciation by investing primarily in equity securities, usually common stock, of domestic companies of all sizes.

MONTGOMERY VARIABLE SERIES: EMERGING MARKETS FUND

Investment Objective: Seeks capital appreciation by investing primarily in equity securities of companies in countries having economies and markets generally considered by the World Bank or the United Nations to be emerging or developing.

NEUBERGER & BERMAN ADVISERS MANAGERS TRUST

Neuberger & Berman Advisers Managers Trust is an open-end diversified series management investment company. It was established as a Delaware business trust on May 23, 1994. Neuberger & Berman Management Incorporated serves as manager of the Fund.

NEUBERGER & BERMAN LIMITED MATURITY BOND PORTFOLIO

Investment Objective: Seeks highest current income consistent with low risk to principal and liquidity; and secondarily, total return. Principal investments are short-to-intermediate term debt securities, primarily investment grade.

NEUBERGER & BERMAN PARTNERS PORTFOLIO

Investment Objective: Seeks capital growth. Principal investments are common stocks and other equity securities of established companies.


PILGRIM NATURAL RESOURCES TRUST



The Pilgrim Natural Resources Trust is an open-end management investment company. It was organized as a Massachusetts business trust on October 7, 1988. Pilgrim Investments, Inc is the Investment Adviser of the fund.



Investment Objective: To seek long-term growth of capital through investment primarily in common stocks of companies that own or develop natural resources and other basic commodities, or supply goods and services to such companies.



PILGRIM EMERGING MARKETS FUND, INC.



The Pilgrim Emerging Markets Fund, Inc. is an open-end management investment company. It was organized as a corporation under Maryland law on December 27, 1993. Pilgrim Investments, Inc is the fund's investment adviser.



Investment Objective: To seek long-term growth of capital primarily through investment in equity securities of companies domiciled in, or doing business in, emerging countries and emerging markets.


SAFECO RESOURCE SERIES TRUST

The SAFECO Resource Series Trust is an open-end series management investment company. It is a Delaware business trust established by a trust instrument dated May 13, 1993. SAFECO Asset Management Company is the fund's manager.

SAFECO EQUITY PORTFOLIO

Investment Objective: Seeks long-term growth of capital and reasonable current income. The Equity Portfolio ordinarily invests principally in common stocks or securities convertible into common stocks.

SAFECO GROWTH OPPORTUNITIES PORTFOLIO

Investment Objective: Seeks growth of capital and the increased income that ordinarily follows from such growth. The Growth Portfolio ordinarily invests a preponderance of its assets in common stock selected for potential appreciation.

STRONG VARIABLE INSURANCE FUNDS, INC.

The Strong Variable Insurance Funds, Inc. is an open-end management investment company. It was incorporated in Wisconsin. Strong Capital Management, Inc. is the investment adviser.

THE STRONG DISCOVERY FUND II

Investment Objective: Seeks to identify emerging investment trends and attractive growth opportunities.

THE STRONG INTERNATIONAL STOCK FUND II

Investment Objective: Seeks capital growth. The fund invests primarily in the equity securities of issuers located outside of the United States.

VAN ECK WORLDWIDE INSURANCE TRUST

Van Eck Worldwide Insurance Trust is an open-end management investment company. It was organized as a business trust under the laws of the Commonwealth of Massachusetts on January 7, 1987. Van Eck Associates Corporation serves as investment adviser and manager to the two funds listed below.

VAN ECK WORLDWIDE HARD ASSETS FUND

Investment Objective: Seeks long-term capital appreciation by investing globally, primarily in (i) precious metals, (ii) ferrous and non-ferrous metals,
(iii) oil and gas, (iv) forest products, (v) real estate, and (vi) other basic non-agricultural commodities.

VAN ECK WORLDWIDE BOND FUND

Investment Objective: Seeks high total return through a flexible policy of investing globally, primarily in debt securities.

                                 CONTRACTS UNDER
                            FLEXIBLE PREMIUM DEFERRED
                COMBINATION VARIABLE AND FIXED ANNUITY CONTRACTS
                         THE WATERHOUSE VARIABLE ANNUITY


                                    Issued by

                       FIRST FORTIS LIFE INSURANCE COMPANY


                       STATEMENT OF ADDITIONAL INFORMATION

                                   MAY 1, 2001

This Statement of Additional Information is not a Prospectus. It is intended that this Statement of Additional Information be read in conjunction with the Prospectus for certificates under flexible premium deferred combination variable and fixed annuity contracts ("Contracts"), dated May 1, 2001. A copy of the Prospectus may be obtained without charge from Woodbury Financial Services, Inc. 1-800-827-5877, mailing address: P.O. Box 64272, St. Paul, MN 55164. You have the option of receiving benefits under a Contract through First Fortis' Variable Account A or through First Fortis' Fixed Account.

TABLE OF CONTENTS


First Fortis and the Variable Account..........................................1
Calculation of Annuity Payments................................................2
Postponement of Payments.......................................................3
Services.......................................................................3
-   Safekeeping of Variable Account Assets.....................................3
-   Experts....................................................................3
-   Principal Underwriter .....................................................4
Taxation Under Certain Retirement Plans........................................4
Withholding....................................................................7
Miscellaneous..................................................................7
Variable Account Financial Statements..........................................8
Appendix A -- Performance Information........................................A-1

In order to supplement the description in the Prospectus, the following provides additional information about the Contracts and other matters which may be of interest to you. Terms used in this Statement of Additional Information have the same meanings as are defined in the Prospectus under the heading "Special Terms Used in This Prospectus."

FIRST FORTIS AND THE VARIABLE ACCOUNT

First Fortis Life Insurance Company, the issuer of the Contracts, is a New York corporation qualified to sell life insurance and annuity contracts in the state of New York. First Fortis is a wholly-owned subsidiary of Fortis, Inc. Fortis, Inc. is a corporation based in New York, which manages the United States operations of Fortis (NL) N.V. and Fortis(B).

Fortis (NL) N.V. has been in business since 1847 and is a publicly-traded, multi-national insurance, real estate, and financial services group headquartered in The Netherlands. It is one of the largest holding companies in Europe, with subsidiary companies in twelve countries on four continents. Fortis
(NL) N.V. is the third largest insurance company in the Netherlands.

Fortis (B) is a multi-national insurance, real estate and financial services firm that has been in business since 1824. It has subsidiary companies in eight countries. Fortis (B) is one of the largest life insurance companies in Belgium.

The assets allocated to the Variable Account are the exclusive property of First Fortis. Registration of the Variable Account under the Investment Company Act of 1940 does not involve supervision of the management or investment practices or policies of the Variable Account or of First Fortis by the Securities and Exchange Commission. First Fortis may accumulate in the Variable Account proceeds from charges under the Contracts and other amounts in excess of the Variable Account assets representing reserves and liabilities under Contracts and other variable annuity contracts issued by First Fortis. First Fortis may from time to time transfer to its General Account any of such excess amounts. Under certain remote circumstances the assets of one Subaccount may not be insulated from liability associated with another Subaccount.

Best's Insurance Reports has assigned First Fortis a rating of A (Excellent) for financial position and operating performance. This rating represents such rating agency's independent opinion of First Fortis' financial strength and ability to meet policy holder obligations, but has no relevance to the performance and quality of the assets in Subaccounts of the Variable Account.

On April 1, 2001, The Hartford Financial Services Group ("Hartford") acquired all of the individual life insurance and annuity business of Fortis, Inc. and its affiliates, including First Fortis, and other assets for $1.2 billion. The life insurance and annuity business acquisition part of the transaction was generally in the form of an indemnity reinsurance arrangement under which Hartford Life Insurance Company ("Hartford Life"), a subsidiary of Hartford, reinsured all of the individual annuity business of First Fortis, although First Fortis remains directly obligated to contract owners.

As part of this transaction, First Fortis contracted the administrative servicing obligations for the contracts to Hartford Life. Although First Fortis remains responsible for all contract terms and conditions, Hartford Life is responsible for servicing the contracts, including the payment of benefits, oversight of investment management of the assets supporting the fixed account portion of the contract and overall contract administration. Additionally, as part of the transaction, Hartford Life and Accident, another subsidiary of Hartford, purchased all of the stock of Fortis Investors, Inc., now Woodbury Financial Services, Inc., the principal underwriter of the contracts.

CALCULATION OF ANNUITY PAYMENTS

FIXED ANNUITY OPTION

The amount of each annuity payment under a Fixed Annuity Option is fixed and guaranteed by First Fortis. Monthly fixed annuity payments will start as of the end of the Valuation Period that contains the Annuity Commencement Date. At that time, the Contract Value, after any Market Value Adjustment, is computed and that portion of the Contract Value which will be applied to the Fixed Annuity Option selected is determined. The amount of the first monthly payment under the Fixed Annuity Option selected will be at least as large as would result from using the annuity tables contained in the Contract to apply such amount of Contract Value to the annuity form selected. The dollar amounts of any fixed annuity payments after the first are specified during the entire period of annuity payments according to the provisions of the annuity form selected.

VARIABLE ANNUITY OPTION

Annuity Units. To the extent a Variable Annuity Option has been selected, we convert the Accumulation Units for each Subaccount of the Variable Account into Annuity Units for each Subaccount at their values determined as of the end of the Valuation Period which contains the Annuity Commencement Date. As of such time, any Fixed Account Value to be applied to a Variable Annuity Option is also converted, after any Market Value Adjustment, to Annuity Units in the Subaccounts selected based on the then-current Annuity Unit value. The initial number of Annuity Units in each Subaccount is determined by dividing the amount of the initial monthly variable annuity payment (see "Variable Annuity Option -- Variable Annuity Payments," below) allocable to that Subaccount by the value of one Annuity Unit in that Subaccount as of the time of the conversion. The number of Annuity Units for each Subaccount will remain constant, as long as an annuity remains in force and the allocation among the Subaccounts has not changed.

The value of each Subaccount's Annuity Units will vary to reflect the investment experience of the Subaccount as well as charges deducted from the Subaccount. The value of each Subaccount's Annuity Units is equal to the prior value of the Subaccount's Annuity Units multiplied by the net investment factor for that Subaccount (discussed in the Prospectus under "Contract Value") for the Valuation Period ending on that Valuation Date, with an offset for the 4% assumed interest rate used in the annuity tables of the Contract.

Variable Annuity Payments. Variable annuity payments start at the end of the Valuation Period that contains the Annuity Commencement Date, and will vary in amount as the related Annuity Unit values vary. The amount of the first monthly payment is shown on the annuity tables contained in the Contract for each $1,000 of Contract Value applied to the Variable Annuity Option selected as of the end of such Valuation Period. The first variable annuity payment is, in effect, allocated among the Subaccounts in the same proportion as the Contract Value is allocated among the Subaccounts upon commencement of annuity payments.

Payments after the first will vary in amount and are determined on the first Valuation Date of each subsequent monthly period. If the monthly payment under the annuity form selected is based on the value of Annuity Units of a single Subaccount, the monthly payment is found by multiplying the number of the Contract's Annuity Units for the Subaccount by the Annuity Unit value of such Subaccount as of the first Valuation Date in each monthly period following the Annuity Commencement Date. If the monthly payment under the Variable Annuity Option selected is based upon the value of Annuity Units in more than one Subaccount, this is repeated for each applicable Subaccount. The sum of these payments is the variable annuity payment.

GENDER OF ANNUITANT

The amount of each annuity payment ordinarily will be higher for a male Annuitant than for a female Annuitant with an otherwise identical Contract. This is because, statistically, females tend to have longer life expectancies than males. However, there will be no differences between male and female Annuitants in any jurisdiction, including Montana, where such differences are not permitted. We will also make available Contracts with no such differences in connection with certain employer-sponsored benefit plans. Employers should be aware that, under most such plans, Contracts that make distinctions based on gender are prohibited by law.

POSTPONEMENT OF PAYMENTS

With respect to amounts in the Subaccounts of the Variable Account, payment of any amount due upon a total or partial surrender, death or under an annuity option will ordinarily be made within seven days after all documents required for such payment are received by First Fortis at its Home Office. However, First Fortis may defer the determination, application or payment of any death benefit, transfer, partial or total surrender or annuity payment, to the extent dependent on Accumulation or Annuity Unit Values, for any period during which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, for any period during which any emergency exists as a result of which it is not reasonably practicable for First Fortis to determine the investment experience for the Contract, or for such other periods as the Securities and Exchange Commission may by order permit for the protection of investors.

SERVICES

SAFEKEEPING OF VARIABLE ACCOUNT ASSETS

Title to the assets of the Variable Account is held by First Fortis. The assets of the Variable Account are kept segregated and held separate and apart from First Fortis' other assets.

EXPERTS


The financial statements of First Fortis Life Insurance Company at December 31, 2000, and for the year then ended, and the statement of net assets of First Fortis Life Insurance Company Variable Account A at December 31, 2000 and the related statements of operations and changes in net assets for the period ended December 31, 2000, appearing in the Prospectus, this Statement of Additional Information and Registration Statement have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and are included in reliance upon such authority as experts in accounting and auditing. The financial statements of First Fortis Insurance Company at December 31, 1999 and for each of the two years in the period ended December 31, 1999 and the statements of operations and changes in net assets of First Fortis Variable Account A for the period ended December 31, 1999 appearing in the Prospectus, this Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such authority as experts in accounting and auditing.


PRINCIPAL UNDERWRITER

Woodbury Financial Services, Inc. ("Woodbury Financial"), the principal underwriter of the Contracts, is a Minnesota corporation and a member of the Securities Investors Protection Corporation. The address of Woodbury Financial is 500 Bielenberg Drive, Woodbury, Minnesota 55125. Contracts generally will be issued for Annuitants from ages zero to ninety in all states.

TAXATION UNDER CERTAIN RETIREMENT PLANS

Federal income tax information concerning the purchase of Contracts for specific types of retirement plans is set forth below. You should also refer to "Federal Tax Matters" in the Prospectus. The tax information provided is not comprehensive, and you should consult a qualified tax adviser before taking any action in connection with a retirement plan.

SECTION 403(B) ANNUITIES FOR EMPLOYEES OF CERTAIN TAX-EXEMPT ORGANIZATIONS OR PUBLIC EDUCATIONAL INSTITUTIONS

Purchase Payments. Under Section 403(b) of the Internal Revenue Code ("Code"), payments made by certain employers (i.e., tax-exempt organizations meeting the requirements of Section 501(c)(3) of the Code, or public educational institutions) to purchase Contracts for their employees are excludible from the gross income of employees to the extent that such aggregate purchase payments do not exceed certain limitations prescribed by the Code. This is the case whether the purchase payments are a result of voluntary salary reduction amounts or employer contributions. Salary reduction payments are, however, subject to FICA (social security) taxes.

Taxation of Distributions. Distributions from a Section 403(b) tax-deferred annuity are taxed as ordinary income to the recipient as described under "Federal Tax Matters" in the Prospectus. Taxable distributions received before the employee attains age 59 1/2 generally are subject to a 10% penalty tax in addition to regular income tax. Certain distributions are excepted from this penalty tax, including distributions following the employee's death, disability, separation from service after age 55, separation from service at any age if the distribution is in the form of an annuity for the life (or life expectancy) of the employee (or the employee and Beneficiary) and distributions not in excess of deductible medical expenses. In addition, no distributions of voluntary salary reduction amounts will be permitted prior to one of the following events: attainment of age 59 1/2 by the employee or the employee's separation from service, death, disability or hardship. (Hardship distributions will be limited to the lesser of the amount of the hardship or the amount of salary reduction contributions, exclusive of earnings thereon.)

Required Distributions. Generally, distributions from Section 403(b) annuities must commence not later than April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2, and such distributions must be made over a period that does not exceed the life expectancy of the employee (or the employee and Beneficiary). A penalty tax of 50% would be imposed on any amount by which the minimum required distribution in any year exceeded the amount actually distributed in that year. In addition, in the event that the employee dies before his or her entire interest in the Contract has been distributed, the employee's entire interest must be distributed in accordance with rules similar to those applicable upon the death of the Contract Owner or Payee in the case of a Non-Qualified Contract, as described in the Prospectus. Certain of these and other provisions are incorporated in a special endorsement attached to Contracts that are intended to qualify under Section 403(b), and reference should be made to that endorsement for its complete terms.

Tax-Free Exchanges and Rollovers. The Code provides for the tax-free transfer of one Section 403(b) annuity for another Section 403(b) annuity, and the IRS has ruled (Revenue Ruling 90-24) that amounts transferred may qualify as tax-free transfers under certain circumstances. In addition, Section 403(b)(8) of the code permits tax-free rollovers from Section 403(b) programs to individual retirement annuities or other Section 403(b) programs under certain circumstances.

SECTION 401 QUALIFIED PENSION, PROFIT-SHARING OR ANNUITY PLANS

Purchase Payments. Subject to certain limitations prescribed by the Code, purchase payments made by an employer (or a self-employed individual) under a pension, profit-sharing or annuity plan qualified under Section 401 or Section 403(a) of the Code are generally deductible by the employer and excluded from the taxable income of the employee for federal income tax purposes, whether made under a salary reduction agreement or directly by employer contributions. Salary reduction payments are, however, subject to FICA (social security) taxes. Purchase payments made directly by an employee generally are made on an after-tax basis.

Taxation of Distributions. Distributions from Contracts purchased under these qualified plans are taxable as ordinary income, except to the extent allocable to an employee's after-tax contributions, as described under "Federal Tax Matters -- Qualified Plans," in the Prospectus. However, if an employee or other payee receives a "lump sum" distribution, as defined in the Code, from an exempt employees' trust, the taxable portion of the distribution may be subject to special tax treatment. For most individuals receiving lump sum distributions after attaining age 59 1/2, the rate of tax may be determined under a special 5-year income averaging provision. Those who attained age 50 by January 1, 1986 may instead elect to use a 10-year income averaging provision based on the income tax rates in effect for 1986. Taxable distributions received prior to attainment of age 59 1/2 under a Contract purchased under a qualified plan are subject to the same 10% penalty tax (and the same exceptions) as described above with respect to Section 403(b) annuities.

Required Distributions. The minimum distribution requirements for these qualified plans are generally the same as described above with respect to
Section 403(b) annuities.

Tax-Free Rollovers. If, within 60 days of receipt, an employee who receives a single sum distribution transfers all of the taxable amount received to another plan qualified under Section 401 or 403(a), or to an individual retirement account or annuity as provided for under the Code, the transferred amount will not be taxed in the year of distribution. Certain "partial" distributions may also qualify for tax-free rollover treatment, but only if transferred to an individual retirement account or annuity. However, income tax may be withheld from the distribution unless the distribution is transferred directly from the qualified plan to the individual retirement account or individual retirement annuity.

SECTION 408(P) SIMPLE IRA PLANS

Purchase Payments: Under Section 408(p) of the Code, small employers may establish a type of IRA plan referred to as a Savings Incentive Match Plan for Employees (SIMPLE Plan). An employee may contribute annually through his or her employer a pre-tax salary reduction contribution not to exceed the lesser of $6,000 or 100% of compensation. The employer must annually either (1) match the employee contribution dollar for dollar up to 3% of pay, or (2) make a 2% of pay contribution for each eligible employee regardless of whether the employee makes any salary reduction contribution. In two out of every five years, the employer has the option to reduce the matching contribution as low as 1% of pay but advance notice must be provided to employees.

Taxation of Distributions: Generally, distributions from SIMPLE IRA Plans are subject to the same distribution rules described above for IRAs. However, if an individual withdraws any amount from his SIMPLE IRA Plan within the first two years of his or her commencement of participation in the employer's SIMPLE IRA Plan, the 10% penalty tax for premature distribution, if such tax applies, will be increased to 25%.

Required Distributions: SIMPLE distributions are subject to the same minimum distribution rules described above for IRAs.

Tax-Free Rollovers: Generally, rollovers and direct transfers may be made to and from SIMPLE IRAs in the same manner as described above for IRAs, subject to the same conditions and limitations. Rollovers or transfers to other IRAs, other than SIMPLE IRAs, are also possible but only after the second anniversary of commencement of participation in the employer's SIMPLE IRA Plan.

SECTION 457 UNFUNDED DEFERRED COMPENSATION PLANS OF PUBLIC EMPLOYERS AND TAX-EXEMPT ORGANIZATIONS

Purchase Payments. Under Section 457 of the Code, all individuals who perform services for a state or local government or governmental agency may participate in a deferred compensation program. Other tax-exempt employers may establish unfunded deferred compensation plans under Section 457 for employees and/or independent contractors.

Though not actually a qualified plan as that term is normally used, this type of program allows individuals to defer the receipt of compensation that otherwise would be currently payable and therefore to defer the payment of federal income taxes on such amounts. Assuming that the program meets the requirements to be considered an eligible deferred compensation plan (an "EDCP"), an individual may contribute (and thereby defer from current income for tax purposes) the lesser of $7,500 or 33-1/3% of the individual's includible compensation. (Includible compensation means compensation from the employer which would be currently includible in gross income for federal tax purposes.) In addition, during the last three years before an individual attains normal retirement age, additional "catch-up" deferrals are permitted.

The amounts which are deferred may be used by the employer to purchase the Contracts offered by this Prospectus. The Contract is owned by the employer and is subject to the claims of the employer's creditors. The employee has no rights or interest in the Contract and is entitled only to payment in accordance with the EDCP provisions.

Taxation of Distributions. Amounts received by an individual from an EDCP are includible in gross income for the taxable year in which such amounts are paid or otherwise made available.

Distributions Before Separation from Service. Distributions generally are not permitted under an EDCP prior to separation from service or reaching age 70 1/2, except in cases of severe financial hardship. Hardship distributions are includible in the gross income of the individual in the year in which paid.

Required Distributions. The distribution requirements for these qualified plans are generally the same as described above with respect to Section 403(b) annuities. However, if distributions do not commence before the employee's death, the entire interest in the Contract must be distributed within 15 years if the beneficiary is not the employee's surviving spouse.

Tax-Free Transfers. The Code permits the tax-free direct transfer of EDCP amounts to another EDCP, subject to certain conditions. Any transfer must be with employer consent. Any transfer must be with employer consent.

PRIVATE EMPLOYER UNFUNDED DEFERRED COMPENSATION PLANS

Purchase Payments. Private taxable employers may establish unfunded, non-qualified deferred compensation plans for a select group of management or highly compensated employees and/or for independent contractors. Certain arrangements of tax-exempt employers entered into prior August 16, 1986, and not subsequently modified, are also subject to the rules for private taxable employer deferred compensation plans discussed below. (Unfunded deferred compensation plans of other tax-exempt employers are generally subject to the requirements of Section 457.)

These types of programs allow individuals to defer receipt of up to 100% of compensation which would otherwise be includible in income and therefore to defer the payment of federal income taxes on such amounts. Purchase payments made by the employer, however are not immediately deductible by the employer, and the employer is currently taxed on any increase in Contract Value.

Deferred compensation plans represent a contractual promise on the part of the employer to pay current compensation at some future time. The Contract is owned by the employer and is subject to the claims of the employer's creditors. The individual has no right or interest in the Contract and is entitled only to payment from the employer's general assets in accordance with plan provisions.

Taxation of Distributions. Amounts received by an individual from a private employer deferred compensation plan are includible in gross income for the taxable year in which such amounts are paid or otherwise made available.

WITHHOLDING

Annuity payments and other amounts received under Contracts are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld will vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient's election, withholding may be required with respect to certain payments to be delivered outside the United States and, with respect to certain distributions from certain types of qualified retirement plans, unless the proceeds are transferred directly to another qualified retirement plan. Moreover, special "backup withholding" rules may require First Fortis to disregard the recipient's election if the recipient fails to supply First Fortis with a "TIN" or taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies First Fortis that the TIN provided by the recipient is incorrect.


VARIABLE ACCOUNT FINANCIAL STATEMENTS

                        REPORT OF INDEPENDENT ACCOUNTANTS


To First Fortis Life Insurance Company and Contract Owners of First Fortis Life Insurance Company Variable Account A:

In our opinion, the accompanying statement of net assets and the related combined and separate statements of operations and changes in net assets present fairly, in all material respects, the financial position of First Fortis Life Insurance Company Variable Account A, comprised of the Fortis Series Fund, Inc. Growth Stock, U.S. Government Securities, Money Market, Asset Allocation, Diversified Income, Global Growth, Aggressive Growth, Growth & Income, High Yield, International Stock II (formerly Global Asset Allocation), Multisector Bond (formerly Global Bond), International Stock, Value, S & P 500, Blue Chip Stock, Mid Cap Stock, Large Cap Growth, Small Cap Value, Global Equity, Investors Growth, Blue Chip II, Capital Opportunities, and American Leaders Subaccounts; the Alliance Variable Product Money Market, International and Premier Growth Subaccounts; the SAFECO Resource Series Growth and Equity Subaccounts; the Federated Insurance Series U.S. Government Securities Fund II, High Income Fund II, Utility II and American Leader II Subaccounts; the Lexington Funds, Inc. Natural Resources and Emerging Markets Subaccounts; the MFS Variable Insurance Trust Emerging Growth, High Income and World Government Subaccounts; the Montgomery Variable Funds Emerging Markets and Growth Subaccounts; the Strong Variable Annuity Funds Discovery II and International II Subaccounts; the American Century Investments VP Balanced and VP Capital Appreciation Subaccounts; the Van Eck Worldwide Ins. Trust Bond and Hard Assets Subaccounts; the Neuberger & Berman, Inc. AMT Limited Maturity Bond and AMT Partners Subaccounts; and INVESCO, Inc. Health & Sciences, Industrial Income and Technology Subaccounts thereof at December 31, 2000, and the results of each of their operations and the changes in each of their net assets for the year or period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of First Fortis Life Insurance Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at December 31, 2000 by correspondence with the custodian, provides a reasonable basis for our opinion. The financial statements of the First Fortis Life Insurance Company Variable Account A as of December 31, 1999, and for the year then ended were audited by other independent accountants whose report dated March 29, 2000, expressed an unqualified opinion on those statements.


PricewaterhouseCoopers LLP

April 6, 2001

                         Report of Independent Auditors


Board of Directors
First Fortis Life Insurance Company

We have audited the accompanying individual and combined statement of operations and changes in net assets of the segregated subaccounts of First Fortis Life Insurance Company Variable Account A (comprised of, respectively, the Fortis Series Fund, Inc.'s Growth Stock, U.S. Government Securities, Money Market, Asset Allocation, Diversified Income, Global Growth, Aggressive Growth, Growth & Income, High Yield, Global Asset Allocation, Global Bond, International Stock, Value, S & P 500, Blue Chip Stock, Mid Cap Stock, Large Cap Growth and Small Cap Value Subaccounts; the Alliance Variable Product's Money Market, International and Premier Growth Subaccounts; the SAFECO Resource Series' Growth and Equity Subaccounts; the Federated Insurance Series' U.S. Government Securities Fund II, High Income Fund II, Utility Series and American Leader Series Subaccounts; the Lexington Funds, Inc.'s Natural Resources and Emerging Markets Subaccounts; the MFS Variable Insurance Trust's Emerging Growth, High Income and World Government Subaccounts; the Montgomery Variable Funds' Emerging Markets and Growth Subaccounts; the Strong Variable Annuity Funds' Discovery II and International II Subaccounts; the American Century Investments' VP Balanced and VP Capital Appreciation Subaccount; the Van Eck Worldwide Ins. Trust's Worldwide Bond Fund and Hard Assets Subaccounts; the Neuberger & Berman, Inc.'s AMT Limited Maturity Bond and AMT Partners Subaccounts; and INVESCO, Inc.'s Health & Sciences, Industrial Income and Technology Subaccounts) for the period ended December 31, 1999. These financial statements are the responsibility of the management of First Fortis Life Insurance Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and changes in net assets of each of the individual and combined portfolio subaccounts of First Fortis Life Insurance Company Variable Account A for the period described above, in conformity with accounting principles generally accepted in the United States.


                                        /s/ Ernst & Young LLP
Minneapolis, Minnesota
March 29, 2000

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENT OF NET ASSETS
DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                                            NET ASSETS        ACCUMULATION
                                                                                            AT MARKET             UNITS
                                                         SHARES              COST             VALUE            OUTSTANDING
Investments in Fortis Series Fund, Inc.:
  Growth Stock                                            90,128        $ 3,592,430        $ 3,664,783            602,842
  U.S. Government Securities                             170,001          1,795,622          1,799,769             91,543
  Money Market                                           102,213          1,151,474          1,156,967            695,803
  Asset Allocation                                       185,314          3,684,672          3,579,236            923,184
  Diversified Income                                     134,195          1,574,954          1,448,457            683,922
  Global Growth                                           95,800          2,325,379          2,433,893             90,016
  Aggressive Growth                                      156,673          3,574,296          3,717,562            135,753
  Growth & Income                                        485,676          9,627,235          9,627,450            390,374
  High Yield                                             188,960          1,912,577          1,437,176            121,630
  International Stock II                                 138,010          1,890,393          1,538,492            105,196
  Multisector Bond                                        53,767            571,580            564,379             45,376
  International Stock                                    195,767          2,962,155          2,954,812            168,151
  Value                                                  184,176          2,599,170          3,200,964            172,499
  S & P 500                                              603,948         10,760,367         12,169,182            617,281
  Blue Chip Stock                                        353,194          6,171,022          6,933,348            334,015
  Mid Cap Stock                                           71,017            731,382            732,197             64,774
  Large Cap Growth                                       281,224          3,630,467          3,335,824            279,248
  Small Cap Value                                         89,710            909,484          1,053,109             78,845
  Global Equity                                            4,439             43,339             42,520              4,590
  Investors Growth                                         5,218             53,045             48,797              5,480
  Blue Chip II                                            13,894            141,882            126,772             14,525
  Capital Opportunities                                    6,858             67,142             64,251              7,338
  American Leaders                                         3,442             36,224             37,173              3,577
Investments in Alliance Variable Product:
  Money Market                                         2,813,189          2,814,015          2,813,189            225,661
  International                                           17,379            283,367            278,235             20,728
  Premier Growth                                          30,913          1,080,409            990,775             39,080


    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENT OF NET ASSETS
DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                                          NET ASSETS     ACCUMULATION
                                                                                          AT MARKET          UNITS
                                                           SHARES           COST            VALUE         OUTSTANDING
Investments in SAFECO Resource Series:
  Growth                                                   10,267         $235,501         $193,123           12,936
  Equity                                                   17,803          510,346          488,878           33,487
Investments in Federated Insurance Series:
  U.S. Government Securities Fund II                       23,550          253,297          261,641           20,858
  High Income Fund II                                      15,891          147,260          134,434           11,457
  Utility Series II                                         8,404          115,419          104,542            7,406
  American Leaders Series II                                7,202          145,129          147,793            7,759
Investments in Lexington Funds, Inc.:
  Natural Resources                                         1,295           17,439           19,100            1,387
  Emerging Markets                                          2,296           22,191           17,521            2,191
Investments in MFS Variable Insurance Trust:
  Emerging Growth                                          12,465          404,647          359,485           13,888
  High Income                                              18,169          209,261          178,779           14,807
  World Government                                          6,738           65,949           67,449            6,046
Investments in Montgomery Variable Funds:
  Emerging Markets                                          9,448           76,470           73,317            9,596
  Growth                                                   14,085          242,911          218,879           12,089
Investments in Strong Variable Annuity Funds:
  Discovery II                                              6,505           81,378           77,284            5,966
  International II                                          9,750          120,088           96,528           10,027
Investments in American Century Investments:
  VP Balanced                                              16,005          120,485          116,353            7,525
  VP Capital Appreciation                                  10,347          180,782          163,270           10,405
Investments in Van Eck Worldwide Ins. Trust:
  Bond                                                      2,328           24,584           24,139            2,203
  Hard Assets                                               2,161           24,830           26,080            2,900


    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENT OF NET ASSETS
DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                                         NET ASSETS        ACCUMULATION
                                                                                         AT MARKET             UNITS
                                                       SHARES            COST               VALUE           OUTSTANDING
Investments in Neuberger & Berman, Inc.:
  AMT Limited Maturity Bond                             3,332        $    45,202        $    43,954              3,749
  AMT Partners                                          6,938            113,514            112,186              8,056
Investments in INVESCO, Inc.:
  Health & Sciences                                    23,081            438,069            482,153             22,701
  Industrial Income                                     4,368             92,861             90,454              5,446
  Technology                                           44,951          1,750,743          1,275,268             45,305
                                                                     -----------        -----------        -----------

    Total net assets                                                 $69,422,438        $70,521,922          6,199,620
                                                                     ===========        ===========        ===========



    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR OR PERIOD ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                      FORTIS
                                                      FORTIS            U.S.            FORTIS          FORTIS             FORTIS
                                                      GROWTH         GOVERNMENT          MONEY           ASSET           DIVERSIFIED
                                                      STOCK          SECURITIES          MARKET        ALLOCATION          INCOME
OPERATIONS
Dividend income                                     $   580,302      $   104,715      $    38,654      $   582,346      $   115,551
Mortality and expense and
    administrative charges                              (51,131)         (20,650)         (12,820)         (48,894)         (19,875)
Net realized gain (loss) on investments                  47,689           (8,451)          17,228           21,379          (27,262)
Net change in unrealized appreciation
    (depreciation) of investments                      (560,899)          82,287            1,214         (600,279)          16,525
                                                    -----------      -----------      -----------      -----------      -----------

Net increase (decrease) in net assets
    resulting from operations                       $    15,961      $   157,901      $    44,276      $   (45,448)     $    84,939
                                                    ===========      ===========      ===========      ===========      ===========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                     $    15,961      $   157,901      $    44,276      $   (45,448)     $    84,939
                                                    -----------      -----------      -----------      -----------      -----------

Capital transactions:
  Purchase of Variable Account units                    774,486          594,556        1,204,870          334,230          157,545
  Redemption of Variable Account units                 (283,993)        (253,964)      (1,370,526)        (288,926)        (325,043)
  Redemptions for mortality and expense
      and administrative charges                         51,131           20,650           12,820           48,894           19,875
                                                    -----------      -----------      -----------      -----------      -----------

Net increase (decrease) from capital
        transactions                                    541,624          361,242         (152,836)          94,198         (147,623)
                                                    -----------      -----------      -----------      -----------      -----------

Net increase (decrease) in net assets                   557,585          519,143         (108,560)          48,750          (62,684)

Net assets at beginning of year                       3,107,198        1,280,626        1,265,527        3,530,486        1,511,141
                                                    -----------      -----------      -----------      -----------      -----------

Net assets at end of year                           $ 3,664,783      $ 1,799,769      $ 1,156,967      $ 3,579,236      $ 1,448,457
                                                    ===========      ===========      ===========      ===========      ===========



                                                                   FORTIS            FORTIS             FORTIS
                                                                   GLOBAL         AGGRESSIVE            GROWTH &            FORTIS
                                                                   GROWTH            GROWTH             INCOME            HIGH YIELD
OPERATIONS
Dividend income                                                $   315,992        $   886,394        $ 1,368,732        $   170,110
Mortality and expense and
    administrative charges                                         (36,024)           (57,679)          (126,775)           (21,637)
Net realized gain (loss) on investments                             57,358            137,168             82,038            (84,515)
Net change in unrealized appreciation
    (depreciation) of investments                                 (892,404)        (1,786,221)          (979,905)          (185,485)
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) in net assets
    resulting from operations                                  $  (555,078)       $  (820,338)       $   344,090        $  (121,527)
                                                               ===========        ===========        ===========        ===========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                                $  (555,078)       $  (820,338)       $   344,090        $  (121,527)
                                                               -----------        -----------        -----------        -----------

Capital transactions:
  Purchase of Variable Account units                               595,417          1,289,104            673,417            175,457
  Redemption of Variable Account units                            (206,606)          (386,528)        (1,136,026)          (471,931)
  Redemptions for mortality and expense
      and administrative charges                                    36,024             57,679            126,775             21,637
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) from capital
        transactions                                               424,835            960,255           (335,834)          (274,837)
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) in net assets                             (130,243)           139,917              8,256           (396,364)

Net assets at beginning of year                                  2,564,136          3,577,645          9,619,194          1,833,540
                                                               -----------        -----------        -----------        -----------

Net assets at end of year                                      $ 2,433,893        $ 3,717,562        $ 9,627,450        $ 1,437,176
                                                               ===========        ===========        ===========        ===========



    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR OR PERIOD ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------


                                                       FORTIS
                                                    INTERNATIONAL       FORTIS
                                                       STOCK II      MULTISECTOR
                                                      (FORMERLY          BOND            FORTIS
                                                     GLOBAL ASSET     (FORMERLY      INTERNATIONAL        FORTIS          FORTIS
                                                      ALLOCATION)    GLOBAL BOND)        STOCK             VALUE         S & P 500
OPERATIONS
Dividend income                                    $    128,870     $      9,431     $    206,166     $    196,518     $    240,900
Mortality and expense and
    administrative charges                              (22,345)          (6,132)         (38,482)         (39,533)        (170,433)
Net realized gain (loss) on investments                 (28,475)          (4,890)          11,047           53,770          109,358
Net change in unrealized appreciation
    (depreciation) of investments                      (238,600)          18,568         (504,979)         266,851       (1,688,612)
                                                   ------------     ------------     ------------     ------------     ------------

Net increase (decrease) in net assets
    resulting from operations                      $   (160,550)    $     16,977     $   (326,248)    $    477,606     $ (1,508,787)
                                                   ============     ============     ============     ============     ============

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                    $   (160,550)    $     16,977     $   (326,248)    $    477,606     $ (1,508,787)
                                                   ------------     ------------     ------------     ------------     ------------

Capital transactions:
  Purchase of Variable Account units                    242,201          293,356          700,004          210,232        3,809,812
  Redemption of Variable Account units                 (320,390)         (86,802)        (276,104)        (373,741)      (3,563,468)
  Redemptions for mortality and expense
      and administrative charges                         22,345            6,132           38,482           39,533          170,433
                                                   ------------     ------------     ------------     ------------     ------------

Net increase (decrease) from capital
        transactions                                    (55,844)         212,686          462,382         (123,976)         416,777
                                                   ------------     ------------     ------------     ------------     ------------

Net increase (decrease) in net assets                  (216,394)         229,663          136,134          353,630       (1,092,010)

Net assets at beginning of year                       1,754,886          334,716        2,818,678        2,847,334       13,261,192
                                                   ------------     ------------     ------------     ------------     ------------

Net assets at end of year                          $  1,538,492     $    564,379     $  2,954,812     $  3,200,964     $ 12,169,182
                                                   ============     ============     ============     ============     ============


                                                                   FORTIS           FORTIS             FORTIS              FORTIS
                                                                 BLUE CHIP          MID CAP           LARGE CAP          SMALL CAP
                                                                   STOCK             STOCK              GROWTH              VALUE
OPERATIONS
Dividend income                                                $   611,063        $    84,456        $   151,916        $    98,533
Mortality and expense and
    administrative charges                                         (97,326)            (8,233)           (51,005)           (11,391)
Net realized gain (loss) on investments                            149,797              6,296             34,371             11,215
Net change in unrealized appreciation
    (depreciation) of investments                                 (938,661)           (49,276)          (911,111)           114,263
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) in net assets
    resulting from operations                                  $  (275,127)       $    33,243        $  (775,829)       $   212,620
                                                               ===========        ===========        ===========        ===========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
    resulting from operations                                  $  (275,127)       $    33,243        $  (775,829)       $   212,620
                                                               -----------        -----------        -----------        -----------

Capital transactions:
  Purchase of Variable Account units                               622,457            385,582            787,398            278,116
  Redemption of Variable Account units                            (622,838)           (72,549)          (382,667)          (122,974)
  Redemptions for mortality and expense
    and administrative charges                                      97,326              8,233             51,005             11,391
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) from capital
      transactions                                                  96,945            321,266            455,736            166,533
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) in net assets                             (178,182)           354,509           (320,093)           379,153

Net assets at beginning of year                                  7,111,530            377,688          3,655,917            673,956
                                                               -----------        -----------        -----------        -----------

Net assets at end of year                                      $ 6,933,348        $   732,197        $ 3,335,824        $ 1,053,109
                                                               ===========        ===========        ===========        ===========


    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS FOR THE YEAR OR PERIOD ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                           FORTIS          FORTIS                         FORTIS           FORTIS
                                                           GLOBAL         INVESTORS         FORTIS        CAPITAL         AMERICAN
                                                           EQUITY*         GROWTH*      BLUE CHIP II*   OPPORTUNITIES*     LEADERS*
OPERATIONS
Dividend income                                           $      96       $      25       $      --       $      --       $     105
Mortality and expense and
    administrative charges                                     (123)           (170)           (461)           (180)            (86)
Net realized gain (loss) on investments                          (1)             --            (201)             --               4
Net change in unrealized appreciation
    (depreciation) of investments                              (819)         (4,248)        (15,110)         (2,891)            949
                                                          ---------       ---------       ---------       ---------       ---------

Net increase (decrease) in net assets
    resulting from operations                                  (847)         (4,393)        (15,772)         (3,071)            972
                                                          ---------       ---------       ---------       ---------       ---------

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                           $    (847)      $  (4,393)      $ (15,772)      $  (3,071)      $     972
                                                          ---------       ---------       ---------       ---------       ---------

Capital transactions:
  Purchase of Variable Account units                         43,288          53,020         144,306          67,142          36,265
  Redemption of Variable Account units                          (44)             --          (2,223)             --            (150)
  Redemptions for mortality and expense
      and administrative charges                                123             170             461             180              86
                                                          ---------       ---------       ---------       ---------       ---------

  Net increase (decrease) from capital
        transactions                                         43,367          53,190         142,544          67,322          36,201
                                                          ---------       ---------       ---------       ---------       ---------

Net increase (decrease) in net assets                        42,520          48,797         126,772          64,251          37,173

Net assets at beginning of year                                  --              --              --              --              --
                                                          ---------       ---------       ---------       ---------       ---------
Net assets at end of year                                 $  42,520       $  48,797       $ 126,772       $  64,251       $  37,173
                                                          =========       =========       =========       =========       =========



                                                             ALLIANCE                                 ALLIANCE
                                                               MONEY               ALLIANCE            PREMIER              SAFECO
                                                               MARKET          INTERNATIONAL           GROWTH               GROWTH
OPERATIONS
Dividend income                                            $    137,962        $     11,489        $     50,397        $     21,304
Mortality and expense and
    administrative charges                                      (10,700)               (835)             (4,579)               (908)
Net realized gain (loss) on investments                              --             (22,250)            161,889              (1,453)
Net change in unrealized appreciation
    (depreciation) of investments                                  (150)            (31,159)           (388,796)            (35,292)
                                                           ------------        ------------        ------------        ------------

Net increase (decrease) in net assets
    resulting from operations                                   127,112             (42,755)           (181,089)            (16,349)
                                                           ------------        ------------        ------------        ------------

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                            $    127,112        $    (42,755)       $   (181,089)       $    (16,349)
                                                           ------------        ------------        ------------        ------------

Capital transactions:
  Purchase of Variable Account units                         10,107,078             860,886           1,786,281             145,546
  Redemption of Variable Account units                       (8,993,004)           (634,123)         (1,639,404)            (67,870)
  Redemptions for mortality and expense
      and administrative charges                                 10,700                 835               4,579                 908
                                                           ------------        ------------        ------------        ------------

  Net increase (decrease) from capital
        transactions                                          1,124,774             227,598             151,456              78,584
                                                           ------------        ------------        ------------        ------------

Net increase (decrease) in net assets                         1,251,886             184,843             (29,633)             62,235

Net assets at beginning of year                               1,561,303              93,392           1,020,408             130,888
                                                           ------------        ------------        ------------        ------------
Net assets at end of year                                  $  2,813,189        $    278,235        $    990,775        $    193,123
                                                           ============        ============        ============        ============


 * For the period from May 1, 2000 to December 31, 2000


    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR OR PERIOD ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                       FEDERATED U.S.     FEDERATED
                                                                         GOVERNMENT         HIGH                          FEDERATED
                                                            SAFECO       SECURITIES        INCOME         FEDERATED        AMERICAN
                                                            EQUITY         FUND II         FUND II        UTILITY II      LEADERS II
OPERATIONS
Dividend income                                           $   3,746       $   4,970       $   7,723       $   3,602       $      46
Mortality and expense and
    administrative charges                                   (1,854)           (541)           (514)           (386)           (115)
Net realized gain (loss) on investments                       1,823             606          (5,004)           (965)         (2,899)
Net change in unrealized appreciation
    (depreciation) of investments                           (49,662)          9,152         (12,299)        (11,391)          2,415
                                                          ---------       ---------       ---------       ---------       ---------

Net increase (decrease) in net assets
    resulting from operations                             $ (45,947)      $  14,187       $ (10,094)      $  (9,140)      $    (553)
                                                          =========       =========       =========       =========       =========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                           $ (45,947)      $  14,187       $ (10,094)      $  (9,140)      $    (553)
                                                          ---------       ---------       ---------       ---------       ---------

Capital transactions:
  Purchase of Variable Account units                        652,392         202,938         115,532          66,000         470,398
  Redemption of Variable Account units                     (534,782)        (50,848)        (85,835)        (10,560)       (327,634)
  Redemptions for mortality and expense
      and administrative charges                              1,854             541             514             386             115
                                                          ---------       ---------       ---------       ---------       ---------

    Net increase (decrease) from capital
        transactions                                        119,464         152,631          30,211          55,826         142,879
                                                          ---------       ---------       ---------       ---------       ---------

Net increase (decrease) in net assets                        73,517         166,818          20,117          46,686         142,326

Net assets at beginning of year                             415,361          94,823         114,317          57,856           5,467
                                                          ---------       ---------       ---------       ---------       ---------

Net assets at end of year                                 $ 488,878       $ 261,641       $ 134,434       $ 104,542       $ 147,793
                                                          =========       =========       =========       =========       =========



                                                                 LEXINGTON         LEXINGTON               MFS               MFS
                                                                  NATURAL           EMERGING            EMERGING             HIGH
                                                                 RESOURCES           MARKETS             GROWTH             INCOME
OPERATIONS
Dividend income                                                  $       9          $      --          $  22,656          $  16,450
Mortality and expense and
    administrative charges                                            (171)               (73)            (1,810)              (854)
Net realized gain (loss) on investments                              3,337              3,468             88,156             (1,426)
Net change in unrealized appreciation
    (depreciation) of investments                                    1,720            (12,397)          (210,355)           (27,461)
                                                                 ---------          ---------          ---------          ---------

Net increase (decrease) in net assets
    resulting from operations                                    $   4,895          $  (9,002)         $(101,353)         $ (13,291)
                                                                 =========          =========          =========          =========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                                  $   4,895          $  (9,002)         $(101,353)         $ (13,291)
                                                                 ---------          ---------          ---------          ---------

Capital transactions:
  Purchase of Variable Account units                               376,532             28,586            556,996             20,321
  Redemption of Variable Account units                            (370,694)           (15,053)          (521,150)           (16,205)
  Redemptions for mortality and expense
      and administrative charges                                       171                 73              1,810                854
                                                                 ---------          ---------          ---------          ---------

    Net increase (decrease) from capital
        transactions                                                 6,009             13,606             37,656              4,970
                                                                 ---------          ---------          ---------          ---------

Net increase (decrease) in net assets                               10,904              4,604            (63,697)            (8,321)

Net assets at beginning of year                                      8,196             12,917            423,182            187,100
                                                                 ---------          ---------          ---------          ---------

Net assets at end of year                                        $  19,100          $  17,521          $ 359,485          $ 178,779
                                                                 =========          =========          =========          =========



    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR OR PERIOD ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------



                                                         MFS         MONTGOMERY                                        STRONG
                                                        WORLD         EMERGING       MONTGOMERY        STRONG      INTERNATIONAL
                                                      GOVERNMENT       MARKETS         GROWTH        DISCOVERY II        II
OPERATIONS
Dividend income                                       $   2,091       $      --       $  15,721       $      --       $      --
Mortality and expense and
    administrative charges                                 (207)           (198)         (1,082)           (331)           (472)
Net realized gain (loss) on investments                    (483)          2,996           5,395          (3,180)         26,326
Net change in unrealized appreciation
    (depreciation) of investments                         1,540         (15,206)        (37,989)         (4,777)        (67,259)
                                                      ---------       ---------       ---------       ---------       ---------

Net increase (decrease) in net assets
    resulting from operations                         $   2,941       $ (12,408)      $ (17,955)      $  (8,288)      $ (41,405)
                                                      =========       =========       =========       =========       =========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                       $   2,941       $ (12,408)      $ (17,955)      $  (8,288)      $ (41,405)
                                                      ---------       ---------       ---------       ---------       ---------

Capital transactions:
  Purchase of Variable Account units                     63,951         279,497         479,519         202,327         465,376
  Redemption of Variable Account units                  (24,042)       (251,170)       (400,938)       (128,277)       (493,323)
  Redemptions for mortality and expense
      and administrative charges                            207             198           1,082             331             472
                                                      ---------       ---------       ---------       ---------       ---------

    Net increase (decrease) from capital
        transactions                                     40,116          28,525          79,663          74,381         (27,475)
                                                      ---------       ---------       ---------       ---------       ---------

Net increase (decrease) in net assets                    43,057          16,117          61,708          66,093         (68,880)

Net assets at beginning of year                          24,392          57,200         157,171          11,191         165,408
                                                      ---------       ---------       ---------       ---------       ---------

Net assets at end of year                             $  67,449       $  73,317       $ 218,879       $  77,284       $  96,528
                                                      =========       =========       =========       =========       =========


                                                             AMERICAN         AMERICAN
                                                             CENTURY           CENTURY            VAN ECK             VAN ECK
                                                                VP            VP CAPITAL          WORLDWIDE             HARD
                                                             BALANCED        APPRECIATION         BOND FUND            ASSETS
OPERATIONS
Dividend income                                             $   4,709          $     503          $   1,223          $       8
Mortality and expense and
    administrative charges                                       (559)              (560)              (122)               (64)
Net realized gain (loss) on investments                        (1,075)               243               (723)               158
Net change in unrealized appreciation
    (depreciation) of investments                              (5,985)           (27,508)               (70)             1,204
                                                            ---------          ---------          ---------          ---------

Net increase (decrease) in net assets
    resulting from operations                               $  (2,910)         $ (27,322)         $     308          $   1,306
                                                            =========          =========          =========          =========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                             $  (2,910)         $ (27,322)         $     308          $   1,306
                                                            ---------          ---------          ---------          ---------

Capital transactions:
  Purchase of Variable Account units                          169,282            551,908             11,766             75,204
  Redemption of Variable Account units                       (137,758)          (400,525)           (14,203)           (51,181)
  Redemptions for mortality and expense
      and administrative charges                                  559                560                122                 64
                                                            ---------          ---------          ---------          ---------

    Net increase (decrease) from capital
        transactions                                           32,083            151,943             (2,315)            24,087
                                                            ---------          ---------          ---------          ---------

Net increase (decrease) in net assets                          29,173            124,621             (2,007)            25,393

Net assets at beginning of year                                87,180             38,649             26,146                687
                                                            ---------          ---------          ---------          ---------

Net assets at end of year                                   $ 116,353          $ 163,270          $  24,139          $  26,080
                                                            =========          =========          =========          =========



    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR OR PERIOD ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                             NEUBERGER &
                                                             BERMAN AMT              NEUBERGER &
                                                               LIMITED                 BERMAN                  INVESCO
                                                              MATURITY                  AMT                    HEALTH &
                                                                BOND                  PARTNERS                 SCIENCES
OPERATIONS
Dividend income                                             $      2,509            $      7,644            $        381
Mortality and expense and
    administrative charges                                          (174)                   (329)                 (1,308)
Net realized gain (loss) on investments                              (29)                 (2,922)                 29,949
Net change in unrealized appreciation
    (depreciation) of investments                                    138                  (2,784)                 31,172
                                                            ------------            ------------            ------------

Net increase (decrease) in net assets
    resulting from operations                               $      2,444            $      1,609            $     60,194
                                                            ============            ============            ============

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                             $      2,444            $      1,609            $     60,194
                                                            ------------            ------------            ------------

Capital transactions:
  Purchase of Variable Account units                               4,344                  91,638                 701,391
  Redemption of Variable Account units                              (438)                (26,722)               (376,522)
  Redemptions for mortality and expense
      and administrative charges                                     174                     329                   1,308
                                                            ------------            ------------            ------------

Net increase (decrease) from capital
        transactions                                               4,080                  65,245                 326,177
                                                            ------------            ------------            ------------

Net increase (decrease) in net assets                              6,524                  66,854                 386,371

Net assets at beginning of year                                   37,430                  45,332                  95,782
                                                            ------------            ------------            ------------

Net assets at end of year                                   $     43,954            $    112,186            $    482,153
                                                            ============            ============            ============



                                                               INVESCO                                        COMBINED
                                                             INDUSTRIAL               INVESCO                 VARIABLE
                                                               INCOME                TECHNOLOGY                ACCOUNT
OPERATIONS
Dividend income                                             $      4,842            $      3,152            $  6,214,012
Mortality and expense and
    administrative charges                                          (183)                 (7,582)               (877,896)
Net realized gain (loss) on investments                              321                 299,282               1,166,463
Net change in unrealized appreciation
    (depreciation) of investments                                 (3,809)               (854,973)            (10,610,824)
                                                            ------------            ------------            ------------

Net increase (decrease) in net assets
    resulting from operations                               $      1,171            $   (560,121)           $ (4,108,245)
                                                            ============            ============            ============

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                             $      1,171            $   (560,121)           $ (4,108,245)
                                                            ------------            ------------            ------------

Capital transactions:
  Purchase of Variable Account units                              78,942               3,004,238              35,041,130
  Redemption of Variable Account units                            (4,034)             (2,338,175)            (28,461,963)
  Redemptions for mortality and expense
      and administrative charges                                     183                   7,582                 877,896
                                                            ------------            ------------            ------------

Net increase (decrease) from capital
        transactions                                              75,091                 673,645               7,457,063
                                                            ------------            ------------            ------------

Net increase (decrease) in net assets                             76,262                 113,524               2,699,283

Net assets at beginning of year                                   14,192               1,161,744              67,173,104
                                                            ------------            ------------            ------------

Net assets at end of year                                   $     90,454            $  1,275,268            $ 70,521,922
                                                            ============            ============            ============


    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


                                                                      FORTIS
                                                       FORTIS           U.S.            FORTIS           FORTIS            FORTIS
                                                       GROWTH        GOVERNMENT         MONEY             ASSET         DIVERSIFIED
                                                        STOCK        SECURITIES         MARKET          ALLOCATION         INCOME
OPERATIONS
Dividend income                                     $   658,079      $    82,851      $    39,992      $   323,597      $   104,687
Mortality and expense and
    administrative charges                              (29,299)         (19,603)         (13,524)         (44,393)         (20,159)
Net realized gain (loss) on
    investments                                          13,433          (25,956)           5,910           28,625          (14,291)
Net change in unrealized appreciation
    (depreciation) of investments                       444,882          (90,279)           3,239          212,643         (129,005)
                                                    -----------      -----------      -----------      -----------      -----------

Net increase (decrease) in net assets
    resulting from operations                       $ 1,087,095      $   (52,987)     $    35,617      $   520,472      $   (58,768)
                                                    ===========      ===========      ===========      ===========      ===========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                     $ 1,087,095      $   (52,987)     $    35,617      $   520,472      $   (58,768)
                                                    -----------      -----------      -----------      -----------      -----------

Capital transactions:
  Purchase of Variable Account units                    307,442          660,993        2,490,170          586,166          524,444
  Redemption of Variable Account units                 (155,362)        (658,565)      (1,762,016)        (504,841)        (205,727)
  Redemptions for mortality and expense
            and administrative charges                   29,299           19,603           13,524           44,393           20,159
                                                    -----------      -----------      -----------      -----------      -----------

Net increase (decrease) from capital
    transactions                                        181,379           22,031          741,678          125,718          338,876
                                                    -----------      -----------      -----------      -----------      -----------

Net increase (decrease) in net assets                 1,268,474          (30,956)         777,295          646,190          280,108

Net assets at beginning of year                       1,838,724        1,311,582          488,232        2,884,296        1,231,033
                                                    -----------      -----------      -----------      -----------      -----------

Net assets at end of year                           $ 3,107,198      $ 1,280,626      $ 1,265,527      $ 3,530,486      $ 1,511,141
                                                    ===========      ===========      ===========      ===========      ===========




                                                                  FORTIS             FORTIS             FORTIS
                                                                  GLOBAL           AGGRESSIVE           GROWTH &          FORTIS
                                                                  GROWTH             GROWTH              INCOME          HIGH YIELD
OPERATIONS
Dividend income                                                $    45,785        $    72,968        $   585,903        $   174,945
Mortality and expense and
    administrative charges                                         (24,549)           (27,945)          (116,367)           (25,525)
Net realized gain (loss) on
    investments                                                     38,023            169,219             28,994            (42,739)
Net change in unrealized appreciation
    (depreciation) of investments                                  844,924          1,623,099            202,027           (188,482)
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) in net assets
    resulting from operations                                  $   904,183        $ 1,837,341        $   700,557        $   (81,801)
                                                               ===========        ===========        ===========        ===========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                                $   904,183        $ 1,837,341        $   700,557        $   (81,801)
                                                               -----------        -----------        -----------        -----------

Capital transactions:
  Purchase of Variable Account units                               261,610            557,863          2,374,294            588,725
  Redemption of Variable Account units                            (240,845)          (519,910)          (672,957)          (399,710)
  Redemptions for mortality and expense
            and administrative charges                              24,549             27,945            116,367             25,525
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) from capital
    transactions                                                    45,314             65,898          1,817,704            214,540
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) in net assets                              949,497          1,903,239          2,518,261            132,739

Net assets at beginning of year                                  1,614,639          1,674,406          7,100,933          1,700,801
                                                               -----------        -----------        -----------        -----------

Net assets at end of year                                      $ 2,564,136        $ 3,577,645        $ 9,619,194        $ 1,833,540
                                                               ===========        ===========        ===========        ===========



    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


                                                     FORTIS
                                                  INTERNATIONAL        FORTIS
                                                     STOCK II       MULTISECTOR
                                                    (FORMERLY           BOND             FORTIS
                                                   GLOBAL ASSET      (FORMERLY       INTERNATIONAL        FORTIS           FORTIS
                                                    ALLOCATION)     GLOBAL BOND)          STOCK            VALUE          S & P 500
OPERATIONS
Dividend income                                    $    127,198     $     12,338     $      3,408     $      1,985     $      1,790
Mortality and expense and
    administrative charges                              (22,683)          (3,576)         (32,871)         (36,317)        (136,951)
Net realized gain (loss) on
    investments                                          (2,653)          (2,763)          23,460           14,225          136,910
Net change in unrealized appreciation
    (depreciation) of investments                      (147,788)         (29,538)         502,514          199,082        2,114,919
                                                   ------------     ------------     ------------     ------------     ------------

Net increase (decrease) in net assets
    resulting from operations                      $    (45,926)    $    (23,539)    $    496,511     $    178,975     $  2,116,668
                                                   ============     ============     ============     ============     ============

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                    $    (45,926)    $    (23,539)    $    496,511     $    178,975     $  2,116,668
                                                   ------------     ------------     ------------     ------------     ------------

Capital transactions:
  Purchase of Variable Account units                    395,040          226,336          614,784          434,572        5,836,816
  Redemption of Variable Account units                 (122,632)         (69,761)        (353,974)        (178,436)      (2,028,636)
  Redemptions for mortality and expense
      and administrative charges                         22,683            3,576           32,871           36,317          136,951
                                                   ------------     ------------     ------------     ------------     ------------

Net increase (decrease) from capital
    transactions                                        295,091          160,151          293,681          292,453        3,945,131
                                                   ------------     ------------     ------------     ------------     ------------

Net increase (decrease) in net assets                   249,165          136,612          790,192          471,428        6,061,799

Net assets at beginning of year                       1,505,721          198,104        2,028,486        2,375,906        7,199,393
                                                   ------------     ------------     ------------     ------------     ------------

Net assets at end of year                          $  1,754,886     $    334,716     $  2,818,678     $  2,847,334     $ 13,261,192
                                                   ============     ============     ============     ============     ============




                                                                   FORTIS            FORTIS             FORTIS            FORTIS
                                                                 BLUE CHIP           MID CAP           LARGE CAP          SMALL CAP
                                                                   STOCK              STOCK             GROWTH             VALUE
OPERATIONS
Dividend income                                                $   101,380        $       379        $    59,457        $    28,436
Mortality and expense and
    administrative charges                                         (82,191)            (3,267)           (31,800)            (5,921)
Net realized gain (loss) on
    investments                                                     68,448              1,578             13,066              4,028
Net change in unrealized appreciation
    (depreciation) of investments                                  928,761             35,684            455,213             18,445
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) in net assets
    resulting from operations                                  $ 1,016,398        $    34,374        $   495,936        $    44,988
                                                               ===========        ===========        ===========        ===========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                                $ 1,016,398        $    34,374        $   495,936        $    44,988
                                                               -----------        -----------        -----------        -----------

Capital transactions:
  Purchase of Variable Account units                             1,511,018            232,277          2,232,655            471,590
  Redemption of Variable Account units                            (426,748)           (19,587)          (167,849)           (71,697)
  Redemptions for mortality and expense
      and administrative charges                                    82,191              3,267             31,800              5,921
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) from capital
    transactions                                                 1,166,461            215,957          2,096,606            405,814
                                                               -----------        -----------        -----------        -----------

Net increase (decrease) in net assets                            2,182,859            250,331          2,592,542            450,802

Net assets at beginning of year                                  4,928,671            127,357          1,063,375            223,154
                                                               -----------        -----------        -----------        -----------

Net assets at end of year                                      $ 7,111,530        $   377,688        $ 3,655,917        $   673,956
                                                               ===========        ===========        ===========        ===========




    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------




                                                      ALLIANCE                         ALLIANCE
                                                        MONEY          ALLIANCE         PREMIER           SAFECO            SAFECO
                                                        MARKET      INTERNATIONAL        GROWTH           GROWTH            EQUITY
OPERATIONS
Dividend income                                     $    58,009      $     2,723      $    13,451      $        --      $    22,050
Mortality and expense and
    administrative charges                               (5,560)            (343)          (4,234)            (569)          (1,939)
Net realized gain (loss) on
    investments                                              --            1,284           99,303          (25,951)          19,907
Net change in unrealized appreciation
    (depreciation) of investments                          (676)          23,336          162,829           33,928           (6,658)
                                                    -----------      -----------      -----------      -----------      -----------
Net increase (decrease) in net assets
    resulting from operations                       $    51,773      $    27,000      $   271,349      $     7,408      $    33,360
                                                    ===========      ===========      ===========      ===========      ===========
CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                     $    51,773      $    27,000      $   271,349      $     7,408      $    33,360
                                                    -----------      -----------      -----------      -----------      -----------
Capital transactions:
 Purchase of Variable Account units                   6,412,996            5,992          408,237           45,558          167,186
 Redemption of Variable Account units                (5,565,770)         (18,859)        (421,830)        (139,622)        (158,118)
 Redemptions for mortality and expense
    and administrative charges                            5,560              343            4,234              569            1,939
                                                    -----------      -----------      -----------      -----------      -----------

Net increase (decrease) from capital
    transactions                                        852,786          (12,524)          (9,359)         (93,495)          11,007
                                                    ===========      ===========      ===========      ===========      ===========

Net increase (decrease) in net assets                   904,559           14,476          261,990          (86,087)          44,367

Net assets at beginning of year                         656,744           78,916          758,418          216,975          370,994
                                                    -----------      -----------      -----------      -----------      -----------

Net assets at end of year                           $ 1,561,303      $    93,392      $ 1,020,408      $   130,888      $   415,361
                                                    ===========      ===========      ===========      ===========      ===========


                                                      FEDERATED
                                                        U.S.          FEDERATED
                                                     GOVERNMENT          HIGH                            FEDERATED       LEXINGTON
                                                     SECURITIES         INCOME        FEDERATED          AMERICAN         NATIONAL
                                                       FUND II          FUND II       UTILITY II        LEADERS II       RESOURCES
OPERATIONS
Dividend income                                     $     2,176      $     6,873      $     2,915      $     6,668      $        35
Mortality and expense and
    administrative charges                                 (317)          (1,017)            (194)            (461)             (14)
Net realized gain (loss) on
    investments                                             (32)          24,461                9           (6,933)              (3)
Net change in unrealized appreciation
    (depreciation) of investments                        (2,168)         (25,787)          (1,924)          (6,442)             (59)
                                                    -----------      -----------      -----------      -----------      -----------
Net increase (decrease) in net assets
    resulting from operations                       $      (341)     $     4,530      $       806      $    (7,168)     $       (41)
                                                    ===========      ===========      ===========      ===========      ===========
CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                     $      (341)     $     4,530      $       806      $    (7,168)     $       (41)
                                                    -----------      -----------      -----------      -----------      -----------
Capital transactions:
 Purchase of Variable Account units                      52,909          519,444           21,943        1,984,362            8,606
 Redemption of Variable Account units                    (4,432)        (871,714)          (5,372)      (2,036,247)            (383)
 Redemptions for mortality and expense
    and administrative charges                              317            1,017              194              461               14
                                                    -----------      -----------      -----------      -----------      -----------
Net increase (decrease) from capital
    transactions                                         48,794         (351,253)          16,765          (51,424)           8,237
                                                    ===========      ===========      ===========      ===========      ===========

Net increase (decrease) in net assets                    48,453         (346,723)          17,571          (58,592)           8,196

Net assets at beginning of year                          46,370          461,040           40,285           64,059               --
                                                    -----------      -----------      -----------      -----------      -----------

Net assets at end of year                           $    94,823      $   114,317      $    57,856      $     5,467      $     8,196
                                                    ===========      ===========      ===========      ===========      ===========



    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------



                                                         LEXINGTON           MFS             MFS             MFS          MONTGOMERY
                                                          EMERGING         EMERGING          HIGH           WORLD          EMERGING
                                                           MARKETS          GROWTH          INCOME        GOVERNMENT        MARKETS
OPERATIONS
Dividend income                                           $      40       $      --       $  35,219       $      --       $       5
Mortality and expense and
    administrative charges                                      (34)           (811)         (1,378)            (31)           (133)
Net realized gain (loss) on
    investments                                                  70          13,660          10,246               5           1,695
Net change in unrealized appreciation
    (depreciation) of investments                             7,192         136,499         (21,397)            (40)         15,373
                                                          ---------       ---------       ---------       ---------       ---------

Net increase (decrease) in net assets
    resulting from operations                             $   7,268       $ 149,348       $  22,690       $     (66)      $  16,940
                                                          =========       =========       =========       =========       =========

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                           $   7,268       $ 149,348       $  22,690       $     (66)      $  16,940
                                                          ---------       ---------       ---------       ---------       ---------

Capital transactions:
  Purchase of Variable Account units                             --         211,509         429,977          25,477          51,098
  Redemption of Variable Account units                         (247)        (66,446)       (799,852)         (1,050)        (26,932)
  Redemptions for mortality and expense
      and administrative charges                                 34             811           1,378              31             133
                                                          ---------       ---------       ---------       ---------       ---------

Net increase (decrease) from capital
    transactions                                               (213)        145,874        (368,497)         24,458          24,299
                                                          ---------       ---------       ---------       ---------       ---------

Net increase (decrease) in net assets                         7,055         295,222        (345,807)         24,392          41,239

Net assets at beginning of year                               5,862         127,960         532,907              --          15,961
                                                          ---------       ---------       ---------       ---------       ---------

Net assets at end of year                                 $  12,917       $ 423,182       $ 187,100       $  24,392       $  57,200
                                                          =========       =========       =========       =========       =========


                                                                                                           AMERICAN       AMERICAN
                                                                                           STRONG          CENTURY        CENTURY
                                                          MONTGOMERY       STRONG      INTERNATIONAL         VP          VP CAPITAL
                                                           GROWTH       DISCOVERY II         II            BALANCED     APPRECIATION
OPERATIONS
Dividend income                                           $   2,144       $   2,814       $     228       $   3,799       $      --
Mortality and expense and
    administrative charges                                     (785)            (72)           (306)           (176)            (45)
Net realized gain (loss) on
    investments                                               3,423          (1,603)         11,259            (316)             64
Net change in unrealized appreciation
    (depreciation) of investments                            16,500          (1,073)         42,311             894           8,758
                                                          ---------       ---------       ---------       ---------       ---------
Net increase (decrease) in net assets
    resulting from operations                             $  21,282       $      66       $  53,492       $   4,201       $   8,777
                                                          =========       =========       =========       =========       =========
CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                           $  21,282       $      66       $  53,492       $   4,201       $   8,777
                                                          ---------       ---------       ---------       ---------       ---------
Capital transactions:
  Purchase of Variable Account units                        140,335           6,293         293,472          61,723          23,499
  Redemption of Variable Account units                     (107,677)        (16,951)       (246,379)         (4,012)           (237)
  Redemptions for mortality and expense
      and administrative charges                                785              72             306             176              45
                                                          ---------       ---------       ---------       ---------       ---------
Net increase (decrease) from capital
    transactions                                             33,443         (10,586)         47,399          57,887          23,307
                                                          ---------       ---------       ---------       ---------       ---------

Net increase (decrease) in net assets                        54,725         (10,520)        100,891          62,088          32,084

Net assets at beginning of year                             102,446          21,711          64,517          25,092           6,565
                                                          ---------       ---------       ---------       ---------       ---------

Net assets at end of year                                 $ 157,171       $  11,191       $ 165,408       $  87,180       $  38,649
                                                          =========       =========       =========       =========       =========


    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


                                                                                                    NEUBERGER &
                                                                                                    BERMAN AMT         NEUBERGER &
                                                              VAN ECK             VAN ECK             LIMITED            BERMAN
                                                             WORLDWIDE              HARD              MATURITY             AMT
                                                             BOND FUND             ASSETS               BOND             PARTNERS
OPERATIONS
Dividend income                                            $         14        $         --        $      3,202        $      1,695
Mortality and expense and
    administrative charges                                          (43)                 --                (253)               (262)
Net realized gain (loss) on
    investments                                                     (50)                  1                (779)                356
Net change in unrealized appreciation
    (depreciation) of investments                                  (373)                 46              (1,575)                532
                                                           ------------        ------------        ------------        ------------

Net increase (decrease) in net assets
    resulting from operations                              $       (452)       $         47        $        595        $      2,321
                                                           ============        ============        ============        ============

CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                            $       (452)       $         47        $        595        $      2,321
                                                           ------------        ------------        ------------        ------------

Capital transactions:
  Purchase of Variable Account units                             28,940                 650                  --              64,440
  Redemption of Variable Account units                           (2,635)                (10)            (20,879)            (73,521)
  Redemptions for mortality and expense
   and administrative charges                                        43                  --                 253                 262
                                                           ------------        ------------        ------------        ------------

Net increase (decrease) from capital
   transactions                                                  26,348                 640             (20,626)             (8,819)
                                                           ------------        ------------        ------------        ------------

Net increase (decrease) in net assets                            25,896                 687             (20,031)             (6,498)

Net assets at beginning of year                                     250                  --              57,461              51,830
                                                           ------------        ------------        ------------        ------------

Net assets at end of year                                  $     26,146        $        687        $     37,430        $     45,332
                                                           ============        ============        ============        ============




                                                              INVESCO              INVESCO                               COMBINED
                                                              HEALTH &           INDUSTRIAL          INVESCO             VARIABLE
                                                              SCIENCES             INCOME           TECHNOLOGY            ACCOUNT
OPERATIONS
Dividend income                                            $         73        $        314        $         --        $  2,589,625
Mortality and expense and
    administrative charges                                         (521)               (123)             (1,338)           (697,900)
Net realized gain (loss) on
    investments                                                  14,076               1,746              66,122             689,537
Net change in unrealized appreciation
    (depreciation) of investments                                (5,677)                670             375,843           7,751,202
                                                           ------------        ------------        ------------        ------------
Net increase (decrease) in net assets
    resulting from operations                              $      7,951        $      2,607        $    440,627        $ 10,332,464
                                                           ============        ============        ============        ============
CHANGES IN NET ASSETS
Operations:
  Net increase (decrease) in net assets
      resulting from operations                            $      7,951        $      2,607        $    440,627        $ 10,332,464
                                                           ------------        ------------        ------------        ------------
Capital transactions:
  Purchase of Variable Account units                            107,819              12,383             904,844          32,296,487
  Redemption of Variable Account units                         (145,592)            (24,373)           (216,389)        (19,534,782)
  Redemptions for mortality and expense
   and administrative charges                                       521                 123               1,338             697,900
                                                           ------------        ------------        ------------        ------------
Net increase (decrease) from capital
   transactions                                                 (37,252)            (11,867)            689,793          13,459,605
                                                           ------------        ------------        ------------        ------------

Net increase (decrease) in net assets                           (29,301)             (9,260)          1,130,420          23,792,069

Net assets at beginning of year                                 125,083              23,452              31,324          43,381,035
                                                           ------------        ------------        ------------        ------------

Net assets at end of year                                  $     95,782        $     14,192        $  1,161,744        $ 67,173,104
                                                           ============        ============        ============        ============



    The accompanying notes are an integral part of the financial statements.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------

1.     GENERAL

       FIRST FORTIS LIFE INSURANCE COMPANY
       Variable Account A (the "Account") was established as a segregated asset account of First Fortis Life Insurance Company ("First Fortis") on October 1, 1993 under New York law and became operational July 1, 1996. The Account is registered under the Investment Company Act of 1940 as a unit investment trust. The variable annuity contracts are sold under the names of Opportunity Variable Annuity, Masters Variable Annuity and TD Waterhouse Variable Annuity.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The assets of the Account are segregated from First Fortis' other assets. The following is a summary of significant accounting policies consistently followed by the Account in the preparation of its financial statements.

       INVESTMENT TRANSACTIONS
       All assets of each Subaccount of the Account are invested in shares of the corresponding portfolios of Fortis Series Fund, Inc.; Alliance Variable Product; SAFECO Resource Series; Federated Insurance Series; Lexington Funds, Inc.; MFS Variable Insurance Trust; Montgomery Variable Funds; Strong Variable Annuity Funds; American Century Investments; Van Eck Worldwide Insurance Trust; Neuberger & Berman, Inc.; and INVESCO, Inc. (collectively known as "the Funds"). The shares are valued at the Funds' offering and redemption prices per share.

       Purchases and sales of shares of the Funds are recorded on the trade date. The cost of investments sold and redeemed is determined on the average cost method.

       Dividend income from the Funds are recorded on the ex-dividend date. All distributions from the Funds are reinvested upon receipt.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets at the date of the financial statements and the reported results of operations and changes in net assets during the reporting period. Actual results could differ from these estimates.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------

3.     INVESTMENTS

       There are 50 subaccounts within the Account (only 45 of which were active in 1999).

       The number of shares and aggregate cost of purchases, including reinvested dividends and realized capital gains, and aggregate cost of investments sold or redeemed for active subaccounts were as follows:



                                                                               YEAR ENDED DECEMBER 31, 2000
                                                         -----------------------------------------------------------------------
                                                                    SHARES
                                                         --------------------------              COST OF          COST OF SALES/
                                                         PURCHASED              SOLD            PURCHASES           REDEMPTION
       Fortis Series Fund, Inc.:
        Growth Stock                                        27,443               6,151         $ 1,354,788         $   236,304
        U.S. Government Securities                          68,246              24,711             699,271             262,415
        Money Market                                       109,958             120,724           1,243,525           1,353,299
        Asset Allocation                                    43,850              13,515             916,576             267,547
        Diversified Income                                  25,383              29,728             273,096             352,305
        Global Growth                                       28,443               6,493             911,409             149,248
        Aggressive Growth                                   62,529              11,736           2,175,498             249,359
        Growth & Income                                    100,568              53,320           2,042,150           1,053,988
        High Yield                                          40,758              53,437             345,567             556,446
        International Stock II                              22,706              25,039             371,071             348,866
        Multisector Bond                                    29,695               8,540             302,787              91,692
        International Stock                                 63,306              17,602             906,170             265,057
        Value                                               25,168              22,921             406,750             319,972
        S & P 500                                          183,191             164,442           4,050,712           3,454,110
        Blue Chip Stock                                     57,016              28,036           1,233,520             473,041
        Mid Cap Stock                                       42,213               6,556             470,037              66,253
        Large Cap Growth                                    65,619              27,258             939,314             348,296
        Small Cap Value                                     34,856              11,191             376,649             111,760
        Global Equity                                        4,444                   5              43,383                  44
        Investors Growth                                     5,218                  --              53,045                  --
        Blue Chip II                                        14,127                 234             144,306               2,424
        Capital Opportunities                                6,858                  --              67,142                  --
        American Leaders                                     3,454                  14              36,370                 146
       Alliance Variable Product:
        Money Market                                    10,106,867           8,993,004          10,245,040           8,993,004
        International                                       49,016              36,512             872,375             656,373
        Premier Growth                                      47,429              43,008           1,836,678           1,477,515
       SAFECO Resource Series:
        Growth                                               6,260               2,945             166,850              69,323
        Equity                                              22,434              18,156             656,137             532,959
       Federated Insurance Series:
        U.S. Government Securities Fund II                  18,805               4,724             207,908              50,242
        High Income Fund II                                 13,072               9,188             123,255              90,839
        Utility II                                           4,943                 829              69,603              11,524
       American Leaders II                                  23,277              16,347             470,443             330,533

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------


                                                                        YEAR ENDED DECEMBER 31, 2000
                                                      --------------------------------------------------------------------
                                                                SHARES
                                                      -----------------------             COST OF           COST OF SALES/
                                                      PURCHASED         SOLD             PURCHASES           REDEMPTION
       Lexington Funds, Inc.:
         Natural Resources                                28,612         27,973           $  376,541           $  367,357
         Emerging Markets                                  2,677          1,389               28,586               11,585
       MFS Variable Insurance Trust:
         Emerging Growth                                  15,336         14,675              579,653              432,994
         High Income                                       1,850          1,523               36,770               17,631
         World Government                                  6,559          2,472               66,041               24,525
       Montgomery Variable Funds:
         Emerging Markets                                 29,820         25,639              279,497              248,175
         Growth                                           26,778         22,206              495,240              395,543
       Strong Variable Annuity Funds:
         Discovery II                                     15,889         10,367              202,327              131,457
         International II                                 32,957         33,311              465,376              466,998
       American Century Investments:
         VP Balanced                                      22,593         18,416              173,991              138,833
         VP Capital Appreciation                          32,266         24,551              552,411              400,282
       Van Eck Worldwide Ins. Trust:
         Worldwide Bond Fund                               1,173          1,412               12,990               14,925
         Hard Assets                                       6,586          4,489               75,212               51,022
       Neuberger & Berman, Inc.:
         AMT Limited Maturity Bond                           337             34                6,853                  467
         AMT Partners                                      5,776          1,659               99,282               29,644
       INVESCO, Inc.:
         Health & Sciences                                36,795         19,713              701,772              346,574
         Industrial Income                                 3,632            187               83,784                3,713
         Technology                                       71,044         57,502            3,007,390            2,038,893



                                                                             YEAR ENDED DECEMBER 31, 1999
                                                      --------------------------------------------------------------------
                                                               SHARES
                                                      ------------------------             COST OF          COST OF SALES/
                                                       PURCHASED         SOLD             PURCHASES           REDEMPTION
       Fortis Series Fund, Inc.:
        Growth Stock                                     28,004          3,918           $  965,521           $  141,929
        U.S. Government Securities                       69,724         63,276              743,844              684,521
        Money Market                                    226,209        157,361            2,530,162            1,756,106
        Asset Allocation                                 42,609         24,377              909,763              476,216
        Diversified Income                               53,490         18,277              629,131              220,018
        Global Growth                                    12,145          9,843              307,395              202,823
        Aggressive Growth                                30,073         24,181              630,831              350,691
        Growth & Income                                 136,745         32,839            2,960,197              643,964
        High Yield                                       71,363         26,439              763,670              442,449
        International Stock II                           37,001          8,894              522,238              125,285
        Multisector Bond                                 21,872          6,395              238,674               72,524
        International Stock                              39,676         22,576              618,192              330,514
        Value                                            28,597         11,953              436,557              164,211
        S & P 500                                       303,284        100,341            5,838,606            1,891,726

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------


                                                                                      YEAR ENDED DECEMBER 31, 1999
                                                               --------------------------------------------------------------------
                                                                           SHARES
                                                               --------------------------            COST OF         COST OF SALES/
                                                               PURCHASED             SOLD           PURCHASES          REDEMPTION
      Fortis Series Fund, Inc. (continued)
        Blue Chip Stock                                          80,702             21,822         $1,612,398         $  358,300
        Mid Cap Stock                                            23,758              1,988            232,656             18,009
        Large Cap Growth                                        167,564             12,988          2,292,112            154,783
        Small Cap Value                                          49,317             10,708            500,026             67,668
      Alliance Variable Product:
        Money Market                                          6,413,592          4,183,954          6,471,005          5,565,770
        International                                               358              1,122              8,715             17,575
        Premier Growth                                           11,968             11,607            421,688            322,527
      SAFECO Resource Series:
        Growth                                                    2,275              2,064             45,558            165,573
        Equity                                                    5,117              4,141            189,236            138,211
      Federated Insurance Series:
        U.S. Government Securities Fund II                        5,034                419             55,085              4,463
        High Income Fund II                                      50,218             81,924            526,317            847,253
        Utility II                                                1,554                375             24,858              5,363
        American Leaders II                                      92,256             39,195          1,991,030          2,043,179
      Lexington Funds, Inc.:
        Natural Resources                                           683                 31              8,641                386
        Emerging Markets                                             --                 34                 40                179
      MFS Variable Insurance Trust:
        Emerging Growth                                           8,046              2,853            211,509             52,786
        High Income                                              35,963             67,645            465,196            789,606
        World Government                                          2,536                104             25,477              1,045
      Montgomery Variable Funds:
        Emerging Markets                                          5,974              3,130             51,103             25,237
        Growth                                                    8,030              6,262            142,479            104,254
      Strong Variable Annuity Funds:
        Discovery II                                                662              1,684              9,107             18,554
        International II                                         28,808             26,063            293,700            235,120
      American Century Investments:
        VP Balanced                                               8,208                557             65,522              4,328
        VP Capital Appreciation                                   1,900                 23             23,499                173
      Van Eck Worldwide Insurance Trust:
        Worldwide Bond Fund                                       2,668                243             28,954              2,685
        Hard Assets                                                  64                  1                650                  9
      Neuberger & Berman, Inc.:
        AMT Limited Maturity Bond                                    --                577              3,202             21,658
        AMT Partners                                              3,302                290             66,135             73,164
      INVESCO, Inc.:
        Health & Sciences                                         7,513              9,720            107,892            131,516
        Industrial Income                                           611              1,211             12,697             22,627
        Technology                                               35,548              6,444            904,850            150,267

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------


4.     ACCOUNT CHARGES

       ADMINISTRATION CHARGE
       A $30 annual contract administrative charge is deducted each contract year from the value of each Opportunity Variable Annuity on each anniversary of the contract date and upon surrender of the contract. This charge will be waived during the accumulation period if the contract value at the end of the contract year (or upon total surrender) is $25,000 or more.

       In addition, First Fortis assesses each subaccount of the Opportunity Variable Annuity and Masters Variable Annuity a daily charge for administrative expense at annual rate of 0.10% of the net assets.

       MORTALITY AND EXPENSE RISK CHARGE
       First Fortis assesses each subaccount of the Opportunity Variable Annuity and Masters Variable Annuity a daily charge for mortality and expense risk at an annual rate of 1.25% of the net assets. For the TD Waterhouse Variable Annuity, the mortality and expense risk charge is assessed at an annual rate of 0.45%.


5.     SURRENDER AND PREMIUM TAX CHARGES

       AMOUNT OF SURRENDER CHARGE
       Surrender charges apply only if the amount being withdrawn exceeds the sum of the amounts listed above under Free Surrenders. The surrender charge is based on a percentage of the amount of purchase payments surrendered. The percentage of payments is set at 5% during the first five years on the Opportunity Variable Annuity contracts with a sliding scale down to zero by the end of the fifth year, and is set at 7% during the first seven years of the Masters Variable Annuity contracts, with a sliding scale down to zero by the end of the seventh year.

       FREE SURRENDERS
       The following amounts can be withdrawn from the contract without a surrender charge:

       -  For TD Waterhouse Variable Annuity, there is no surrender charge.

       - Any purchase payments received more than five years prior to the surrender date for Opportunity Variable Annuity and seven years for Masters Variable Annuity and have not been previously surrendered.

       - In any contract year, up to 10% of the purchase payments received less than five years prior to the surrender date for Opportunity Variable Annuity and seven years prior to the surrender date for Masters Variable Annuity.

       - For Masters Variable Annuity, any earnings that have not been previously surrendered.

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------


       PREMIUM TAXES
       Where premium taxes or similar assessments are imposed by states or other jurisdiction upon receipt of purchase payments, First Fortis pays such taxes on behalf of the contract owner and will deduct a charge for these amounts from the contract value upon surrender, death of the annuitant or contract owner, or annuitization of the contract. In jurisdictions where premium taxes or similar assessments are imposed at the time annuity payments begin, First Fortis will deduct a charge on a pro rata basis from the contract value at that time.

       Redemptions are reported prior to the deduction of surrender and premium tax charges which are paid directly to First Fortis. The surrender and premium tax charges collected by First Fortis were $120,622 and $191,947 in 2000 and 1999, respectively.


6.     FEDERAL INCOME TAXES

       The operations of the Account form part of, and are taxed with, the operations of First Fortis, which is taxed as a life insurance company under the Internal Revenue Code. As a result, the net asset values of the subaccounts are not affected by income taxes on income distributions received by the subaccounts.


7.     RELATED PARTY TRANSACTIONS

       Fortis Advisers, Inc. ("Fortis Advisers"), an affiliate of First Fortis, provides investment management services to Fortis Series Fund, Inc. in exchange for investment advisory and management fees. Investment advisory and management fees are based on each portfolio's daily net assets and decrease through reduced percentages as average daily net assets increase. The fees represent an investment expense to Fortis Series Fund, Inc. which reduces the portfolios' net assets. The fees charged by Fortis Advisers are not available on an individual variable account basis. Fees for all variable accounts to which Fortis Advisers provided investment management services amounted to $28,398,906 and $21,779,394 in 2000 and 1999, respectively.


8.     SUBSEQUENT EVENT

       On April 1, 2001, Fortis, Inc. completed the sale (the "Sale") of its Fortis Financial Group division (the "Division") to The Hartford Financial Services Group ("The Hartford"). The Division includes, among other blocks of business, certain individual life insurance policies (including variable universal life insurance policies) and all annuity contracts (collectively, the "Insurance Contracts") written by Fortis Benefits Insurance Company (the "Company"). Certain of the Insurance Contracts permit investment in, among other investment options, various series of the Fortis Series Fund (the "Fund").

FIRST FORTIS LIFE INSURANCE COMPANY VARIABLE ACCOUNT A
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------


       To effect the Sale as it relates to the Company, Hartford Life Insurance Company, an indirect wholly-owned subsidiary of The Hartford, reinsured the Insurance Contracts on a 100% coinsurance basis and agreed to administer the Insurance Contracts going forward. Also as part of the Sale, Hartford Life and Accidence Insurance Company purchased 100% of the outstanding stock of Fortis Advisers, Inc. ("Fortis Advisers"), which is the investment adviser for the Fund. The Sale also included 100% of the outstanding stock of Fortis Investors, Inc., which is a wholly-owned subsidiary of Fortis Advisers and acts as principal distributor for the Fund. Fortis and the Company received in connection with the Sale aggregate cash consideration of approximately $1.15 billion from The Hartford and its affiliates.

APPENDIX A

PERFORMANCE INFORMATION

In advertising and other sales material for the Certificates, yield and total return information for the Subaccounts of the Variable Account may be included. The information below provides investment results for the indicated Subaccounts of the Variable Account. The results shown in this section are not an estimate or guarantee of future investment performance, and do not represent the actual experience of amounts invested by a particular Participant.

YIELD CALCULATIONS

Yield information for the Alliance Money Market Subaccount will be based on the seven days ended on a specified date. It will be computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account (after the deduction of all asset based charges) having a balance of one Accumulation Unit at the beginning of the period and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by (365/7), with the resulting yield figure carried to the nearest hundredth of one percent. The seven day yield for the Alliance Money Market Subaccount as of December 31, 2000 was 4.44%.

An effective yield may also be quoted for the Alliance Money Market Subaccount. Effective yield is calculated by compounding the current yield as follows:

Effective Yield =     [(Base Period Return + 1) 365/7  ]  - 1

The seven day effective yield for the Alliance Money Market Subaccount as of December 31, 2000 was 4.55%.

Yield information for the other Subaccounts will be based on the thirty days ended on a specified date and carried to the nearest hundredth of a percent, according to the following formula:

                                   A - B     6
                               2 [(----- + 1) - 1]
                                     CD
Where:
A = net investment income earned during the period by the Portfolio whose shares are owned by the Subaccount,

B = expenses accrued for the period,

C = the average daily number of Accumulation Units outstanding during the period, and

D = the offering price per Accumulation Unit at the end of the last day of the period.

The following table sets figures for the thirty days ended December 31, 2000.


             Subaccount                                          Yield
             ----------                                          -----
      Federated High Yield Bond .................................4.47%
      Federated U.S. Government Securities.......................2.61%
      MFS High Income ...........................................5.23%
      MFS World Governments......................................2.06%
      Van Eck Worldwide Bond ....................................7.72%

TOTAL RETURN CALCULATIONS

Total return information will be given for the one-year and five-year periods ended on a specified date, provided that, if the registration statement has been effective for a Subaccount only during a shorter period, then such shorter period will be used.

AVERAGE ANNUAL TOTAL RETURN

Total average annual compounded rates of return for each period will be computed to the nearest one hundredth of a percent, according to the following formula:

                  P(1 + T)n = CSV

WHERE:            P = a hypothetical initial purchase payment of $1,000,

                  T = average annual total return,

                  n = number of years, and

                  CSV = end of period Cash Surrender Value of hypothetical $1,000 purchase payment made at the beginning of the period, assuming deduction of a proportionate amount of the annual administrative charge (based on average Contract size).

The following table show total average annual rates of return for the periods indicated:


                          Subaccount                               One Year Period     Commencement to
                                                                     Ended Dec 31,       Dec 31, 2000
                                                                         2000
---------------------------------------------------------------- -------------------------------------
Alliance International Portfolio                                        -20.28%               6.36%
Alliance Premier Growth Portfolio                                       -16.90%              20.82%
American Century VP Balanced Fund                                        -3.11%               9.25%
American Century VP Capital Appreciation Fund                             8.57%               9.59%
Federated High Income Bond Fund II                                       -9.44%               3.30%
Federated Utility II                                                     -9.29%               7.26%
Federated American Leaders II                                             2.01%              13.99%
Federated U.S. Gov't Securities II                                       10.49%               6.37%
INVESCO Industrial Income Portfolio                                       4.21%              14.79%
INVESCO Health Sciences Portfolio                                        29.95%              22.78%
INVESCO Technology Portfolio                                            -23.76%              32.57%
Lexington Natural Resources Trust                                        17.84%               6.72%
Lexington Emerging Markets Fund                                         -40.70%              -4.45%
MFS Emerging Growth Series                                              -19.84%              33.92%
MFS High Income Series                                                   -7.09%               3.91%
MFS World Governments Series                                              4.39%               2.24%
Montgomery Emerging Markets Fund                                        -28.87%              -5.32%
Montgomery Growth Fund                                                   -9.32%              12.86%



Neuberger & Berman Limited Maturity Bond Portfolio                        6.30%               4.41%
Neuberger & Berman Partners Portfolio                                     0.33%               9.34%
SAFECO Equity Portfolio                                                  -8.91%               9.71%
SAFECO Growth Portfolio                                                  -8.91%              10.40%
Strong Discovery Fund II                                                  3.92%               5.40%
Strong International Stock Fund II                                      -39.80%              -0.76%
Van Eck Worldwide Bond Fund                                               1.36%               1.87%
Van Eck Worldwide Hard Assets Fund                                       10.89%              -2.14%


CUMULATIVE TOTAL RETURN

Total cumulative rates of return for each period will be computed to the nearest one hundredth of a percent, according to the following formula:

                           CTR = (CSV - P) 100
                                  -------
                                   P

Where: P = a hypothetical initial purchase payment of $1,000, CTR = cumulative total return, and CSV = end of period Cash Surrender Value of hypothetical $1,000 purchase payment made at the beginning of the period, assuming deduction of a proportional amount of the annual administrative charge (based on average Contract size).

The following table shows cumulative total rates of return for the periods indicated:

CUMULATIVE TOTAL RETURN


                          Subaccount                               One Year Period      Commencement to
                                                                  Ended Dec 31, 2000     Dec 31, 2000
---------------------------------------------------------------- -----------------------------------------
Alliance International Portfolio                                        -20.28%              35.44%
Alliance Premier Growth Portfolio                                       -16.90%             153.57%
American Century VP Balanced Fund                                        -3.11%              54.56%
American Century VP Capital Appreciation Fund                             8.57%              56.91%
Federated High Income Bond Fund II                                       -9.44%              17.33%
Federated Utility II                                                     -9.29%              41.15%
Federated American Leaders II                                             2.01%              90.46%
Federated U.S. Gov't Securities II                                       10.49%              25.43%
INVESCO Industrial Income Portfolio                                       4.21%              65.92%
INVESCO Health Sciences Portfolio                                        29.95%             112.36%
INVESCO Technology Portfolio                                            -23.76%             181.44%
Lexington Natural Resources Trust                                        17.84%              37.68%
Lexington Emerging Markets Fund                                         -40.70%             -20.07%
MFS Emerging Growth Series                                              -19.84%             159.12%
MFS High Income Series                                                   -7.09%              20.77%
MFS World Governments Series                                              4.39%              11.54%


Montgomery Emerging Markets Fund                                        -28.87%             -23.60%
Montgomery Growth Fund                                                   -9.32%              81.36%
Neuberger & Berman Limited Maturity Bond Portfolio                        6.30%              17.18%
Neuberger & Berman Partners Portfolio                                     0.33%              38.80%
SAFECO Equity Portfolio                                                  -8.91%              45.96%
SAFECO Growth Portfolio                                                  -8.91%              49.72%
Strong Discovery Fund II                                                  3.92%              29.54%
Strong International Stock Fund II                                      -39.80%              -3.76%
Van Eck Worldwide Bond Fund                                               1.36%               9.54%
Van Eck Worldwide Hard Assets Fund                                       10.89%             -10.09%


Yield figures do not reflect any surrender charge, and yield and total return figures do not reflect any premium tax charge. Yield and total return figures do reflect the reimbursement of certain Fortis Series expenses. Current Fixed Account effective annual rates of interest may also be quoted in advertising and other sales materials, and these rates do not reflect any deductions or charges.

First Fortis may advertise its relative performance as compiled by outside organizations. Following is a list of ratings services which may be referred to in advertisements, along with the category in which the applicable subaccount is included:


Portfolio Name                              Rating Service                              Category
--------------                              --------------                              --------
Alliance Money Market                       Morningstar Publications, Inc.
Subaccount                                  Lipper Analytical Services, Inc.

Alliance International                      Morningstar Publications, Inc.              International
Subaccount                                  Lipper Analytical Services, Inc.            International

Alliance Premier Growth                     Morningstar Publications, Inc.              Growth
Subaccount                                  Lipper Analytical Services, Inc.            Growth

Federated High Yield Bond                   Morningstar Publications, Inc.              High Yield Bond
Subaccount                                  Lipper Analytical Services, Inc.

Federated Utility                           Morningstar Publications, Inc.              Specialty Fund
Subaccount                                  Lipper Analytical Services, Inc.

Federated American Leaders                  Morningstar Publications, Inc.              Growth & Income
Subaccount                                  Lipper Analytical Services, Inc.

Lexington Natural Resources                 Morningstar Publications, Inc.              Specialty Fund
Subaccount                                  Lipper Analytical Services, Inc.

Lexington Emerging Markets                  Morningstar Publications, Inc.              International Stock
Subaccount                                  Lipper Analytical Services, Inc.

MFS Emerging Growth                         Morningstar Publications, Inc.              Aggressive Growth
Subaccount                                  Lipper Analytical Services, Inc.            Mid Cap Funds


MFS High Income                             Morningstar Publications, Inc.              High Yield Bonds
Subaccount                                  Lipper Analytical Services, Inc.            Mid Cap Funds

MFS Global Government                       Morningstar Publications, Inc.              International Bonds
Subaccount                                  Lipper Analytical Services, Inc.

Montgomery Emerging Markets                 Morningstar Publications, Inc.              Diversified Emerging Markets
Subaccount                                  Lipper Analytical Services, Inc.            Emerging Markets Funds

Montgomery Growth                           Morningstar Publications, Inc.              Growth
Subaccount                                  Lipper Analytical Services, Inc.            Growth

Strong Discovery                            Morningstar Publications, Inc.              Aggressive Growth
Subaccount                                  Lipper Analytical Services, Inc.            Capital Appreciation Fund

Strong Government Securities                Morningstar Publications, Inc.              Government Bond-General
Subaccount                                  Lipper Analytical Services, Inc.

Strong Advantage                            Morningstar Publications, Inc.              Corporate Bond - General
Subaccount                                  Lipper Analytical Services, Inc.

Strong International Stock                  Morningstar Publications, Inc.              Foreign Stock
Subaccount                                  Lipper Analytical Services, Inc.            International Fund

TCI Balanced                                Morningstar Publications, Inc.              Balanced
Subaccount                                  Lipper Analytical Services, Inc.

TCI Growth                                  Morningstar Publications, Inc.              Growth
Subaccount                                  Lipper Analytical Services, Inc.

Van Eck Worldwide Bond                      Morningstar Publications, Inc.              International Bond
Subaccount                                  Lipper Analytical Services, Inc.

Van Eck Gold and Natural                    Morningstar Publications, Inc.              Specialty Fund
Resources Subaccount                        Lipper Analytical Services, Inc.            Gold Oriented Fund

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

                                             Amount
                                             ------
     Securities and Exchange Commission
          registration fee                   $ -0-
     Printing and engraving                  $1,500.00
     Accounting fees and expenses            $1,500.00
     Legal fees and expenses                 $3,000.00

Item 15.  Indemnification of Directors and Officers

     First Fortis' By-Laws provide for indemnity and payment of expenses of First Fortis' officers and directors in connection with certain legal proceedings, judgments, and settlements arising by reason of their service as such, all to the extent and in the manner permitted by law. Applicable New York law generally permits payment of such indemnification and expenses if the person seeking indemnification has acted in good faith and for a purpose that he reasonably believed to be in, or not opposed to, the best interests of the Company, and, in a criminal proceeding, if the person seeking indemnification also has no reasonable cause to believe his conduct was unlawful. No indemnification is further permitted to an individual if there has been an adjudication, and a judgement rendered adverse to the individual seeking indemnification, finding that the acts were committed in bad faith, as the result of active and deliberate dishonesty, or that there was personal gain, financial profit, or other advantage which he or she was not otherwise legally entitled.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provision described in response to
Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



Item 16.  Exhibits and Financial Statement Schedule

     a.  Exhibits

     1. Form of Principal Underwriter and Servicing Agreement -- filed as an exhibit to Registration Statement No. 33-71686 on Form N-4 filed April 11, 1994 and incorporated by reference.

     2.   None.

     3. (a) Charter of First Fortis Life Insurance Company (Incorporated by reference from Form 10-K405, File No. 33-71690, of registrant filed March 29, 1996).

          (b) By-laws of First Fortis Life Insurance Company (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed on November 15, 1993);

     4. (a) Form of Combination Fixed and Variable Annuity Contract (Incorporated by Reference from Form N-4 Registration Statement, File No. 333-20343, of Registrant and its Separate Account A, filed May 9,
          1997);

          (b) Form of Application to be used in connection with Contract (Incorporated by Reference from Form N-4 Registration Statement, File No. 333-20343, of Registrant and its Separate Account A, filed May 9,
          1997);

          (c) Form of IRA Endorsement (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed April 27, 1995);

          (d) Form of Section 403(b) Annuity Endorsement (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed April 27, 1995);

          (e) Form of Automatic Portfolio Rebalancing Endorsement (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed April 27, 1995);

          (f) Form of Systematic Withdrawal Option Endorsement (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed April 27, 1995);

          (g) Form of Systematic Transfer Endorsement (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed April 27, 1995);



     5. Opinion and consent of David A. Peterson, Esq., Corporate Counsel of Fortis Benefits Insurance Company, as to the legality of the securities being registered (filed as a part of this Form S-1 registration statement filed on January 24, 1997).

     10. Administrative Service Agreement (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed on November 15, 1993).


     24. Consent of PricewaterhouseCoopers LLP and Ernst & Young LLP -- filed herewith.



     25. (a) Power of Attorney for Madame Gharib. (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed on November 15, 1993).


          (b) Power of Attorney for Messrs. Gardner, Nelson and Galston. (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed on April 12, 1994.)

          (c) Power of Attorney for Messr. Kopperud (Incorporated by reference from Form N-4 Registration Statement, File No. 33-71686, of registrant and its Separate Account A filed April 27, 1995.)

     28.  (b) Financial statement schedules.

          None.

Item 17.  Undertakings

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.



     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


As required by the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf in the Town of Salina, County of Onondaga, State of New York on this 17th day of April 2001.


                    FIRST FORTIS LIFE INSURANCE COMPANY

                    By:   /s/ Robert B. Pollack
                       -------------------------------------
                       Robert B. Pollack
                       President & Chief Executive Officer
                         (Principal Executive Officer)


As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on April 17, 2001.




SIGNATURE                          TITLE WITH FIRST FORTIS
---------                          -----------------------
/s/ Robert B. Pollack              President, Chief Executive
------------------------           Chairman of the Board
 Robert B. Pollack                 (Principal Executive Officer)

/s/ Terry J. Kryshak               Sr. Vice President and Chief
------------------------           Administrative Officer and
 Terry J. Kryshak                  Director

/s/ Larry M. Cains                 Treasurer and Director
------------------------           (Principal Financial Officer)
 Larry M. Cains

/s/ Barbara R. Hege                Assistant Treasurer and
------------------------           Director of Accounting
 Barbara R. Hege                   (Principal Accounting Officer)

*                                  Director
------------------------
 Allen R. Freedman

*                                  Director
------------------------
 Dale Edward Gardner

*                                  Director
------------------------
 Kenneth Warwick Nelson

/s/ Esther L. Nelson               Director
------------------------
Esther L. Nelson

*                                  Director
------------------------
Clarence Elkus Galston


*By /s/ Terry J. Kryshak
    --------------------
      Terry J. Kryshak
      Attorney-in-fact

                                  EXHIBIT INDEX




Item
Number    Description
------    -----------



24.       Consent of PricewaterhouseCoopers LLP



24.1      Consent of Ernst & Young LLP